UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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Filed by a party other than the Registrant  ☐

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☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PERFICIENT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 to the preliminary proxy statement on Schedule 14A, filed by Perficient, Inc. on June 13, 2024, is being filed solely for the purpose of including the form of proxy card of Perficient, Inc. No additional changes have been made.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JUNE 13, 2024

Dear Stockholders:

You are cordially invited to attend and participate in a special meeting of stockholders of Perficient, Inc., a Delaware corporation (“Perficient” or the “Company”), which will be held virtually on [•], 2024 at [•] Central time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend and participate in the Special Meeting and examine the list of stockholders entitled to vote at the Special Meeting during the Special Meeting by visiting [•] and using the unique 16-digit voting control number included in your proxy materials. You will not be able to attend or participate in the Special Meeting physically in person. For purposes of attendance at and participation in the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of May 5, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Plano HoldCo, Inc., a Delaware corporation (“Parent”), and Plano BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) on the terms and conditions set forth in the Merger Agreement. Parent and Merger Sub are affiliates of funds managed by affiliates of BPEA Private Equity Fund VIII (“EQT Asia”).

If the Merger is completed, you will be entitled to receive $76.00 in cash, without interest thereon and net of any applicable withholding taxes (the “Merger Consideration”), for each share of common stock, par value $0.001 per share, of the Company (referred to as “Company common stock” or “Perficient common stock”) that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you seek and perfect your statutory appraisal rights under Delaware law.

The board of directors of the Company (the “Board,” the “Perficient Board” or the “Company Board”) unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the DGCL, and the other transaction documents contemplated by the Merger Agreement (the “Transaction Documents”), upon the terms and subject to the conditions set forth therein; (b) approved the execution and delivery of the Merger Agreement and the other Transaction Documents by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth therein; and (c) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Perficient Board unanimously recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.

The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the proxy statement and a brief summary of the Merger Agreement can be found in the section titled “The Merger Agreement” in the accompanying proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.

Your vote is important, regardless of the number of shares of Perficient common stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by the holders of a majority of the outstanding shares of Perficient common stock entitled to vote at the Special Meeting. If you are a record holder of shares of Perficient common stock, whether or not you plan to attend or participate in the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote by proxy via the Internet at [•], by telephone at [•], or by completing, signing, dating and returning the enclosed proxy card by mail in the prepaid reply envelope. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. If you are a record holder of shares of Perficient common stock and you attend or participate in the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If your shares of Perficient common stock are held in an account at by bank, broker or other nominee, then you are a beneficial owner of shares of Perficient common stock held in “street name,” and you must instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you have any questions or need assistance voting your shares, please contact Perficient’s proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Stockholders Call Toll-Free: 800-662-5200

Banks, Brokers and Other Nominees Call Collect: 203-658-9400

E-mail: PRFT@investor.morrowsodali.com

On behalf of the Perficient Board, I thank you for your ongoing support and appreciate your consideration of these matters.

Very truly yours,

Thomas J. Hogan

Chief Executive Officer

The accompanying proxy statement is dated [•], 2024 and the form of proxy is first being mailed to holders of Perficient common stock on or about [•], 2024.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the other Transaction Documents or passed upon the adequacy or accuracy of the disclosure in this document and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JUNE 13, 2024

555 MARYVILLE UNIVERSITY DRIVE SUITE 600

63141, ST. LOUIS

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at [●] Central Time, on [●], 2024

To the stockholders of Perficient, Inc.:

Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Perficient. Inc., a Delaware corporation (the “Company” or “Perficient”), will be held virtually on [●], 2024, at [●] Central time, for the following purposes:

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To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 5, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Perficient, Plano HoldCo, Inc., a Delaware corporation (“Parent”), and Plano BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Perficient, with Perficient continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) (the “Merger Proposal”);

	To consider and vote on a proposal to approve, on an advisory, non-binding basis, the compensation that will or may be paid or may become payable to Perficient’s named executive officers in connection with the Merger (the “Compensation Proposal”); and	To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The proxy statement accompanying this notice provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the proxy statement accompanying this notice and a summary of the Merger Agreement can be found in the section titled “The Merger Agreement” in the proxy statement accompanying this notice, and the full text of such Merger Agreement and such summary are incorporated by reference into this notice. We encourage you to read the proxy statement accompanying this notice (including the summary of the Merger Agreement set forth therein), the accompanying annexes and any documents incorporated by reference in the proxy statement accompanying this notice carefully and in their entirety.

Only holders of shares of common stock, par value $0.001 per share of the Company (“Company common stock” or “Perficient common stock”), as of the close of business on [●], 2024, are entitled to notice of, and to vote at, the Special Meeting.

All stockholders are cordially invited to attend and participate in the Special Meeting. Perficient is pleased to conduct the Special Meeting solely online via the Internet via webcast and online stockholder tools. Stockholders will be able to attend and participate in the Special Meeting by visiting [●] and by using the unique 16-digit voting control number included in their proxy materials. You will not be able to attend or participate in the Special Meeting physically in person. For purposes of attendance at or participation in the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending or participating in the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at [●].

The Board of Directors of Perficient recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the advisory, non-binding Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

Under Delaware law, Perficient stockholders or beneficial owners who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Perficient common stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if such stockholder or beneficial owner, as applicable, submits a written demand for appraisal prior to the vote on the Merger Agreement and complies with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in the section of the accompanying proxy statement titled “Appraisal Rights.” A copy of Section 262, of the General Corporation Law of the State of Delaware, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

If you are a record holder of shares of Perficient common stock, whether or not you plan to attend or participate in the Special Meeting, to ensure your representation at the Special Meeting, we urge you to vote by proxy via the Internet at [•], by telephone at [•], or by completing, signing, dating and returning the enclosed proxy card by mail in the prepaid reply envelope. To vote by internet or telephone, you will need your unique16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. If you are a record holder of shares of Perficient common stock and you attend or participate in the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone, and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If your shares of Perficient common stock are held in an account by a bank, broker or other nominee, then you are a beneficial owner of shares of Perficient common stock held in “street name,” and you must instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal, “FOR” the non-binding, advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

By order of the Board of Directors

Cameron Walbert

General Counsel and Corporate Secretary

St. Louis, Missouri

June [•], 2024

YOUR VOTE IS IMPORTANT

If you are a record holder of shares of Perficient common stock, whether or not you plan to attend or participate in the Special Meeting virtually, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy at any time before it is exercised at the Special Meeting and voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you fail to (a) return your proxy card, (b) grant your proxy electronically over the Internet or by telephone or (c) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other proposals.

If your shares of Perficient common stock are held in an account by a bank, broker or other nominee, then you are a beneficial owner of shares of Perficient common stock held in “street name,” and you must instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. In order to vote electronically at the Special Meeting, you will need your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you fail to instruct your bank, broker or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other proposals.

You should carefully read and consider the entire proxy statement and the accompanying annexes, including the Merger Agreement attached as Annex A, along with all of the documents incorporated by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Please contact Perficient’s Proxy Solicitor if you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement or the Special Meeting or the accompanying proxy statement; would like additional copies of the accompanying proxy statement; or need help submitting a proxy to have your shares of Perficient common stock voted:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Stockholders Call Toll-Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

E-mail: PRFT@investor.morrowsodali.com

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SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”

In this proxy statement: (1) the terms “we,” “us,” “our,” the “Company” and “Perficient” refer to Perficient, Inc.; (2) the term “Parent” refers to Plano Holdco, Inc.; (3) the term “Merger Sub” refers to Plano Bidco, Inc.; (4) the term “EQT” refers to EQT AB; (5) the term “EQT Asia” refers to BPEA Private Equity Fund VIII; (6) the term “GIC” refers to GIC Pte. Ltd.; (7) the term “GIC Investor” refers to Wallbrook Pte. Ltd.; (8) the term “Platinum Investor” refers to Platinum Eagle C 2018 RSC Limited; (9) the term “Guarantors” refers to, collectively, BPEA Private Equity Fund VIII, L.P., BPEA Private Equity Fund VIII, SCSp, the GIC Investor and the Platinum Investor; (10) the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of May 5, 2024, by and among the Company, Parent and Merger Sub, as the same may be amended, supplemented or otherwise modified from time to time; (11) the term “Merger” refers to the merger of Merger Sub with and into Perficient, with Perficient continuing as the surviving corporation and as a wholly owned subsidiary of Parent as described in the Merger Agreement; (12) the term “Perficient common stock” refers to the common stock, par value $0.001 per share, of the Company; and (13) the term “Special Meeting” refers to the special meeting of Perficient stockholders described in this proxy statement, including any adjournments or postponements thereof.

The Parties

Perficient, Inc.

Perficient is a leading global digital consultancy with thousands of skilled strategists and technologists in the U.S., Latin America, India, and Europe. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed.

Perficient is a Delaware corporation incorporated in 1999. Shares of Perficient common stock are listed on Nasdaq Global Select Market (“Nasdaq”) under the symbol “PRFT.” Our principal executive office is located at 555 Maryville University Dr., Suite 600, St. Louis, Missouri 63141, our telephone number is (314) 930-2900, and our Internet address is http://www.perficient.com. Information on Perficient’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Perficient is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

Plano HoldCo, Inc.

Parent was formed on April 19, 2024 by investment funds managed by affiliates of EQT Asia solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, Perficient will be a wholly owned subsidiary of Parent.

Plano BidCo, Inc.

Merger Sub is a wholly owned subsidiary of Parent and was formed on April 19, 2024 by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Upon completion of the Merger, Merger Sub will cease to exist.

Parent and Merger Sub are affiliates of investment funds managed by affiliates of EQT Asia. EQT, an affiliate of Parent, is a purpose-driven global leading investment organization with EUR 242 billion in total assets under management (EUR 132 billion in fee-generating assets under management), within two business segments — Private Capital and Real Assets. EQT owns portfolio companies and assets in Europe, Asia-Pacific and the Americas and supports them in achieving sustainable growth, operational excellence and market leadership. At the Effective Time (as defined in the section of this proxy statement titled “The Merger”), the surviving corporation will be indirectly majority owned by investment funds managed by affiliates of EQT Asia.

The Merger

The Company, Parent and Merger Sub entered into the Merger Agreement on May 5, 2024. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to Perficient as it will exist after the completion of the Merger as the “surviving corporation.”

At the Effective Time, and without any action by any stockholder, each share of Perficient common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Perficient common stock held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Merger Sub) immediately prior to the Effective Time or as to which record holders or beneficial owners thereof have properly exercised their statutory rights of appraisal in accordance with the requirements of Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $76.00 without interest thereon, and net of any applicable withholding taxes (the “Merger”).

The Special Meeting

Date, Time and Place

The Special Meeting will be held virtually on [•], 2024, at [•] Central time. At the Special Meeting, holders of Perficient common stock will be asked to, among other things, vote for the adoption of the Merger Agreement. All stockholders are cordially invited to attend and participate in the Special Meeting. Perficient is conducting the Special Meeting solely online via the Internet via webcast and online stockholder tools. Stockholders will be able to attend and participate in the Special Meeting by visiting [●] and by using the unique 16-digit voting control number included in their proxy materials. You will not be able to attend or participate in the Special Meeting physically in person. For purposes of attendance at or participation in the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Record Date and Stockholders Entitled to Vote

Only holders of Perficient common stock of record as of the close of business on [•], 2024, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Perficient common stock they held on the record date at the Special Meeting. As of the close of business on the record date, [•] shares of Perficient common stock were issued and outstanding and entitled to vote at the Special Meeting.

Quorum

The representation in person or by proxy of at least a majority of the outstanding shares of Perficient common stock entitled to vote at the Special Meeting, or [•] shares of Perficient common stock, is necessary to constitute a quorum for the transaction of business.

Vote Required

On each of the proposals presented at the Special Meeting, each holder of Perficient common stock is entitled to one vote for each share of Perficient common stock held by such stockholder on the record date. The adoption of the Merger Agreement by the holders of Perficient common stock requires the affirmative vote of the holders of a majority of the outstanding shares of Perficient common stock entitled to vote at the Special Meeting as of the close of business on the record date. Assuming a quorum is present, the approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast of shares of Perficient common stock, in person or represented by proxy, excluding abstentions, at the Special Meeting. The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast of shares of Perficient common stock, in person or represented by proxy, excluding abstentions, at the Special Meeting, even if a quorum is not present at the Special Meeting. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.

Reasons for the Merger; Recommendation of the Perficient Board

The Company Board has reviewed and considered the Merger after consultation with certain members of the Company’s senior management and representatives of each of the Company’s financial and legal advisors. After considering its fiduciary duties under applicable law, the Board has unanimously (i) determined that it was in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger and the other Transaction Documents; (ii) approved the execution and delivery of the Merger Agreement and the other Transaction Documents by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) recommended that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof. Accordingly, the Perficient Board unanimously recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the advisory, non-binding Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

For a discussion of the material factors that the Perficient Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Perficient Board.”

Opinion of BofA Securities

In connection with the Merger, BofA Securities, Inc. (“BofA Securities”), Perficient’s financial advisor, delivered to the Perficient Board a written opinion, dated May 5, 2024, that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Perficient common stock (other than holders of shares of Owned Company Shares, Dissenting Company Shares and Company Restricted Shares (each as defined in the Merger Agreement and, together, the “Excluded Shares”) was fair, from a financial point of view, to such holders. The full text of the written opinion, dated May 5, 2024, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Perficient Board (in its capacity as such) for the benefit and use of the Perficient Board in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise, and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Perficient or in which Perficient might engage or as to the underlying business decision of Perficient to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.

For more information, see the section of this proxy statement titled “The Merger — Opinion of BofA Securities” and Annex B to this proxy statement.

Opinion of Wells Fargo

Perficient retained Wells Fargo as financial advisor to the Perficient Board in connection with the Merger. Perficient selected Wells Fargo to act as Perficient’s financial advisor in connection with the Merger on the basis of, among other things, Wells Fargo’s familiarity with the Company and its knowledge and experience in the Company’s industry and public company transactions. At the meeting of the Perficient Board on May 5, 2024, Wells Fargo rendered its oral opinion to the Perficient Board that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Perficient common stock (other than Excluded Shares) in the Merger was fair, from a financial point of view, to holders of Perficient common stock (other than Excluded Shares). Wells Fargo subsequently confirmed this oral opinion by delivering its written opinion to the Perficient Board, dated May 5, 2024. The full text of the written opinion of Wells Fargo, dated May 5, 2024, which sets forth the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Wells Fargo in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference.

Stockholders of Perficient are urged to read the opinion in its entirety. Wells Fargo’s written opinion was addressed to the Perficient Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the fairness, from a financial point of view, to the holders of Perficient common stock (other than Excluded Shares) of the Merger Consideration and did not address any other aspect of the proposed Merger. The opinion does not constitute a recommendation to any stockholder of Perficient as to how such stockholder should vote with respect to the transaction or any other matter.

For more information, see the section of this proxy statement titled “The Merger — Opinion of Wells Fargo” and Annex C to this proxy statement.

Certain Effects of the Merger

Upon the consummation of the Merger, Merger Sub will be merged with and into Perficient, the separate corporate existence of Merger Sub will cease, and Perficient will continue to exist as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

Following the consummation of the Merger, shares of Perficient common stock will be delisted from Nasdaq, and shares of Perficient common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effects on the Company if the Merger Is Not Completed

If the Merger Proposal is not approved by the holders of Perficient common stock, or if the Merger is not completed for any other reason, holders of Perficient common stock will not receive any Merger Consideration for shares of Perficient common stock they own.

Instead, Perficient will remain an independent public company and stockholders will continue to own their shares of Perficient common stock. Perficient common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Perficient will continue to file periodic reports with the SEC.

Under certain circumstances, if the Merger Agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $81,318,944 or Parent may be obligated to pay to the Company a termination fee of $162,637,888, as applicable. For more information, see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”

Treatment of Perficient Equity Awards

Company Restricted Shares

At the Effective Time, each award of restricted stock of the Company issued under any of the Company’s stock or stock-based equity plans (“Company Restricted Share”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash equal to the Per Share Price (the “Company Restricted Share Consideration”), which Company Restricted Share Consideration will be paid as described below.

Company Phantom Stock Awards

At the Effective Time, each award that is measured by reference to a share of Company common stock granted under any of the Company’s stock or stock-based equity plans (“Company Phantom Stock Award”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock measured by reference to such Company Phantom Stock Award as of immediately prior to the Effective Time and (2) the Per Share Price (the “Company Phantom Stock Award Consideration”), which Company Phantom Stock Award Consideration will be paid as described below.

Company RSUs

At the Effective Time, each award of restricted stock units of the Company granted under any of the Company’s stock or stock-based equity plans that is not subject to any performance-based vesting conditions (“Company RSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock subject to such Company RSU Award as of immediately prior to the Effective Time and (2) the Per Share Price (the “Company RSU Consideration”), which Company RSU Consideration will be paid as described below.

Company PSUs

At the Effective Time, each award of restricted stock units of the Company issued under any of the Company’s stock or stock-based equity plans that is subject to performance-based vesting conditions (“Company PSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested and determined assuming any performance-based vesting condition is achieved at a level such that 100% of the Company common stock underlying such Company PSU is considered to be outstanding, will be automatically cancelled and converted into the right to receive an amount in cash equal to the Per Share Price (the “Company PSU Consideration”), which Company PSU Consideration will vest and be paid as described below.

Equity Award Consideration

Except as otherwise provided in the interim operating covenants of the Merger Agreement, the Company Restricted Share Consideration, the Company Phantom Stock Award Consideration, the Company RSU Consideration, and the Company PSU Consideration (the “Equity Award Consideration”) payable to holders of Company Restricted Shares, Company Phantom Stock Awards, Company RSUs, and Company PSUs (the “Equity Awards,” and holders of such Equity Awards, the “Equity Award Holders”), will be paid to Equity Award Holders as follows:

•

(1) 100% of the Equity Award Consideration in respect of (x) Equity Awards that are vested as of the Effective Time in accordance with the existing terms and conditions applicable to such Equity Awards, (y) Equity Awards that are scheduled to vest in the ordinary course during the six-month period following the Effective Time, and (z) Equity Awards held by non-employee members of the Company Board and (2) 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will be paid as promptly as reasonably practicable after the Effective Time.

•

The remaining 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid as promptly as reasonably practicable after the earlier of the six month anniversary of the Effective Time and the applicable Equity Award Holder’s termination of employment without cause, due to death or disability, or, in the case of certain executive officers, a resignation with good reason (collectively a “Qualifying Termination of Employment”) following the Effective Time.

•

All remaining Equity Award Consideration, including the Company PSU Consideration, will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid as promptly as reasonably practicable after the earlier of the first anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination of Employment following the Effective Time.

All payments with respect to the Equity Award Consideration will be made without interest and less any applicable withholding taxes. The Equity Award Consideration described above, together with the aggregate per share Merger Consideration payable pursuant to the Merger Agreement, is referred to collectively as the “aggregate Merger Consideration.”

Interests of the Company’s Directors and Executive Officers in the Merger

The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Company Board was aware of and considered these interests (a) in reaching the determination to approve the Merger Agreement and deem the Merger Agreement, the Merger and the other transactions and agreements contemplated by the Merger Agreement to be advisable, fair to and in the best interests of the Company and its stockholders, and (b) in recommending that stockholders vote for the adoption of the Merger Agreement. These interests include:

•

the Company’s executive officers and directors hold equity-based awards that will be afforded the treatment described immediately above under the section titled “The Merger Agreement — Treatment of Equity Awards;”

•	certain of the Company’s executive officers are party to existing employment agreements with the Company that provide for severance benefits; and
•

the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

Perficient Common Stock Ownership of Directors and Executive Officers

As of [●], 2024, the directors and executive officers of Perficient beneficially owned in the aggregate approximately [●] shares, or approximately [●] % of the outstanding shares, of Company common stock. See the section of this proxy statement titled “Interests of the Company’s Directors and Executive Officers in the Merger.”

Financing of the Merger

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $3,185,859,973, which will be funded via the Debt Financing and the Equity Financing described below.

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. Parent and Merger Sub have represented to Perficient that the amounts funded pursuant to the Financing Letters (as described below) will be sufficient to pay the fees and expenses of the Company, Parent and Merger Sub (including in connection with the Merger and the financing contemplated by the Financing Letters).

In connection with the financing of the Merger, each of JPMorgan Chase Bank, N.A. (“JPM”), Toronto-Dominion Bank, New York Branch (“Toronto-Dominion”), TD Securities (USA) LLC (“TD Securities”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets, Inc. (“Citi”), Deutsche Bank AG New York Branch (“DB NY”), Deutsche Bank Securities Inc. (“DB Securities”) and Nomura Securities International, Inc. (“Nomura,” and, together with JPM, Toronto-Dominion, TD Securities, Barclays, Citi, DB NY and DB Securities, the “Financing Sources”) and Parent executed that certain Amended and Restated Debt Commitment Letter (which amended and restated the Debt Commitment Letter, dated as of May 5, 2024, among JPM, Toronto-Dominion, TD Securities and Parent), dated as of May 28, 2024 (the “A&R Debt Commitment Letter” and, together with the Equity Commitment Letters, the “Financing Letters”), whereby JPM, Toronto-Dominion, TD Securities, Barclays, Citi, DB NY, DB Securities and Nomura committed to provide a senior secured term loan facility in an aggregate principal amount equal to $935,000,000 and a senior secured revolving credit facility in an aggregate principal amount equal to $200,000,000 (the “Debt Financing”), which will be used for the purpose of, among other things, allowing Parent and/or Merger Sub to fund a portion of the aggregate Merger Consideration, the repayment of certain of the Company’s outstanding indebtedness and to pay the related fees and expenses required to be paid in connection with the closing of the Merger.

In connection with the financing of the Merger, the Guarantors have entered into equity commitment letters in favor of Parent, dated as of May 5, 2024, for the commitment to purchase in the aggregate $2,228,265,465 of the equity securities of Parent (the “Equity

Commitment Letters”), solely for the purpose of allowing Parent and/or Merger Sub to fund a portion of the aggregate Merger Consideration and to pay related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Merger). Perficient is an express third-party beneficiary of the Equity Commitment Letters solely with respect to enforcing Parent’s right to cause the Guarantors to fund their respective obligations under the Equity Commitment Letters, subject to (a) the limitations and conditions set forth in the Equity Commitment Letters and (b) the terms and conditions of the Merger Agreement.

Each of the Guarantors has also provided a limited guarantee in favor of Perficient, dated as of May 5, 2024 (the “Limited Guarantees”), to guarantee, on a pro rata basis, the performance and payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $167,637,888.

Convertible Notes; Hedging Transactions

Under the Merger Agreement, the Company has agreed to deliver certain notices and other documentation that will be required under the indentures governing its outstanding convertible notes (the “Company Convertible Notes”) in connection with the Merger and the other transactions contemplated by the Merger Agreement. In addition, the Company has agreed to use commercially reasonable efforts to cooperate with and assist Parent in terminating certain hedging obligations that the Company incurred in connection with the issuance of the Company Convertible Notes. See the section of this proxy statement titled “The Merger Agreement — Convertible Notes; Hedging Transactions.”

Conditions of the Merger

The obligations of Perficient, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•	the adoption of the Merger Agreement by the Company’s stockholders;
•

the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the receipt of the consents and approvals required by the antitrust authority in Serbia and relevant governmental authorities under foreign investment laws in Romania, and the receipt of the CFIUS Approval without the imposition of a Burdensome Condition (which term is described in the section of this proxy statement titled “The Merger Agreement — CFIUS Filings”) (see the section of this proxy statement titled “The Merger — Regulatory Approvals Required for the Merger”); and

•

the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger.

Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:

•	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;
•	the other party has complied in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied by such party at or prior to the closing;
•	the delivery of a customary closing certificate signed on behalf of the respective party by an officer of such party certifying certain conditions have been satisfied;
•

in the case of Parent’s and Merger Sub’s obligations, the absence of a Company Material Adverse Effect (which term is described in the section of this proxy statement titled “The Merger Agreement — Representations and Warranties”); and

•

in the case of Parent’s and Merger Sub’s obligations, any review or investigation by the Committee on Foreign Investment in the United States (“CFIUS”) of the transactions contemplated by the Merger Agreement shall have been concluded, and either (a) CFIUS shall have provided written notice that (i) the transactions contemplated by the Merger Agreement do not constitute a “covered transaction” under Section 721 of the Defense Production Act of 1950, 50 U.S.C. § 4565 (as amended) (“Section 721”), or (ii) all action under Section 721 is concluded with respect to the transactions contemplated by the Merger Agreement, and there are no unresolved national security concerns, or (b) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby, or the time permitted by law for such action shall have lapsed (“CFIUS Approval”) without the imposition of a Burdensome Condition (which term is described in the section of this proxy statement titled “The Merger Agreement — CFIUS Filings”).

The consummation of the Merger is not conditioned upon Parent’s receipt of financing.

Before the closing, each of the Company, Parent and Merger Sub may waive any of the conditions to its obligation to consummate the Merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Approvals Required for the Merger

As described above in the section of this proxy statement titled “Summary — Conditions of the Merger,” the obligations of Parent and the Company to consummate the Merger are subject to the expiration of the waiting periods applicable to the Merger under the HSR Act. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) on May 31, 2024 and accordingly, the 30-day waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on July 1, 2024, unless otherwise extended.

At any time before or after consummation of the Merger, the FTC or the DOJ (notwithstanding the termination of the waiting period under the HSR Act) could take such action under antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger and seeking divestiture of substantial assets of Parent or the Company.

At any time before or after the completion of the Merger, any state or non-U.S. governmental authority could take such action under antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger and seeking divestiture of substantial assets of Parent or the Company. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

There can be no assurance that the FTC, the DOJ or any other governmental authority or any private party will not attempt to challenge the Merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result.

The consummation of the Merger is also conditioned upon (a) the receipt of the consents and approvals required by the antitrust authority in Serbia and relevant governmental authorities under foreign investment laws in Romania, and (b) the receipt of the CFIUS Approval without the imposition of a Burdensome Condition (which term is described in the section of this proxy statement titled “The Merger Agreement — CFIUS Filings”). The Company and Parent each filed or caused to be filed the requisite notification forms (i) with the antitrust authority in Serbia on May 20, 2024 and (ii) with the relevant governmental authority under foreign investment laws in Romania on June 3, 2024. On May 31, 2024 the Company and Parent submitted to CFIUS a draft notice with respect to the transactions contemplated by the Merger Agreement pursuant to 31 C.F.R. Part 800 Subpart E. The Merger cannot be completed until Perficient and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions and CFIUS Approval has been received.

No-Shop; Perficient Board Recommendation Change

The Merger Agreement generally restricts the Company’s ability to:

•

solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer with respect to, that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Company Board Recommendation Change”), including by providing any non-public information relating to the Company or any of its subsidiaries with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer with respect to, that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•

participate or engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any person (and their respective representatives, including potential financing sources of such person) with respect to any Acquisition Proposals (or inquiries, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal);

•

otherwise cooperate with or assist or participate in or facilitate the making of any Acquisition Proposal, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to the Company or the Board;

•	approve, endorse or recommend an Acquisition Proposal; or
•

approve, recommend or enter into, or propose to approve, recommend to enter into, any Alternative Acquisition Agreement (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Company Board Recommendation Change”).

Prior to the adoption of the Merger Agreement by Perficient’s stockholders, if the Perficient Board receives an Acquisition Proposal that the Perficient Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) (i) constitutes a Superior Proposal (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Company Board Recommendation Change”) or could reasonably be expected to lead to a Superior Proposal and (ii) after consultation with its outside legal counsel, that the failure to take such actions in connection with such Acquisition Proposal would be reasonably be likely to be inconsistent with its fiduciary duties under applicable Law, the Company is entitled to participate or engage in discussions or negotiations with and furnish any non-public information relating to the Company or any of its subsidiaries to the person making such Acquisition Proposal.

The Perficient Board generally is not permitted under the Merger Agreement to change its recommendation to the Company’s stockholders to adopt the Merger Agreement. However, prior to the adoption of the Merger Agreement by Perficient’s stockholders, the Perficient Board is permitted to make a Company Board Recommendation Change (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Company Board Recommendation Change”) in response to an Intervening Event (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Company Board Recommendation Change”) which was not known or reasonably foreseeable to the Company Board on the date of the Merger Agreement or to accept a Superior Proposal if, in either case, the Perficient Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. Any such Company Board Recommendation Change is subject to the procedures set forth in the Merger Agreement, including that the Company and its representatives negotiate in good faith with Parent and its representatives, if requested by Parent, for four business days (or three business days following an amended Acquisition Proposal or change to an Intervening Event in any material respect, as applicable) to make amendments to the terms and conditions of the Merger Agreement and related documents so that the Perficient Board’s fiduciary duties no longer require it to make a Company Board Recommendation Change in response to the Intervening Event or the Acquisition Proposal no longer constitutes a Superior Proposal.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•	by mutual written agreement of Parent and the Company;
•	by either Parent or the Company if:
•

the Merger is not consummated on or before February 5, 2025, subject to an extension until May 5, 2025, under certain circumstances for the purpose of obtaining certain regulatory approvals, in either case (the “Termination Date”);

•

any governmental authority has issued a permanent injunction or other final and non-appealable judgment or order, preventing the consummation of the Merger that prohibits, makes illegal or enjoins the consummation of the Merger; or

•	the holders of a majority of the outstanding shares of Perficient common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting;
•	by Parent if:
•

the Company breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured; or

•	prior to adoption of the Merger Agreement by Perficient’s stockholders, the Perficient Board (or a committee thereof) has effected a Company Board Recommendation Change; and
•	by the Company if:
•

Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured;

•

Prior to the adoption of the Merger Agreement by Perficient’s stockholders, in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company has complied with specified provisions in the Merger Agreement with respect to such Superior Proposal (see the section of this proxy statement titled “The Merger Agreement — No-Shop; Company Board Recommendation Change”) and substantially concurrently with such termination, Perficient pays Parent the Company termination fee; or

•

(a) all of the mutual closing conditions and conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the closing), (b) Parent fails to consummate the Merger within three business days after the first date on which Parent is required to consummate the closing pursuant to the Merger Agreement, and (c) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the closing.

Termination Fees

The Company will be required to pay Parent a termination fee of $81,318,944, or Parent will be required to pay the Company a termination fee of $162,637,888 as applicable, if the Merger Agreement is terminated under certain circumstances (see the section of this proxy statement titled “The Merger Agreement — Termination Fees”).

Appraisal Rights

Record holders and beneficial owners of Perficient common stock are entitled to appraisal rights under Section 262 of the DGCL with respect to the Merger Proposal, provided they satisfy the specific criteria and conditions set forth in Section 262 of the DGCL. Perficient stockholders have no appraisal rights with respect to the Compensation Proposal. For more information regarding Perficient stockholders’ dissenters’ or appraisal rights, see the section of this proxy statement titled “The Merger Agreement — Appraisal Rights.”

Certain Material U.S. Federal Income Tax Considerations

The receipt of cash by a holder of Perficient common stock who is a U.S. holder (as defined below in the section of this proxy statement titled “The Merger — Certain Material U.S. Federal Income Tax Considerations”) in exchange for shares of Perficient common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or non-U.S. income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive (or are deemed to receive) in the Merger and your adjusted tax basis in the shares of Perficient common stock converted into the right to receive cash in the Merger. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger unless you comply with certification procedures under the backup withholding rules.

If you are a holder of Perficient common stock who is a non-U.S. holder (as defined below in the section of this proxy statement titled “The Merger — Certain Material U.S. Federal Income Tax Considerations”), the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but you may be subject to backup withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from backup withholding tax. Further, the Merger may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters.

Because individual circumstances may differ, and we cannot outline all possible tax consequences arising under U.S. and non-U.S. tax laws, we urge you to consult your own tax advisor to determine the particular tax effects to you.

You are also urged to read the section of this proxy statement titled “The Merger — Certain Material U.S. Federal Income Tax Considerations” for a more detailed discussion of the material U.S. federal income tax consequences of the Merger.

Additional Information

You can find more information about Perficient in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”

If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement, or need help submitting a proxy to have your shares of Perficient common stock voted, please contact Perficient’s Proxy Solicitor:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Stockholders Call Toll-Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

E-mail: PRFT @investor.morrowsodali.com

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Perficient common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Why am I receiving this proxy statement?

On May 5, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Perficient, with Perficient surviving as a wholly owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Perficient Board in favor of the proposal to adopt the Merger Agreement and the other matters to be voted on at the Special Meeting as described in this proxy statement.

As a holder of Perficient common stock, what will I receive in the Merger?

Each share of Perficient common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Perficient common stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with applicable requirements of Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.

Is the receipt of the Merger Consideration taxable for U.S. federal income tax purposes?

The exchange of shares of Perficient common stock for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. For a more detailed description of the U.S. federal income tax consequences of the Merger, see the section of this proxy statement titled “The Merger — Certain Material U.S. Federal Income Tax Considerations.” You are urged to consult your own tax advisor for a full understanding of how the Merger will affect you for U.S. federal, state, local and/or non-U.S. tax purposes.

How does the Merger Consideration compare to the recent trading price of Perficient common stock?

The Merger Consideration of $76.00 per share represents a premium of (i) 74.9% compared to the closing price of the Company common stock of $43.46 per share on April 29, 2024, the last full trading day prior to the publication of the Bloomberg News article on April 30, 2024 reporting that the Company had retained advisors and was considering a sale to a third party, (the “Bloomberg News article”) and (ii) 50.8% compared to the volume weighted average price of the Company common stock of $50.41 per share for the 30-calendar day period ended April 29, 2024. On June 10, 2024, the most recent practicable date before the filing of this proxy statement, the closing price of Perficient common stock was $74.30 per share.

What will happen to outstanding Company equity awards in the Merger?

At the Effective Time, each Company Restricted Share outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive the Company Restricted Share Consideration, which Company Restricted Share Consideration be paid as described below.

At the Effective Time, each Company Phantom Stock Award, outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive the Company Phantom Stock Award Consideration, which Company Phantom Stock Award Consideration will be paid as described below.

At the Effective Time, each Company RSU outstanding as of immediately prior the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive the Company RSU Consideration, which Company RSU Consideration will be paid as described below.

At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested and determined assuming any performance-based vesting condition is achieved at a level such that 100% of the Company common stock underlying such Company PSU is considered to be outstanding, will be automatically cancelled and converted into the right to receive the Company PSU Consideration, which Company PSU Consideration will be paid as described below.

The Equity Award Consideration will be paid to the Equity Award Holders as follows:

•

(1) 100% of the Equity Award Consideration in respect of (x) Equity Awards that are vested as of the Effective Time in accordance with the existing terms and conditions applicable to such Equity Awards, (y) Equity Awards that are scheduled to vest in the ordinary course during the six-month period following the Effective Time, and (z) Equity Awards held by non-employee members of the Company Board and (2) 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will be paid as promptly as reasonably practicable after the Effective Time.

•

The remaining 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid as promptly as reasonably practicable after the earlier to occur of the six month anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination of Employment following the Effective Time.

•

All remaining Equity Award Consideration, including the Equity Award Consideration payable in respect of the Company PSU Consideration, will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid as promptly as reasonably practicable after the earlier to occur of the first anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination of Employment following the Effective Time.

All payments with respect to the Equity Award Consideration will be made without interest and less any applicable withholding taxes.

When and where is the Special Meeting of our stockholders?

The special meeting will be held virtually on [•], 2024, at [•] Central time. Perficient is conducting the Special Meeting solely online via the Internet via webcast and online stockholder tools. Stockholders will be able to attend and participate in the Special Meeting by visiting [●] and by using the unique 16-digit voting control number included in their proxy materials.

Who is entitled to vote at the Special Meeting?

Only holders of record of Perficient common stock as of the close of business on [•], 2024, the record date for the Special Meeting, are entitled to vote the shares of Perficient common stock they held as of the record date at the Special Meeting. As of the close of business on the record date, there were [●] shares of Perficient common stock issued and outstanding and entitled to vote. On each of the proposals presented at the Special Meeting, each holder of Perficient common stock is entitled to one vote for each share of Perficient common stock held by such stockholder on the record date.

May I attend and participate in the Special Meeting and vote in person?

Perficient is hosting the Special Meeting virtually. There will be no physical location for stockholders to attend or participate in. Stockholders will be able to attend and participate in the Special Meeting by visiting [●] and by using the unique 16-digit voting control number included in their proxy materials.

•

Stockholders of record: If you are a stockholder of record, in order to vote at the Special Meeting, you will need your unique 16-digit voting control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at [●].

•

Stockholders holding shares in “street” name: If your shares are held in “street name” by a bank, broker or other nominee, in order to vote at the Special Meeting via webcast, you must have your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other nominee. We do not expect brokers to have discretionary voting authority in connection with the Merger Proposal, the Compensation Proposal or the Adjournment Proposal and therefore there will not be any broker non-votes.

Instructions on how to attend and participate in the Special Meeting via webcast are posted at [●].

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending and participating in the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at [●].

What proposals will be considered at the Special Meeting?

At the Special Meeting, holders of Perficient common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the Merger Agreement (the “Merger Proposal”);
•

a proposal to approve, on an advisory, non-binding basis, the specified compensation that may be paid or become payable to Perficient’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The only business that will be transacted at the Special Meeting are the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting and such other matters as may properly come before the Special Meeting in accordance with Perficient’s Bylaws.

What constitutes a quorum for purposes of the Special Meeting?

The representation in person or by proxy of at least a majority of the outstanding shares of Perficient common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.

What vote of our stockholders is required to approve each of the proposals?

The approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Perficient common stock entitled to vote as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Assuming a quorum is present, the approval of the Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the holders of a majority of the votes cast of shares of Perficient common stock, in person or represented by proxy, excluding abstentions, at the Special Meeting. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Compensation Proposal. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.

The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the votes cast of shares of Perficient common stock, in person or represented by proxy, excluding abstentions, at the Special Meeting, even if a quorum is not present at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Adjournment Proposal.

We do not expect brokers to have discretionary voting authority in connection with the Merger Proposal, the Compensation Proposal or the Adjournment Proposal and therefore there will not be any broker non-votes.

What is a “broker non-vote”?

If a beneficial owner of shares of Perficient common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds the owner’s shares with specific voting instructions, then, under applicable rules, the organization that holds the owner’s shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon one or more other matters for which the applicable rules provide discretionary authority or for which voting instructions have been provided but do not vote on a particular proposal because they do not have discretionary authority to vote on that matter and have not received specific voting instructions on that matter from the beneficial owner of relevant shares. Perficient does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine.

How does the Perficient Board recommend that I vote?

The Perficient Board recommends a vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

For a discussion of the factors that the Perficient Board considered in determining to recommend that Perficient stockholders adopt the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Perficient Board.” In addition, in considering the recommendation of the Perficient Board with respect to the Merger Agreement, you should be aware that certain of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. See the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Why am I being asked to cast an advisory, non-binding vote to approve the compensation that may be paid or may become payable to Perficient’s named executive officers in connection with the Merger?

The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require the Company to seek an advisory (non-binding) vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the Merger.

What will happen if the Company’s stockholders do not approve the Compensation Proposal?

The vote on the Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Perficient, the Perficient Board, Parent or the surviving corporation. Accordingly, because Perficient is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the holders of Perficient common stock and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory, non-binding vote.

What happens if I sell my shares of Perficient common stock before the Special Meeting?

The record date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of Perficient common stock after the record date, but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting. However, the right to receive the Merger Consideration will pass to the person to whom you transferred your shares. In order to receive the Merger Consideration in connection with the Merger, you must hold your shares of Perficient common stock through the Effective Time. In addition, if you demand appraisal for any of your shares of Perficient common stock, you will lose your right to appraisal with respect to any such shares that you thereafter sell or transfer prior to the Effective Time.

What is a proxy?

A proxy is your legal designation of another person to vote your shares of Perficient common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Perficient common stock is called a “proxy card.”

If a stockholder gives a proxy, how are the shares voted?

If you submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card, the persons named as proxies will vote your shares according to your instructions. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

What is the difference between holding shares of record and holding shares as a beneficial owner of shares of Perficient common stock?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares of Perficient common stock are held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.

How do I cast my vote if I am a stockholder of record?

If you are a stockholder of record as of the record date, you may vote by submitting your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card by mail in the prepaid reply envelope. You may also attend and participate in the Special Meeting and vote your shares by ballot via the Internet during the Special Meeting. Even if you plan to attend and participate in the Special Meeting, you are encouraged to submit your vote by proxy as early as possible to ensure that your shares will be represented. For more detailed instructions on how to vote using one of these methods, see the section of this proxy statement titled “The Special Meeting — Voting Procedures.”

If you are a holder of record of shares of Perficient common stock and you submit a proxy card but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the Merger Proposal, the Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal.

How do I cast my vote if my shares of Perficient common stock are held in “street name” by my bank, broker or other nominee?

If your shares of Perficient common stock are held in “street name,” you should follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal. If you give voting instructions to your bank, broker or other nominee with respect to one of the proposals, but give no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal.

If your shares of Perficient common stock are held in “street name,” in order to vote at the Special Meeting via webcast, you must first have your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other nominee.

What will happen if I abstain from voting or fail to vote on any of the proposals?

Assuming a quorum is present at the Special Meeting, if you are a stockholder of record and abstain or fail to submit your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card and fail to cast your vote via the Internet during the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal. If your shares of Perficient common stock are held in “street name” by a bank, broker or other nominee and you fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Assuming a quorum is present at the Special Meeting, if you are a stockholder of record and abstain or fail to submit your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card and fail to cast your vote via the Internet during the Special Meeting, it will have no effect on the outcome of the Compensation Proposal. If your shares of Perficient common stock are held in “street name” by a bank, broker or other nominee and you fail to give voting instructions to your bank, broker or other nominee, it will have no effect on the outcome of the Compensation Proposal.

If you are a stockholder of record and abstain or fail to submit your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card and fail to cast your vote via the Internet during the Special Meeting, it will have no effect on the outcome of the Adjournment Proposal. If your shares of Perficient common stock are held in “street name” by a bank, broker or other nominee and you fail to give voting instructions to your bank, broker or other nominee, it will have no effect on the outcome of the Adjournment Proposal.

Can I change my vote after I have delivered my proxy or my voting instructions?

Yes. If you are a record holder of shares of Perficient common stock as of the record date, you may revoke your proxy at any time prior to the time it is voted by:

•	filing with our Secretary a written notice of revocation bearing a later date than the proxy;
•

properly providing a new proxy via the Internet or by telephone at any time before the deadline for submission of proxies via the Internet or telephone described under the section of this proxy statement titled “The Special Meeting – Voting Procedures;”

•	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or
•

attending and participating the Special Meeting online and voting electronically during the meeting (although attendance at and participation in the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Perficient Inc., 555 Maryville University Dr., Suite 600, St. Louis, Missouri 63141, Attention: General Counsel and Corporate Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting.

If your shares of Perficient common stock are held in “street name,” you must contact your bank, broker or other nominee to change your voting instructions or by attending and participating in the Special Meeting online and voting electronically during the meeting (although attendance at and participation in the Special Meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name” by a bank, broker or other nominee, in order to vote at the Special Meeting via webcast, you must have your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other nominee.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Perficient common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Perficient common stock. If you are a holder of Perficient common stock of record and your shares of Perficient common stock are registered in more than one name, you will receive more than one proxy card. Please submit your proxy and/or voting instructions for each set of materials that you receive to ensure that all your shares of Perficient common stock are voted.

If I hold my shares of Perficient common stock in certificated form, should I send in my stock certificates now?

No. Promptly after the Effective Time, each holder of a certificate representing shares of Perficient common stock that have been converted into the right to receive the Merger Consideration will be sent a letter of transmittal describing the procedure for surrendering his, her, its or their shares in exchange for the Merger Consideration. If you hold your shares in certificated form, you will receive your cash payment after the Payment Agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the Payment Agent without a letter of transmittal. If you hold shares of Perficient common stock in uncertificated, book-entry form, you will not be required to deliver a stock certificate, and you will receive your cash payment after the Payment Agent receives an “agent’s message” and any other documents requested in the instructions.

Where can I find the voting results of the Special Meeting?

If available, we may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Perficient files with the SEC are publicly available when filed. For more information, see the section of this proxy statement titled “Where You Can Find Additional Information.”

Am I entitled to rights of appraisal under the DGCL?

If the Merger is completed, record holders and beneficial owners of Perficient common stock who continuously hold or beneficially own, as applicable, shares of Perficient common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and do not withdraw their demands, and who otherwise comply with the requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Perficient common stock in connection with the Merger under Section 262 of the DGCL. This means that record holders and beneficial owners of shares of Perficient common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Perficient common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding).

Record holders and beneficial owners of Perficient common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”

When is the Merger expected to be completed?

We are working toward completing the Merger as promptly as possible, and currently expect the transaction to close by the end of 2024. However, the exact timing of completion of the Merger cannot be accurately predicted, because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent’s, Merger Sub’s and the Company’s respective obligations to consummate the Merger, some of which are not within the parties’ control, including the receipt of the approval of Perficient stockholders of the adoption of the Merger Agreement and the receipt of required regulatory approvals. According to the terms of the Merger Agreement, the consummation of the Merger will not occur prior to July 4, 2024, without the prior written consent of Parent. For more information, see the section of this proxy statement titled “The Merger Agreement — Conditions to the Merger.”

What effect will the Merger have on Perficient?

If the Merger is consummated, Merger Sub will be merged with and into Perficient, the separate corporate existence of Merger Sub will cease, and Perficient will continue to exist following the Merger as a wholly owned subsidiary of Parent. Following completion of the

Merger, shares of Perficient common stock will be delisted from Nasdaq, and the registration of shares of Perficient common stock under the Exchange Act will be terminated.

What happens if the requisite stockholder approval is not obtained or the Merger is not completed?

If the Merger Proposal is not approved by the holders of Perficient common stock, or if the Merger is not completed for any other reason, holders of Perficient common stock will not receive any Merger Consideration for shares of Perficient common stock they own. Instead, Perficient will remain an independent public company and stockholders will continue to own their shares of Perficient common stock. Perficient common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Perficient will continue to file periodic reports with the SEC.

Under certain circumstances, if the Merger Agreement is terminated, Perficient may be obligated to pay to Parent a termination fee of $81,318,944 or Parent may be obligated to pay to Perficient a termination fee of $162,637,888, as applicable. For more information, see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”

What is householding and how does it affect me?

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. If your shares of Perficient common stock are held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card(s) to your bank, broker or other nominee. You should vote on and sign each proxy card you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

Who can help answer my questions?

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Perficient’s Proxy Solicitor:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Stockholders Call Toll-Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

E-mail: PRFT@investor.morrowsodali.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and any documents to which Perficient refers to in this proxy statement, contains “forward-looking statements,” which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding future events or trends. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “project,” “outlook,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements, which include but are not limited to statements regarding the benefits of and timeline for closing the Merger, are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company, whether or not identified in this proxy statement or the documents referred to herein. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including but not limited to:

•	the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Perficient common stock;
•

the failure to satisfy any of the conditions to the consummation of the proposed transaction (including the timing, receipt and terms and conditions of any required regulatory approvals and the approval of the Company’s stockholders) that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee;

•	the possibility that Perficient stockholders may not approve the proposed transaction;
•

the effect of the announcement or pendency of the proposed transaction could have an adverse effect on the ability of Perficient to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally;

•	risks that the proposed transaction disrupts the Company’s current plans and operations;
•

the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, including hotels and venues, in light of the proposed Merger;

•	risks related to disruption of management time from the ongoing business operations due to the proposed transaction;
•	restrictions imposed on Perficient’s business during the pendency of the proposed transaction;
•	risks related to the satisfaction of the conditions to consummating the Debt Financing and the Equity Financing in the anticipated timeframe or at all;
•	unexpected costs, charges or expenses resulting from the proposed Merger;
•

potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	continued availability of capital and financing and rating agency actions;
•	certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;
•

unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors;

•

the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and demand for events and meetings, the return to in-person events, demand for advertising and software solutions, and demand for an integrated platform;

•	uncertainty as to timing of completion of the proposed Merger;
•	risks that the benefits of the Merger are not realized when and as expected; and
•

other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024 and subsequent filings.

While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in this proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Perficient. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE PARTIES

Perficient, Inc.

Perficient, Inc.

555 Maryville University Dr., Suite 600

St. Louis, Missouri 63141

(314) 930-2900

Perficient is a Delaware corporation incorporated on May 3, 1999. On May 12, 1999, Perficient became a Nasdaq-listed company.

Perficient is a leading global digital consultancy with thousands of skilled strategists and technologists in the U.S., Latin America, and India. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed.

Shares of Perficient common stock are listed on Nasdaq Select Global Market (“Nasdaq”) under the symbol “PRFT.” Our principal executive office is located at 555 Maryville University Dr., Suite 600, St. Louis, Missouri 63141, our telephone number is (314) 930-2900, and our Internet address is http://www.perficient.com. Information on Perficient’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Perficient is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

Plano Holdco, Inc.

Plano HoldCo, Inc.

c/o EQT Partners Asia Pte. Limited

10 Collyer Quay #10-01 Ocean Financial Centre

Singapore, 049315

+65 6595 1830

Parent was formed on April 19, 2024 by investment funds managed by affiliates of EQT Asia solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and the Debt Financing. Upon completion of the Merger, Perficient will be a wholly owned subsidiary of Parent.

Plano Bidco, Inc.

Plano Bidco, Inc.

c/o EQT Partners Asia Pte. Limited.

10 Collyer Quay #10-01 Ocean Financial Centre

Singapore, 049315

+65 6595 1830

Merger Sub is a wholly owned subsidiary of Parent and was formed on April 19, 2024 by Parent solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and the Debt Financing. Upon completion of the Merger, Merger Sub will cease to exist.

Parent and Merger Sub are affiliates of investment funds managed by affiliates of EQT Asia. EQT is a purpose-driven global leading investment organization with EUR 242 billion in total assets under management (EUR 132 billion in fee-generating assets under management), within two business segments – Private Capital and Real Assets. EQT owns portfolio companies and assets in Europe, Asia-Pacific and the Americas and supports them in achieving sustainable growth, operational excellence and market leadership. At the Effective Time, Perficient, the surviving corporation will be indirectly majority owned by investment funds managed by affiliates of EQT Asia.

In connection with the transactions contemplated by the Merger Agreement, JPM, Toronto-Dominion, TD Securities, Barclays, Citi, DB NY and Nomura have provided certain senior secured term loan and revolving credit commitments. The amounts committed under the A&R Debt Commitment Letter will be used for the purpose of, among other things, allowing Parent and/or Merger Sub to fund a portion of the aggregate Merger Consideration, repay in full all of the outstanding indebtedness under the Company credit agreement, and pay related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Financing). For more information, see the section of this proxy statement titled “The Merger — Financing of the Merger.”

The Guarantors have provided Parent with an equity commitment. The amounts committed under the Equity Commitment Letters will be used solely for the purpose of allowing Parent and/or Merger Sub to fund a portion of the aggregate Merger Consideration and to pay related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Merger). In addition, each of the Guarantors has agreed to guarantee, on pro rata basis, the performance and payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $167,637,888. For more information, see the section of this proxy statement titled “The Merger — Financing of the Merger.”

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of Perficient common stock as part of the solicitation of proxies by the Perficient Board for use at the Special Meeting and at any adjournments or postponements thereof.

Date, Time and Place

The Special Meeting will be held virtually on [●], 2024, at [●] Central time. Stockholders will be able to attend and participate in the Special Meeting by visiting [●], where you, or your proxy, will be able to vote electronically and examine the list of stockholders entitled to vote at the Special Meeting during the Special Meeting. All stockholders are cordially invited to attend and participate in the Special Meeting.

Perficient has chosen to hold the ng the Special Meeting solely online via webcast and online stockholder tools and not in a physical location.

Purpose of the Special Meeting.

At the Special Meeting, holders of Perficient common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the Merger Agreement (the “Merger Proposal”);
•

a proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or become payable to Perficient’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Recommendation of the Perficient Board

The Company Board unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the DGCL, and the other Transaction Documents, upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement and the other Transaction Documents by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Perficient Board unanimously recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the advisory, non-binding Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

For a discussion of the material factors that the Perficient Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Perficient Board.”

Record Date and Stockholders Entitled to Vote

Only holders of Perficient common stock of record as of the close of business on [●], 2024, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Perficient common stock they held on the record date at the Special Meeting. As of the close of business on the record date, [●] shares of Perficient common stock were issued and outstanding and entitled to be voted at the Special Meeting. On each of the proposals presented at the Special Meeting, each holder of Perficient common stock is entitled to one vote for each share of Perficient common stock held by such stockholder on the record date. The adoption of the Merger Agreement by the holders of Perficient common stock requires the affirmative vote of holders of a majority of the outstanding shares of Perficient common stock entitled to vote thereon as of the close of business on the record date.

A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting beginning ten days prior to the Special Meeting and ending on the date of the Special Meeting at our corporate headquarters and principal executive offices located at 555 Maryville University Dr., Suite 600, St. Louis, Missouri 63141. Such list will also be available during the webcast of the virtual meeting at [●].

Quorum

The representation in person or by proxy of at least a majority of the outstanding shares of Perficient common stock entitled to vote at the Special Meeting, or [•] shares of Perficient common stock, is necessary to constitute a quorum for the transaction of business. If a quorum shall fail to attend the Special Meeting, the Special Meeting may be adjourned to another time and/or place by the chairman of the meeting or the vote of a majority of the votes cast of shares of Perficient common stock, in person or by proxy, excluding abstentions. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.

If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.

Vote Required

Adoption of the Merger Proposal

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Perficient common stock entitled to vote as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Merger Agreement, stockholder approval of the Merger Proposal is a condition to the consummation of the Merger.

Approval of the Compensation Proposal

Assuming a quorum is present, the approval of the Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the holders of a majority of the votes cast of shares of Perficient common stock present, in person or represented by proxy, excluding abstentions, at the Special Meeting. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Compensation Proposal.

The vote on the Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Perficient, the Perficient Board, Parent or the surviving corporation. Accordingly, because Perficient is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the holders of Perficient common stock and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory, non-binding vote.

Approval of the Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast of shares of Perficient common stock, in person or represented by proxy, excluding abstentions, at the Special Meeting, even if a quorum is not present at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.

Tabulation of Votes; Results

The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.

Voting Procedures

Whether or not you plan to attend and participate in the Special Meeting virtually and regardless of the number of shares of Perficient common stock you own, your careful consideration of, and vote on, the Merger Proposal is important and we encourage you to submit a proxy promptly.

If you are a stockholder of record, to ensure that your shares of Perficient common stock are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend and participate in the Special Meeting virtually, using one of the following three methods:

Via the Internet. Follow the instructions for submitting your proxy by the Internet shown on the proxy card mailed to you.

By Telephone. Follow the instructions for submitting your proxy by telephone shown on the proxy card mailed to you.

By Proxy Card. Complete, sign, date and return the enclosed proxy card by mail in the prepaid reply envelope.

The Internet and telephone procedures for submitting proxies are designed to authenticate your identity and to allow you to instruct your shares of Perficient common stock to be voted for the matters brought before the Special Meeting as described in this proxy statement and confirm that your proxy has been properly recorded.

Proxies submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by [●] Central time, [●], 2024.

If you submit your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder of record and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the Special Meeting, the persons named as proxies will vote your shares in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

If your shares of Perficient common stock are held in “street name,” you must instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. In order to vote electronically at the Special Meeting, you must have your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other nominee. If you fail to instruct your bank, broker or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other proposals.

Revocation of Proxies

If you are a stockholder with shares of Perficient common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:

•	filing with our Secretary a written notice of revocation bearing a later date than the proxy;
•

properly providing a new proxy via the Internet or by telephone at any time before the deadline for submission of proxies via the Internet or telephone described under “The Special Meeting — Voting Procedures;”

•	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary; or
•

attending and participating in the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Perficient Inc., 555 Maryville University Dr. Suite 600, St. Louis, Missouri 63141, Attention: General Counsel and Corporate Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting. If your shares of Perficient common stock are held in “street name,” you should contact your bank, broker or other nominee to change your voting instructions or by attending and participating in the Special Meeting online and voting electronically during the meeting (although attendance at and participation in the Special Meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name” by a bank, broker or other nominee, in order to vote at the Special Meeting via webcast, you must have your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Voting at the Special Meeting

The Special Meeting will be held virtually via [●]. There will be no physical location for stockholders to attend. You will be able to attend and participate in the virtual Special Meeting by visiting [●] and using the unique 16-digit voting control number included in your proxy materials.

Stockholders of record: If you are a stockholder of record, in order to vote at the Special Meeting via webcast, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting via webcast by following the instructions available at [●].

Stockholders holding shares in “street” name: If your shares are held in “street name” by a bank, broker or other nominee, in order to vote at the Special Meeting via webcast, you will need your unique 16-digit voting control number included on the voting instruction form previously distributed to you by your broker, bank or other nominee.

Instructions on how to attend and participate in the Special Meeting via webcast are available at [●].

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending and participating in the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at [●].

Please note that even if you plan to attend and participate in the Special Meeting, if you are a record holder of shares of Perficient common stock, we recommend that you submit a proxy by Internet, telephone or by mail, using the enclosed proxy card in advance, to ensure that your shares will be represented.

Solicitation of Proxies

The Perficient Board is soliciting proxies for the Special Meeting from its stockholders. The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have Perficient common stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. In addition, the Company has retained Morrow Sodali LLC (“Morrow Sodali”) to solicit stockholder proxies at a total cost to the Company of approximately $[●] plus reasonable expenses. We have also agreed to indemnify Morrow Sodali against certain losses, damages and expenses.

Adjournments

The Special Meeting may be adjourned from time to time to another time and/or place under our Bylaws by the chairman of the meeting or by the vote of a majority of the votes cast of shares of Perficient common stock, in person or by proxy, excluding abstentions. Under our Bylaws, notice need not be given of any such adjournment of less than 30 days if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present virtually and vote at such adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.

The Adjournment Proposal set forth in this proxy statement relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the Merger Agreement. Perficient retains full authority to the extent set forth in its Bylaws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the vote or consent of any Perficient stockholder.

Voting by Company Directors and Executive Officers

As of the record date for the Special Meeting, the directors and executive officers of Perficient beneficially owned in the aggregate approximately [●] shares of Perficient common stock, or approximately [●] % of the outstanding shares of Perficient common stock. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their respective shares of Perficient common stock (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders generally. For more information, see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Perficient’s Proxy Solicitor:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Stockholders Call Toll-Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

E-mail: PRFT@investor.morrowsodali.com

PROPOSAL 1:

Adoption of the Merger Agreement

As discussed elsewhere in this proxy statement, at the Special Meeting holders of Perficient common stock will consider and vote on a proposal to adopt the Merger Agreement (referred to as the “Merger Proposal”). The Merger cannot be completed without the adoption of the Merger Agreement by the requisite vote of Perficient stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Perficient common stock as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

The Perficient Board recommends a vote “FOR” the approval of the Merger Proposal.

PROPOSAL 2:

Approval of the Compensation Advisory Proposal

Pursuant to Section 14A of the Exchange Act, Perficient is required to submit a proposal to our stockholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by Perficient to its named executive officers in connection with the Merger. This proposal, commonly known as a “say on golden parachute” proposal, gives stockholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by Perficient to its named executive officers in connection with the Merger (referred to as the “Compensation Proposal”).

The “golden parachute” compensation that Perficient’s named executive officers will or may be entitled to receive from Perficient in connection with the Merger is summarized in the table that appears in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits.” Such summary, in table form, includes the compensation and benefits that will or may be paid by Perficient to its named executive officers in connection with the Merger.

The Perficient Board encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.

The Perficient Board unanimously recommends that the stockholders of Perficient approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Perficient to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Quantification of Payments and Benefits table and the related narrative disclosures.”

Assuming a quorum is present, the approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast of shares of Perficient common stock, in person or represented by proxy, excluding abstentions, at the Special Meeting. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Compensation Proposal.

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Since the vote on the Compensation Proposal is advisory only, it will not be binding on either Parent or Perficient. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by Perficient to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the holders of Perficient common stock on the Compensation Proposal.

The Perficient Board recommends a vote “FOR” the approval of the advisory, non-binding Compensation Proposal.

PROPOSAL 3:

Adjournment Proposal

We are asking that you approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (referred to as the “Adjournment Proposal”).

Perficient is asking stockholders to authorize the holder of any proxy solicited by the Perficient Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, as determined by the Company, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast of shares of Perficient common stock, in person or represented by proxy, excluding abstentions, at the Special Meeting, even if a quorum is not present at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have no effect on the outcome of the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Perficient does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.

The Perficient Board recommends a vote “FOR” approval of the Adjournment Proposal.

THE MERGER

General Description of the Merger

The Company, Parent and Merger Sub entered into the Merger Agreement on May 5, 2024. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

At the Effective Time, and without any action by any stockholder, each share of Perficient common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Perficient common stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or for which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board or representatives of the Company and other parties (including EQT Asia).

As part of its ongoing evaluation of the Company’s business, the Board, together with the Company’s management, regularly reviews the Company’s historical performance, strategic plan, operations, competitive position and future prospects, in addition to ways to enhance stockholder value. These reviews have included discussions as to whether the Company should continue to execute on its strategy as a stand-alone company, pursue various growth strategies, alter its capital structure or pursue a sale of the Company. As part of these reviews, the Board and the Company’s senior management also monitor developments in the digital consulting sector, as well as the opportunities and challenges facing participants in the industry. In connection with this process, the Board, together with the Company’s senior management and with the assistance of its advisors, has considered from time to time what would offer the best avenue to enhance stockholder value along with the potential benefits and risks of any potential alternative.

On July 27, 2023, the Company announced that Jeffrey Davis, then-Chief Executive Officer of the Company planned to transition to Executive Chairman on October 1, 2023, and Tom Hogan, then-President and Chief Operating Officer had been appointed as the Company’s Chief Executive Officer and appointed to the Board, each effective as of October 1, 2023.

On August 2, 2023, Mr. Davis, Mr. Hogan and Mr. Paul Martin, Chief Financial Officer of the Company, met with a representative of EQT Asia, at EQT Asia’s request, to discuss EQT Asia’s possible interest in pursuing a potential acquisition of the Company. In the course of such meeting, Mr. Davis remarked that the Board would consider any credible proposal received by the Company, and likely would be interested in a proposal above $90.00 per share. EQT Asia did not make any proposal at this meeting. The Company’s common stock closed at a trading price of $61.01 on August 2, 2023.

On August 31, 2023, Mr. Davis, Mr. Hogan and Mr. Martin met with representatives of Strategic Party A to discuss Strategic Party A’s interest in exploring potential business opportunities with the Company. In the course of such meeting, the parties discussed, at a high level, a potential acquisition of the Company. Strategic Party A did not make any proposal at this meeting.

On September 18, 2023, a representative of EQT Asia communicated by email to Mr. Davis that EQT Asia may be willing to offer a purchase price per share in the $80s, but EQT Asia did not follow up with any proposal or make any further contact until December 2023.

On October 1, 2023, Mr. Davis transitioned to Executive Chairman and Mr. Hogan’s appointment as Chief Executive Officer and member of the Board became effective.

On October 11, 2023, Mr. Hogan and Mr. Martin met with representatives of Strategic Party B, at Strategic Party B’s request, to discuss Strategic Party B’s interest in exploring potential business opportunities with the Company, including, at a high level, a potential acquisition of the Company. Strategic Party B did not make any proposal at this meeting.

In late October 2023, a representative of Strategic Party B informed a representative of the Company that Strategic Party B was not interested in pursuing a strategic transaction with the Company.

Early in the week of December 18, 2023, a representative of EQT Asia informed Mr. Davis that EQT Asia planned to submit a non-binding indication of interest to the Board to acquire the Company.

On December 22, 2023, EQT Asia submitted a letter setting forth a non-binding indication of interest to acquire the Company for a price of $83.00 per share in cash (the “December 22 Proposal”). The proposed purchase price per share in the December 22 Proposal represented a 24.0% premium to the $66.91 closing price of the Company’s common stock on December 21, 2023, the last full trading day prior to submission of the proposal. The December 22 Proposal was based solely on publicly available information and was subject to the completion of satisfactory due diligence.

On January 2, 2024, the Board held a special virtual meeting with Company senior management in attendance to discuss the December 22 Proposal. The proposed purchase price per share in the December 22 Proposal represented a premium of approximately 26.1% to the $65.82 closing price of the Company’s common stock on December 29, 2023, the last full trading day prior to the meeting. At this meeting, the Board determined to proceed to evaluate the December 22 Proposal and directed management to consider and meet with prospective financial and legal advisors in connection therewith. The Board further directed management to prepare financial projections for the Board’s review and authorized management to meet with financial advisors in order to further consider the December 22 Proposal.

Between January 2, 2024 and January 17, 2024, the Company’s management met with multiple prospective financial and legal advisors.

On January 11, 2024, the Company retained Kirkland & Ellis LLP (referred to as “Kirkland”) to serve as its outside legal advisor.

On January 15, 2024, BofA Securities provided a customary relationships disclosure memorandum to the Company, which was subsequently provided to the Board.

On January 17, 2024, the Board held a special virtual meeting with Company senior management and representatives of Kirkland in attendance. Representatives of Kirkland reviewed with the Board its fiduciary duties and process considerations in connection with a potential review of the December 22 Proposal and other strategic alternatives. The proposed purchase price per share in the December 22 Proposal represented a premium of approximately 24.8% to the $66.49 closing price of the Company’s common stock on January 16, 2024, the last full trading day prior to the meeting. At the meeting, Company senior management provided the Board with the proposed financial terms of the Company’s potential engagements with BofA Securities and Wells Fargo. The Board determined that, based on, among other things, BofA Securities’ and Wells Fargo’s familiarity with the Company and their knowledge, and experience in the Company’s industry and public company transactions, the Company should engage BofA Securities to act as lead financial advisor and Wells Fargo to act as an additional financial advisor in connection with evaluating the December 22 Proposal and other strategic alternatives. Company senior management provided an update to the Board on the status of management’s preparation of the Company’s financial forecast. It was also the consensus of the Board to further consider the December 22 Proposal and determine a response, as well as consider whether to contact other potential acquirers, following the review of the Company’s financial forecast and receipt of additional advice at a subsequent meeting.

On January 18, 2024, representatives of BofA Securities informed representatives of EQT Asia that BofA Securities had been engaged by the Company and that the Board would review the December 22 Proposal at a subsequent Board meeting and provide a response thereafter.

On January 22, 2024, Wells Fargo provided a customary relationships disclosure memorandum to the Company, which was subsequently provided to the Board.

The Company subsequently entered into an engagement letter with each of BofA Securities and Wells Fargo, each dated February 19, 2024.

On February 20, 2024, the Board held a regularly scheduled in-person meeting in Chesterfield, Missouri with Company senior management and representatives of BofA Securities, Wells Fargo and Kirkland in attendance. In addition to regularly scheduled business, with the input of representatives of Kirkland, BofA Securities and Wells Fargo, the Board discussed the December 22 Proposal. The proposed purchase price per share in the December 22 Proposal represented a premium of approximately 18.0% to the $70.33 closing price of the Company’s common stock on February 16, 2024, the last full trading day prior to the meeting. Members of senior management of the Company presented the Company’s financial forecast, which included two scenarios: (i) unaudited, non-public prospective financial projections for the Company on a stand-alone basis, without giving effect to the transactions contemplated by the Merger Agreement, for the fiscal years 2024 through 2028 (the “Base Case Projections”) and (ii) a variation of the Base Case Projections that assumes a substantial amount of hypothetical mergers and acquisitions activity with target acquisition consideration of approximately 7.7x next 12-months adjusted EBITDA (the “Acquisitions Projections” and together with the Base Case Projections, the “Projections”). The Board approved the Projections for use by BofA Securities and Wells Fargo in their financial analyses and to be provided to potential counterparties as part of their evaluation of a potential transaction with the Company, including to EQT Asia in connection with the December 22 Proposal. It was Company senior management’s view that the Company’s ability to execute on the amount of hypothetical mergers and acquisitions activity assumed in the Acquisitions Projections was highly uncertain, and Company senior management subsequently instructed BofA Securities and Wells Fargo to use the Base Case Projections in connection with its opinion to the Board and financial analyses performed in preparing such opinion. The Projections are described in more detail in this proxy statement in the section titled “The Merger – Certain Unaudited Prospective Financial Information.” Also at the meeting, representatives of BofA Securities discussed their preliminary financial analysis regarding the Company and the December 22 Proposal. The Board discussed various options regarding next steps with EQT Asia, as well as process considerations, including whether to contact other parties that could potentially be interested in a strategic transaction with the Company and the factors that should be taken into account by the Board in determining the appropriate process for securing the best price reasonably available for the Company, such as the price offered in the December 22 Proposal, BofA Securities’ advice and analysis and the Board’s knowledge regarding other potential counterparties, and their interest and ability to execute and the potential for increased distraction and leaks if additional parties were contacted. The Board determined to proceed with engaging with EQT Asia on the December 22 Proposal by providing the Projections and additional non-public financial and business information, as well as a meeting with management, and to request that EQT Asia submit an updated acquisition proposal, and to revisit the question of whether to contact other potential acquirors at the appropriate time.

On February 21, 2024, a representative of BofA Securities conveyed the Board’s feedback to a representative of EQT Asia.

On February 27, 2024, the Company released its earnings report for fiscal year 2023 and the fourth quarter thereof. The Company’s common stock closed at a trading price of $64.44 on February 27, 2024.

Also on February 27, 2024, the Company announced that Mr. Davis had resigned his employee position as Executive Chairman of the Company, effective as of March 1, 2024. Notwithstanding his resignation as an employee of the Company, Mr. Davis continued as the non-executive Chairman of the Board.

On March 2, 2024, the Company entered into a confidentiality agreement with an affiliate of EQT Asia (“EQT Partners Asia”). The confidentiality agreement contained a customary standstill provision that permitted EQT Partners Asia to make non-public acquisition proposals to the Board, as well as competing acquisition proposals at any time after the Company entered into a definitive acquisition agreement with a third party. After entry into the confidentiality agreement, EQT Partners Asia and its representatives were provided access to select business diligence information, including the Projections, to facilitate an updated proposal.

On March 4, 2024, the Company and Bain & Company, a proposed advisor to EQT Asia (“Bain”), entered into a joinder to the Company’s confidentiality agreement with EQT Asia.

On March 4, 2024, representatives of EQT Asia and the Company held a management presentation by videoconference with representatives of BofA Securities, Wells Fargo and Bain in attendance.

On March 7, 2024, a representative of BofA Securities emailed a representative of EQT Asia to request EQT Asia to submit a revised proposal by March 19, 2024.

On March 8, 2024, representatives of EQT Asia and representatives of BofA Securities held a videoconference, at which other advisors of the Company and EQT Asia were present, to discuss certain high-priority due diligence requests that would need to be answered for EQT Asia to provide an updated proposal.

Throughout March and April 2024 and until the execution of the Merger Agreement on May 5, 2024, representatives of EQT Asia and its advisors engaged in due diligence of the Company, which included participation in numerous calls, video conferences and meetings with Company senior management and representatives of BofA Securities, and review of select business, financial and legal diligence information and documents.

On March 19, 2024, a representative of EQT Asia communicated to a representative of BofA Securities that it would be beneficial for it to engage with four limited partners invested in its affiliated funds regarding a potential co-investment. The representative of EQT Asia indicated EQT Asia could execute the transaction without additional equity co-investment from its limited partners, but working with co-investors may allow it to be more certain on value and execute a transaction on a faster timeline.

On March 20, 2024, as requested by the Company, EQT Asia submitted a letter setting forth an updated non-binding indication of interest affirming its offer to acquire the Company for a price of $83.00 per share in cash (the “March 20 Proposal”). The proposed purchase price per share in the March 20 Proposal represented a 37.7% premium to the $60.27 closing price of Company’s common stock on March 19, 2024, the last full trading day prior to submission of the proposal.

On March 25, 2024, the Board held a special virtual meeting with Company senior management and representatives of BofA Securities, Wells Fargo and Kirkland in attendance to discuss the March 20 Proposal. The proposed purchase price per share in the March 20 Proposal represented a premium of approximately 46.2% to the $56.76 closing price of the Company’s common stock on March 22, 2024, the last full trading day prior to the meeting. Representatives of Kirkland reviewed with the Board relevant considerations in evaluating strategic alternatives. Representatives of BofA Securities provided an update on the status of engagement with EQT Asia and discussed its preliminary financial analyses regarding the Company and the March 20 Proposal. With the input of representatives of BofA Securities and Wells Fargo, the Board reviewed the recent share price performance of the Company (including since receipt of the December 22 Proposal, and since the prior Board meeting on February 20), as well as in the Company’s industry and recent market conditions more generally. The Board discussed that the Company and the Company’s peers continued to face business challenges related to client budget delays and elongated sales cycles, which have resulted in reduced forward earnings guidance and declining share prices and multiples across the industry.

The Board determined to convey to EQT Asia that the Company was willing to continue to engage with EQT Asia based on the March 20 Proposal and willing to permit EQT Asia to engage with the four limited partners for which it had requested consent, but would expect EQT Asia to be open to considering incremental value if demonstrated as it completed due diligence, and directed representatives of BofA Securities to convey this message to EQT Asia. The Board further determined to conduct targeted outreach to other potential acquirors, taking into account both the benefits and risks of performing outreach to other potential buyers, including on one hand, the possibility that the presence of another potential acquirer could generate competitive tension and encourage EQT Asia to move on a more definitive timeline, and, on the other hand, that outreach to other potential acquirers could cause EQT Asia to cease or slow down its current engagement, including in circumstances where there was a leak regarding the Company’s outreach to other acquirors or consideration of a potential transaction, and that a broad sale process would increase the time required from management and potential for distraction, as well as take longer to execute. Following discussion, the Board directed representatives of BofA Securities to conduct outreach to three specific strategic parties and three specific financial sponsors based on the Board’s assessment (taking into account the advice of the Company’s financial advisors) of the likelihood of their capability and interest in pursuing an acquisition of the Company.

Also on March 25, 2024, at the Board’s direction, representatives of BofA Securities contacted a representative of each of the three specific strategic parties and three specific financial sponsors to discuss whether each would be interested in exploring a potential acquisition of the Company.

On March 26, 2024, a representative of BofA Securities conveyed the Board’s feedback to a representative of EQT Asia and requested that EQT Asia submit a final proposal by April 23, 2024.

On March 29, 2024, the Company entered into a confidentiality agreement with Strategic Party C. The confidentiality agreement contained a customary standstill provision that permitted Strategic Party C to make non-public acquisition proposals to the Board, as well as competing acquisition proposals at any time after the Company entered into a definitive acquisition agreement with a third party.

On April 1, 2024, on behalf of the Company, representatives of BofA Securities distributed an initial draft of the merger agreement prepared by Kirkland (the “Draft Merger Agreement”) to representatives of EQT Asia. The Draft Merger Agreement contemplated, among other things, (i) a “go-shop” period during which the Company and its representatives could solicit alternative acquisition proposals, (ii) a Company termination fee equal to 2.5% of the Company’s fully diluted equity value and a go-shop termination fee equal to 1.25% of the Company’s fully diluted equity value, payable if, among other things, the Merger Agreement is terminated by the Company to accept and enter into an agreement with respect to a Superior Proposal, (iii) a reverse termination fee equal to 7.0% of the Company’s fully diluted equity value, payable if, among other things, the Merger Agreement is terminated as a result of Parent failing to close when all conditions have been satisfied and (iv) the full cash-out of all employee equity awards at closing (whether or not vested).

Also on April 1, 2024, the Company entered into a confidentiality agreement with Strategic Party D. The confidentiality agreement contained a customary standstill provision that permitted Strategic Party D to make non-public acquisition proposals to the Board, as well as competing acquisition proposals at any time after the Company entered into a definitive acquisition agreement with a third party.

On April 4, 2024, a representative of Strategic Party E informed representatives of BofA Securities that Strategic Party E was not interested in pursuing a strategic transaction with the Company citing the lack of available capital to dedicate to a transaction of this nature and accordingly, Strategic Party E did not execute a confidentiality agreement, and neither the Company nor any of its representatives provided non-public information to Strategic Party E at such time.

Also on April 4, 2024, the Company entered into a confidentiality agreement with Financial Sponsor Party A and on April 17, 2024 Financial Sponsor Party A was given access to a virtual data room. The confidentiality agreement contained a customary standstill provision that permitted Financial Sponsor Party A to make non-public acquisition proposals to the Board, as well as competing acquisition proposals at any time after the Company entered into a definitive acquisition agreement with a third party.

Also on April 4, 2024, EQT Partners Asia and the Company entered into an amendment to the confidentiality agreement to facilitate certain indirect market diligence by EQT Partners Asia and its advisors. The terms of the initial confidentiality agreement between EQT Partners Asia and the Company otherwise remained unchanged.

On April 7, 2024, the Company entered into a confidentiality agreement with Financial Sponsor Party B and on April 17, 2024 Financial Sponsor Party B was given access to a virtual data room. The confidentiality agreement contained a customary standstill provision that permitted Financial Sponsor Party B to make non-public acquisition proposals to the Board, as well as competing acquisition proposals at any time after the Company entered into a definitive acquisition agreement with a third party.

On April 8, 2024, representatives of Strategic Party C informed representatives of BofA Securities that Strategic Party C was not interested in pursuing a strategic transaction with the Company due to its preference to not participate in a competitive process.

Between April 8 and April 19, 2024, the Company’s management and representatives of BofA Securities held meetings with representatives of Strategic Party D, Financial Sponsor Party A, Financial Sponsor Party B and Financial Sponsor Party C to discuss their respective interest in exploring a potential acquisition of the Company.

On April 9, 2024, the Company entered into a confidentiality agreement with Financial Sponsor Party C and on April 17, 2024 Financial Sponsor Party C was given access to a virtual data room. The confidentiality agreement contained a customary standstill provision that permitted Financial Sponsor Party C to make non-public acquisition proposals to the Board, as well as competing acquisition proposals at any time after the Company entered into a definitive acquisition agreement with a third party.

On April 11, 2024, a representative of Strategic Party D informed representatives of BofA Securities that Strategic Party D was not interested in pursuing a strategic transaction with the Company as it intended to focus on other priorities.

Between April 12 and April 17, 2024, representatives of BofA Securities delivered a process letter to Financial Sponsor Party A, Financial Sponsor Party B and Financial Sponsor Party C requesting that such parties submit a proposal with respect to a potential acquisition of the Company on or before April 25, 2024, including a proposed purchase price for all of the outstanding equity of the Company and relevant assumptions and terms.

On April 12, 2024, representatives of Simpson Thacher & Bartlett LLP, counsel to EQT Asia (“Simpson”) sent a revised Draft Merger Agreement to representatives of Kirkland, which draft, among other things, (i) deleted the “go-shop” provision, (ii) included a Company termination fee equal to 3.75% of the Company’s fully diluted equity value, (iii) included a reverse termination fee equal to 5.0% of the Company’s fully diluted equity value and (iv) the conversion of all unvested employee equity awards into cash awards at the transaction price, which would remain subject to existing service-based vesting conditions.

On April 19, 2024, representatives of Kirkland sent a revised Draft Merger Agreement to representatives of Simpson. The revised draft, among other things, (i) reinserted the go-shop provision, (ii) provided for a Company termination fee equal to 3.0% of the Company’s fully diluted equity value and a go-shop termination fee equal to 1.25% of the Company’s fully diluted equity value and (iii) a reverse termination fee equal to 6.5% of the Company’s fully diluted equity value.

Also on April 19, 2024, representatives of Financial Sponsor Party C informed representatives of BofA Securities that Financial Sponsor Party C would not pursue a transaction with the Company stating it was not the right time for them to consider a transaction involving the Company.

Between April 23, 2024 and April 26, 2024, representatives of BofA Securities received inbound phone calls inquiring about a potential transaction involving the Company from Strategic Party B and four financial sponsors (the “April Inbound Inquiries”). In response to each inquiry, representatives of BofA Securities encouraged each party to share any views on value if interested in exploring a potential transaction, but no such party did so.

On April 23, 2024, in response to the Company’s request, Merger Sub submitted a letter setting forth a “final” proposal to acquire the Company for a price of $73.50 per share in cash (the “April 23 Proposal”), along with draft equity and debt commitment letters and limited guarantee, and a revised Draft Merger Agreement. The proposed purchase price per share in the April 23 Proposal represented a 62.9% premium to the $45.12 closing price of Company’s common stock on April 22, 2024, the last full trading day prior to submission of the proposal. The April 23 Proposal noted the proposed price per share was informed by the substantial due diligence work EQT Asia had undertaken, including with respect to the execution risks the Company faces for its near-term growth and margin evolution, driven in part by uncertainty in discretionary IT spending and the project-nature of the services delivered. Further, the April 23 Proposal indicated that an affiliate of GIC would provide an equity investment in connection with the proposed transaction. The April 23 Proposal requested a response from the Company by April 26, 2024, after which it would expire.

The revised Draft Merger Agreement included with the April 23 Proposal, among other things, continued to delete the “go shop” provision and provided for a Company termination fee amount and reverse termination fee amount equal to 3.5% and 6.0% of the Company’s fully diluted equity value, respectively.

On April 25, 2024, a representative of BofA Securities contacted a representative of EQT Asia to request that, notwithstanding the expiration date stated in the April 23 Proposal, EQT Asia keep the April 23 Proposal open until after the Company’s board meeting scheduled for April 30, 2024 so that the Company could evaluate proposals that it expected to receive from other potential acquirors prior to the April 30, 2024 meeting, to which EQT Asia agreed.

On April 25, 2024, a representative of Financial Sponsor Party B submitted a letter setting forth a non-binding indication of interest to acquire the Company to a representative of BofA Securities, for a price per share ranging from $64.00—$68.00 (the “Financial Sponsor Party B Proposal”). The proposed purchase price per share at the top of the range in the Financial Sponsor Party B Proposal represented a premium of approximately 50.8% to the $45.09 closing price of the Company’s common stock on April 24, 2024, the last full trading day prior to submission of the proposal. Financial Sponsor Party B noted that the Financial Sponsor Party B Proposal remained subject to due diligence, negotiating definitive transaction agreements, obtaining financing commitments and obtaining required investment committee approvals, which Financial Sponsor Party B indicated would require four to five weeks to complete.

On April 26, 2024, the Board held a special virtual meeting with Company senior management and representatives of BofA Securities, Wells Fargo and Kirkland in attendance. With the input of representatives of Kirkland, BofA Securities and Wells Fargo, the Board discussed the April 23 Proposal, including its actionability and attractiveness relative to other alternatives available (including the Financial Sponsor Party B Proposal and the Company’s standalone plan). The proposed purchase price per share in the April 23 Proposal represented a premium of approximately 72.1% to the $42.70 closing price of the Company’s common stock on April 25, 2024, the last full trading day prior to the meeting. Representatives of BofA Securities provided an update on the status of engagement with EQT Asia and discussed its preliminary financial analyses regarding the Company and the April 23 Proposal. Representatives of BofA Securities further provided an update on the Company’s engagement with Financial Sponsor Party B regarding the Financial Sponsor Party B Proposal and Financial Sponsor Party A, noting that it expected to receive a proposal from Financial Sponsor Party A prior to the Board’s next scheduled meeting on April 30, 2024. Representatives of BofA Securities further updated the Board on the status of feedback from Financial Sponsor Party C, Strategic Party C, Strategic Party D and Strategic Party E and the April Inbound Inquiries, but based on BofA Securities’ conversations with each of the parties to the April Inbound Inquiries, it did not appear that any such party was in a position to propose a value such that they would be competitive with the price offered in the April 23 Proposal. Representatives of Kirkland provided an update on the status of negotiation of the Draft Merger Agreement. The Board determined to wait until its next meeting scheduled for April 30, 2024 to determine a response to the April 23 Proposal, taking into account the Financial Sponsor Party A Proposal (if received) and the Financial Sponsor Party B Proposal. The Board directed Kirkland to continue to engage with Simpson on non-business points in the Draft Merger Agreement and other transaction documents, to facilitate entering into a transaction on an expedited timeline if the Board decided to do so.

Also on April 26, 2024, representatives of Kirkland sent a revised Draft Merger Agreement to representatives of Simpson. The revised Draft Merger Agreement included various changes, and noted that the inclusion of a go-shop period, the amounts of the Company termination fee and reverse termination fee and the treatment of equity awards and certain other compensation-related items were not addressed in the revised draft, pending discussions amongst the business principals.

On April 28, 2024, representatives of Kirkland sent revised drafts of the form of equity commitment letter and limited guarantee to representatives of Simpson. Between April 28 and May 5, 2024, representatives of Kirkland and representatives of Simpson had communicated to resolve outstanding issues under the equity commitment letter and limited guarantee and exchanged multiple drafts.

On April 29, 2024, representatives of Kirkland and representatives of Simpson held a call by videoconference to discuss certain outstanding issues in the Draft Merger Agreement, other than the “go-shop,” the amounts of the Company termination fee and reverse termination fee and the treatment of equity awards and certain other compensation-related items provisions related to the treatment of equity awards.

On the morning of April 30, 2024, the Bloomberg News article reported that the Company was working with advisors to explore strategic options. The Company’s common stock closed at a trading price of $47.26 on April 30, 2024.

On April 30, 2024, representatives of Wells Fargo received an inbound inquiry about rumors of a potential transaction involving the Company from a strategic party (the “Additional April Inbound Inquiry”). The inquiry was not directed at pursuing a potential transaction with the Company specifically, but was rather for such potential counterparty to discuss more generally with Wells Fargo its potential interest in pursuing a transaction with targets in the sector, and such potential counterparty did not share any views on value for the Company.

On April 30, 2024, a representative of BofA Securities called a representative of Financial Sponsor Party B Proposal to discuss whether Financial Sponsor Party B would be open to considering offering incremental value in a potential acquisition of the Company. In the course of such discussion, a representative of Financial Sponsor Party B communicated to BofA Securities that if Financial Sponsor Party B could fully underwrite the Projections and verify all incremental value levers to be identified by the Company’s management and BofA Securities, then it might be able to stretch value up to $72 per share.

On April 30, 2024, representatives of Financial Sponsor Party A submitted a letter to a representative of BofA Securities setting forth a non-binding indication of interest to acquire the Company for a price per share of $62.20 (the “Financial Sponsor Party A Proposal”). The proposed purchase price per share in the Financial Sponsor Party A Proposal represented a premium of approximately 43.1% to the $43.46 closing price of the Company’s common stock on April 29, 2024, the last full trading day prior to submission of the proposal.

Financial Sponsor Party A noted that the Financial Sponsor Party A Proposal remained subject to due diligence, negotiation of definitive transaction agreements, obtaining financing commitments and obtaining required investment committee approvals.

Later on April 30, 2024, the Board held a regularly scheduled virtual meeting with Company senior management and representatives of BofA Securities, Wells Fargo and Kirkland in attendance. In addition to regularly scheduled business, with the input of representatives of Kirkland, BofA Securities and Wells Fargo, the Board discussed the April 23 Proposal, including its actionability and attractiveness relative to other alternatives available (including the Financial Sponsor Party B Proposal, the Financial Sponsor Party A Proposal and the Company’s standalone plan). The proposed purchase price per share in the April 23 Proposal represented a premium of approximately 69.1% to the $43.46 closing price of the Company’s common stock on April 29, 2024, the last full trading day prior to the meeting. Representatives of BofA Securities also updated the Board on the feedback it received from Financial Sponsor Party B. Representatives of Kirkland provided an update on the status of negotiation of the Draft Merger Agreement and described the key open items in the Draft Merger Agreement, noting that the inclusion of the go-shop provision, in addition to the sizes of the termination fee and reverse termination fee and the treatment of the Company’s equity awards, had remained an open item in the Draft Merger Agreement since the original draft. Representatives of Wells Fargo informed the Board of the Additional April Inbound Inquiry. Following discussion, the Board determined that, while the substantial premium of the April 23 Proposal to the current stock price of the Company remained very attractive and offered a price that compared favorably against analysts’ price targets, various other valuation metrics and the Company’s standalone plan and other alternatives, it would authorize BofA Securities to respond to EQT Asia that the Company would be willing to enter into a transaction at an increased price of $76 per share, subject to inclusion of a go-shop (the “Company Counterproposal”). The Board further authorized Messrs. Davis and Hogan to evaluate EQT Asia’s response to the Company Counterproposal and take any appropriate steps together with the Company’s advisors ahead of the next Board meeting scheduled for May 3, 2024 in order to facilitate entering into a transaction prior to the Company’s scheduled earnings announcement on May 6, 2024.

Following the Board meeting on April 30, 2024, at the Board’s direction, a representative of BofA Securities conveyed the Company Counterproposal to a representative of EQT Asia, also noting that another potential buyer (Financial Sponsor Party B) indicated a valuation close to the price reflected in the April 23 Proposal.

Later in the day on April 30, 2024, a representative of EQT Asia contacted a representative of BofA Securities to propose two options to the Company: a transaction at $76.00 per share without a go-shop (the “$76 Acquisition Proposal”) or, given EQT Asia was aware that the Company had contacted other potential acquirors, a transaction at $75.00 per share with a go-shop (excluding Financial Sponsor Party B). Following consultation with Kirkland, the representative of BofA Securities communicated that if the Company were to accept the $76 Acquisition Proposal without a go-shop, it would be conditioned on EQT Asia accepting the Company’s previously proposed Company termination fee amount of 3.0% of the Company’s fully diluted equity value in exchange for the Company accepting EQT Asia’s previously proposed reverse termination fee amount of 6.0% of the Company’s fully diluted equity value. The proposed purchase price per share in the $76 Acquisition Proposal represented a 74.9% premium to the $43.46 closing price of Company’s common stock on April 29, 2024, the last full trading day prior to receipt of the proposal. The representative of BofA Securities relayed his communications with EQT Asia to Messrs. Davis and Hogan.

In the evening of April 30, 2024 and morning of May 1, 2024, Messrs. Davis and Hogan had various telephone conversations with representatives of BofA Securities and Kirkland to review EQT Asia’s two proposed options. In the course of those conversations, Messrs. Davis and Hogan discussed whether it would be preferable to accept the $76 Acquisition Proposal without a go-shop but with an additional $1 per share of certain value than EQT Asia’s second option to enter into a transaction at $75.00 per share with a modified go-shop, taking into account the uncertainty of whether another party would pay more than $76.00 per share during the go-shop period. Following those conversations, Messrs. Davis and Hogan instructed the representatives of BofA Securities and Kirkland to continue to work with representatives of EQT Asia and Simpson, in order to, subject to further discussion by the Board on May 3, 2024, finalize a transaction based on the $76 Acquisition Proposal without a go-shop, with a Company termination fee amount and reverse termination fee amount equal to 3.0% and 6.0% of the Company’s fully diluted equity value, respectively, prior to the Company’s scheduled earnings announcement on May 6, 2024.

On May 1, 2024, representatives of BofA Securities and a representative of EQT Asia discussed that the Company had its next Board meeting scheduled for May 3, 2024 and that the parties and their advisors should, subject to further review and consideration by the Board on May 3, 2024, work toward finalizing a transaction based on the $76 Acquisition Proposal without a go-shop, with a Company termination fee amount and reverse termination fee amount equal to 3.0% and 6.0% of the Company’s fully diluted equity value, respectively, prior to the Company’s scheduled earnings announcement on May 6, 2024.

On May 3, 2024, Mr. Hogan met telephonically with a representative of EQT Asia to discuss the status of transaction negotiations, including the treatment of equity awards, as well as operational and integration matters relevant if the proposed transaction were consummated.

From May 1, 2024 until the beginning of the meeting of the Board on May 5, 2024, representatives of Kirkland and representatives of Simpson communicated to resolve outstanding issues under the Draft Merger Agreement and exchanged multiple drafts.

Between April 30, 2024 and the Board meeting on May 3, 2024, representatives of BofA Securities received inbound phone calls inquiring about a potential transaction involving the Company from three strategic parties and one financial sponsor (the “May Inbound Inquiries”). In response to each inquiry, representatives of BofA Securities encouraged each party to share any views on value, but no such party did so.

On May 2, 2024, Wells Fargo provided updates to its customary relationships disclosure memorandum to the Company, which were subsequently provided to the Board.

On May 3, 2024, the Board held a special virtual meeting with Company senior management and representatives of BofA Securities, Wells Fargo and Kirkland in attendance. With the input of representatives of Kirkland, BofA Securities and Wells Fargo, the Board

discussed the $76 Acquisition Proposal and EQT Asia’s second option to enter into a transaction at $75 per share with a modified go-shop, including their actionability and attractiveness relative to other potential alternatives (including the Financial Sponsor Party B Proposal, the Financial Sponsor Party A Proposal and the Company’s standalone plan). Representatives of BofA Securities further updated the Board on the May Inbound Inquiries, noting that based on BofA Securities’ conversations with each of the parties to the May Inbound Inquiries, given the nature of conversations and lack of indications that an acquisition of the Company would be a priority or that a proposal would be forthcoming, no such party appeared to be in a position to submit a proposal that could be competitive with the price offered in the $76 Acquisition Proposal. With the input of representatives of Kirkland, BofA Securities and Wells Fargo, the Board discussed the two options proposed by EQT Asia, taking into account the uncertainty of whether another party would pay more than $76.00 per share during a go-shop period and that the Draft Merger Agreement contained customary flexibility to explore unsolicited superior proposals following signing. The proposed purchase price per share in the $76 Acquisition Proposal represented a premium of approximately 74.9% compared to the closing price of the Company common stock of $43.46 per share on April 29, 2024, the last full trading day prior to the publication of the Bloomberg News article. Representatives of Kirkland proceeded to review various considerations relevant to the Board’s discussion of the $76 Acquisition Proposal, including the extensive negotiations with EQT Asia, inbound and outbound communications and feedback from and to other potential acquirors and the financial analyses performed by BofA Securities and Wells Fargo, as well as the certainty of the extra value provided by the $76 Acquisition Proposal. Representatives of BofA Securities and Wells Fargo each reviewed their financial analyses regarding the Company and the potential transaction with EQT Asia. Representatives of Kirkland reviewed with the Board the directors’ fiduciary duties as previously discussed, relevant considerations to deciding between various options and reviewed the provisions of the Draft Merger Agreement, which had been provided to the Board prior to the meeting, including the conditions to closing, each party’s termination rights, the ability of the Board to respond to unsolicited acquisition proposals, a Company termination fee amount equal to 3.0% of the Company’s fully diluted equity value and a reverse termination fee equal to 6.0% of the Company’s fully diluted equity value, the provisions of the Draft Merger Agreement relating to the treatment of equity awards, as well as the proposed terms of the equity commitment letters and limited guarantees. Following discussion, the Board determined to seek to finalize a transaction based on the $76 Acquisition Proposal prior to the Company’s scheduled earnings announcement on May 6, 2024.

Also on May 3, 2024, a representative of BofA Securities received a phone call from a representative of a financial sponsor with whom the Company’s advisors had not initiated contact (“Financial Sponsor Party D”). The representative of Financial Sponsor Party D inquired about a potential transaction with the Company and the representative of BofA Securities encouraged Financial Sponsor Party D to share any views on value, but such potential counterparty did not do so.

Also on May 3, 2024, a representative of an investment bank contacted the Company’s management and, upon the suggestion of management, contacted a representative of BofA Securities to indicate that Strategic Party C could be interested in a transaction with the Company, but did not provide any specificity or reference the fact that Strategic Party C had executed a confidentiality agreement and representatives of Strategic Party C thereafter indicated that Strategic Party C was not interested in exploring a transaction.

On May 4, 2024, BofA Securities provided updates to its customary relationships disclosure memorandum to the Company, which were subsequently provided to the Board.

On May 5, 2024, the Board held a special virtual meeting with Company senior management and representatives of BofA Securities, Wells Fargo and Kirkland in attendance. Prior to the meeting, the Board was furnished with the final versions of the Merger Agreement and the resolutions of the Board. Representatives of Kirkland summarized for the Board its fiduciary duties that were previously discussed and further discussed updates to the Merger Agreement since the meeting dated May 3, 2024, including the finalization of the treatment of equity awards, noting that unvested awards, depending on their vesting dates, would be cashed out at closing, at the six-month anniversary of the closing or at the twelve-month anniversary of the closing (or, if earlier, on a qualifying termination of employment). The treatment of equity awards is described in more detail in this proxy statement in the sections titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” and “The Merger Agreement — Treatment of Perficient Equity Awards and the ESPP in the Merger”. Representatives of BofA Securities updated the Board on the inbound communications received from Financial Sponsor Party D and from the investment bank regarding Strategic Party C, noting that, based on BofA Securities’ conversations, Financial Sponsor Party D did not have the necessary equity to consummate a transaction and that Strategic Party C had previously signed a confidentiality agreement with the Company and had indicated they were not interested in pursuing a transaction as they preferred not to participate in a competitive process.

Representatives of BofA Securities then reviewed with the Board its financial analysis of the Merger Consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated May 5, 2024, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Company’s common stock (other than holders of Excluded Shares), was fair, from a financial point of view, to such holders. Representatives of Wells Fargo then reviewed with the Board its financial analysis of the Merger Consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated May 5, 2024, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Company’s common stock (other than Excluded Shares), was fair, from a financial point of view, to such holders. The opinions of each of BofA Securities and Wells Fargo delivered in connection with the Merger are each described in more detail in this proxy statement in the sections titled “The Merger — Opinion of BofA Securities” and “The Merger — Opinion of Wells Fargo”.

After considering the proposed terms of the Merger Agreement and taking into consideration a variety of factors, including those described in the section titled “The Merger — Reasons for the Merger; Recommendation of the Board,” the Board unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof.

Shortly following the meeting of the Board on May 5, 2024, each of the Company, Parent and Merger Sub executed and delivered the Merger Agreement. Concurrently, EQT Asia and GIC Investor delivered their respective equity commitment letters and limited guarantees and provided an executed copy of the debt commitment letter executed by affiliates of J.P. Morgan Securities, LLC and TD Securities, LLC.

In the early evening U.S. eastern time on May 5, 2024, the Company and EQT Asia issued a joint press release announcing the entry into the Merger Agreement.

Prior to the opening of U.S. equity markets on May 6, 2024, the Company filed a Current Report on Form 8-K disclosing the entry into the Merger Agreement and the other transactions contemplated thereby.

Reasons for the Merger; Recommendation of the Perficient Board

The Board has reviewed and considered the Merger after consultation with certain members of the Company’s senior management and representatives of each of the Company’s financial and legal advisors. After considering its fiduciary duties under applicable law, the Board has unanimously (a) determined that it was in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, and the other Transaction Documents; (b) approved the execution and delivery of the Merger Agreement and the other Transaction Documents by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (c) recommended that the stockholders of the Company adopt the Merger Agreement in accordance with the DGCL; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof. Accordingly, the Board recommends that stockholders vote “FOR” the Merger Proposal.

The Board considered each of the following factors and reasons, among others, when reaching its recommendation that the Company’s stockholders adopt the Merger Agreement (which factors and reasons are not necessarily presented in order of relative importance):

Reasons in favor of the proposed Transactions:

•

Attractive Price. The Board concluded that the merger consideration of $76.00 per share to be received by the Company’s stockholders in the Merger represented an attractive valuation for the Company and an opportunity for the Company’s stockholders to receive a significant premium over the market price of shares of Company common stock, after considering the current and historical market prices of the Company common stock, volatility and trading information with respect to shares of the Company common stock, and the outreach undertaken by the Company and other factors, including:

•   the market performance of the Company common stock relative to those of other participants in the industry and general market indices, and the fact that the merger consideration of $76.00 per share of Company common stock represents a compelling premium of (i) 74.9% compared to the closing price of the Company common stock of $43.46 per share on April 29, 2024, the last full trading day prior to the publication of the Bloomberg News article, and (ii) 50.8% compared to the volume weighted average price of the Company common stock of $50.41 per share for the 30-calendar day period ended April 29, 2024;

•   the unlikelihood of an executable transaction at a higher value, in light of (i) the fact that the Company’s financial advisors and senior management, at the Board’s instruction, contacted six potential counterparties (other than EQT Asia) to discuss whether each would be interested in exploring a potential acquisition of the Company, five of which entered into a confidentiality agreement with the Company, and only two of which submitted a non-binding proposal for a potential acquisition of the Company and the merger consideration of $76.00 per share exceeded the offer price in each such proposal, (ii) the fact that no other potential acquirors submitted an acquisition proposal or indication of interest following publication of the Bloomberg News article; and (iii) management’s and the Board’s assessment of the absence of potential candidates for further outreach with the likely interest to, and ability to, effect a transaction on terms competitive with EQT Asia’s offer;

•

the Board’s belief that, after the Board and its representatives negotiated with EQT Asia and its representatives (as described in more detail under the section of this proxy statement titled “The Merger — Background of the Merger”), the per share price of $76.00 was the highest price that EQT Asia was willing to offer and pay and that the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which EQT Asia would be willing to agree;

•

the financial analysis of the Company and the merger consideration reviewed by BofA Securities with the Board as well as the opinion of BofA Securities rendered to the Board on May 5, 2024, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications set forth in its opinion, the merger consideration of $76.00 per share to be received by holders of shares of Company common stock (other than certain excluded shares as set forth in the opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as set forth in such opinion as more fully described under the section of this proxy statement titled “The Merger — Opinion of BofA Securities”;

•   the financial analysis of the Company and the merger consideration reviewed by Wells Fargo with the Board as well as the opinion of Wells Fargo rendered to the Board on May 5, 2024, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications set forth in its opinion, the merger consideration of $76.00 per share to be received by holders of shares of Company common stock (other than certain excluded shares as set forth in the opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as set forth in such opinion as more fully described under the section of this proxy statement titled “The Merger — Opinion of Wells Fargo”;

•   the Board’s familiarity with the business, operations, prospects, strategic and short- and long-term operating plans, assets, liabilities and financial condition of the Company, including the Company’s potential for, and risks and uncertainties relating to, future growth and value creation; and

•   the execution risks associated with continued independence, including the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 25, 2023, the Form 10-Q for the period ended March 31, 2024, and subsequent reports filed with the SEC;

•

Cash Consideration; Certainty of Value. The fact that the merger consideration consists solely of cash, providing the Company’s stockholders with certainty, immediate value and liquidity upon consummation of the Merger, and does not expose them to any future risks related to the future growth and value creation of the Company’s business or macroeconomic conditions, as compared to the Company remaining independent;

•

Other Strategic Alternatives. The Board’s belief, after a thorough review of any other potential strategic alternatives reasonably available to the Company (including continuing to operate on a stand-alone basis and exploring possible alternative transactions with other potential acquirors) and the potential benefits, timing, risks and uncertainties associated with those alternatives, that the Merger represents the Company’s best reasonably available prospect for maximizing stockholder value;

•

Management Forecasts. The fact that the Board considered certain forecasts for the Company on a stand-alone basis prepared by senior management of the Company, which reflected various assumptions of the Company’s senior management. For further discussion, see the section of this proxy statement titled “The Merger — Certain Unaudited Prospective Financial Information”;

•

Potentially Limited Period of Opportunity. The timing of the transactions contemplated by the Merger Agreement and the risk that if the Company does not accept EQT Asia’s proposed transaction now (as provided for in the Merger Agreement), including the attractive valuation represented by the merger consideration, it may not have another opportunity to do so on comparable terms or another comparable opportunity;

•

High Likelihood of Closing and Low Likelihood of Regulatory Impediment. The belief of the Board that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, (ii) the exceptions contained within the “material adverse effect” definition, which generally defines the standard for closing risk and (iii) the likelihood of obtaining the required clearance under the HSR Act, CFIUS approval and other required approvals under certain foreign antitrust laws and foreign investment laws along with EQT Asia’s commitment to pursue such clearances and approvals;

•

High Likelihood of Closing in Timely Manner. The high likelihood that the Merger would close in a timely manner in light of the conditions and other terms set forth in the Merger Agreement, and the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain all necessary governmental approvals as promptly as reasonably practicable;

•	No Vote of EQT Asia’s Stockholders. The fact that the Merger is not subject to the conditionality and execution risk of any required approval by EQT Asia’s stockholders;
•

Financial Capabilities of EQT Asia. The experience, reputation and financial capabilities of EQT Asia and its equity financing sources, including EQT Asia’s proven ability to complete large acquisition transactions;

•

No Financing Condition; Remedies. The fact that the transactions contemplated by the Merger Agreement are not subject to a financing condition, and that if EQT Asia does not consummate the Merger in breach of its obligations under the Merger Agreement, the Company would be entitled to specific performance of EQT Asia’s and Merger Sub’s obligations under the Merger Agreement, subject to the terms set forth in the Merger Agreement;

•

Financing Commitments. The fact that EQT Asia has represented in the Merger Agreement that the amounts funded pursuant to the Financing Letters will be adequate to pay the Merger Consideration and other amounts required to consummate the Merger. The fact that the Company has the right, under circumstances specified in the Merger Agreement and the Equity Commitment Letters, to specifically enforce EQT Asia’s obligation to cause the equity financing to be funded as contemplated by the Merger Agreement and the Equity Commitment Letter, if the debt financing is available;

•

Reverse Termination Fee. The requirement that, in certain events of a failure of the Merger to be consummated relating to Parent’s failure to close when required to do so or a material breach by Parent resulting in the failure of a closing condition, Parent will pay the Company a “reverse” termination fee in the amount of $162,637,888, which is guaranteed on a pro rata basis by funds affiliated with Parent and by GIC Investor (see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses”);

•

Limited Guarantee. EQT Asia’s and GIC Investor’s guarantee, on a pro rata basis, with respect to the payment of (a) the “reverse” termination fee (when and only if payable pursuant to the Merger Agreement) and (b) EQT Asia’s reimbursement and indemnification obligations set forth in the Merger Agreement, subject to an aggregate cap equal to $167,637,888;

•

Advisors. The fact that the Company’s legal and financial advisors were involved throughout the process and negotiations and updated the Board directly and regularly, which provided the Board with additional perspectives on the negotiations in addition to those of the Company’s management;

•	Arm’s-Length Negotiations with EQT Asia. The fact that the consideration and negotiation of the Merger Agreement was conducted through arm’s-length negotiations with EQT Asia;
•

Unanimous Board Determination. The fact that the Board was unanimous in (i) its determination that the Merger is in the best interests of the Company’s stockholders and (ii) its recommendation that the Company’s stockholders adopt the Merger Agreement;

•

Opportunity to Accept a Superior Proposal. The fact that the terms of the Merger Agreement permit the Company to respond to unsolicited proposals in certain circumstances, and that the provisions of the Merger Agreement permit the Board in certain circumstances to terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited superior proposal, subject to the payment of a termination fee to EQT Asia of $81,318,944, which amount the directors believe to be reasonable under the circumstances and unlikely to serve as a meaningful deterrent to other acquisition proposals;

•	Approval by Stockholders. The fact that the closing of the Merger would be subject to the adoption of the Merger Agreement by the Company’s stockholders at a meeting of the Company’s stockholders;
•

Appraisal Rights. The fact that stockholders who do not believe that the merger consideration represents fair consideration for their shares of Company common stock will have an opportunity to pursue appraisal rights under Section 262 of the DGCL; and

•

Sufficient Time to Complete the Merger. The end date of February 5, 2025 (subject to extension until May 5, 2025 under certain circumstances) is expected to allow for sufficient time to complete the Merger.

Considerations against and risks associated with the proposed Transactions:

•

No Participation in Potential Future Gains. The fact that the Company will no longer exist as an independent public company, and the Company’s stockholders will forgo any potential increase in its value above the merger consideration as an independent public company that might result from its possible growth;

•

Potential Negative Impact on the Company’s Business. The possible negative effect of the Merger and public announcement of the Merger on the Company’s operations and the Company’s relationships with customers, vendors, business partners, management and employees;

•

Prohibition Against Solicitations; Termination Fee. The fact that the Merger Agreement precludes the Company from soliciting competing acquisition proposals and obligates the Company (or its successor) to pay EQT Asia a termination fee equal to $81,318,944 under specified circumstances, including in the case of termination of the Merger Agreement by the Company to enter into an alternative acquisition agreement providing for a Superior Proposal (see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses”), which could discourage the making of a competing acquisition proposal or adversely impact the price offered in such a proposal;

•

Business Operation Restrictions. The fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business in the pre-closing period, which may adversely affect the Company’s business, including by delaying or preventing the Company from pursuing non-ordinary course opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company;

•

Closing Conditions. The fact that the completion of the Merger requires clearance under the HSR Act, CFIUS approval and other required approvals under certain foreign antitrust and foreign direct investment laws, as well as the satisfaction of other closing conditions that are not within the Company’s control;

•

Effect of Failure to Complete Transactions. The fact that, while the Company expects that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied or that the Merger will be completed in a timely manner or at all, and if the Merger is not completed, (i) the Company will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to the Company’s operations, diversion of management and employee attention, employee attrition and a potentially negative effect on the Company’s relationships with vendors, business partners, management and employees, (ii) the trading price of shares of Company common stock would likely be adversely affected and (iii) the market’s perceptions of the Company’s prospects could be adversely affected;

•

Taxable Consideration. The expectation that the receipt of the merger consideration in exchange for shares of Company common stock pursuant to the Merger, as applicable, will generally be a taxable transaction for U.S. federal income tax purposes;

•

Litigation Risk. The inherent risk of litigation in relation to the sale of the Company, including potential stockholder litigation in connection with the execution of the Merger Agreement and the consummation of the Merger;

•

Transaction Expenses. The substantial transaction expenses to be incurred in connection with the transactions contemplated by the Merger Agreement and the negative impact of such expenses on the Company’s cash reserves and operating results should the Merger not be consummated; and

•

Interests of the Board and Management. The fact that some of our directors and executive officers have interests in the transactions contemplated by the Merger Agreement, as described in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger,” that are different from, or in addition to, those of the

Company’s stockholders. The Board was aware of these interests and considered them at the time it approved the Merger Agreement and made its recommendation to the Company’s stockholders.

The Board believed that, overall, the potential benefits of the Merger to the Company’s stockholders outweigh the risks, and that the Merger Agreement was reasonably likely to represent the most attractive alternative for stockholders of the Company. In analyzing the Merger, the Board and management were assisted and advised by legal counsel and financial advisors.

The foregoing discussion of information and reasons considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of reasons considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different reasons.

In considering the recommendations of the Board, Company stockholders should be aware that certain of our directors and executive officers have interests with respect to the contemplated transactions that may be in addition to, or that may be different from, the interests of the Company’s stockholders generally, as described in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.” The members of the Board were aware of these interests and considered them, among others, in reaching their determinations that it is in the best interests of the Company and its stockholders to enter into the Merger Agreement providing for the Merger and to recommend that the Company’s stockholders adopt the Merger Agreement.

Opinion of BofA Securities

Perficient has retained BofA Securities to act as Perficient’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Perficient selected BofA Securities to act as Perficient’s financial advisor in connection with the Merger on the basis of, among other things, BofA Securities’ familiarity with the Company and its knowledge and experience in the Company’s industry and public company transactions.

On May 5, 2024, at a meeting of the Perficient Board held to evaluate the Merger, BofA Securities delivered to the Perficient Board an oral opinion, which was confirmed by delivery of a written opinion dated May 5, 2024, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Perficient common stock (other than holders of Excluded Shares) was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Perficient Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Perficient Board for the benefit and use of the Perficient Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise, and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Perficient or in which Perficient might engage or as to the underlying business decision of Perficient to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter. In connection with rendering its opinion, BofA Securities:

(1)	reviewed certain publicly available business and financial information relating to Perficient;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Perficient furnished to or discussed with BofA Securities by the management of Perficient, including certain financial forecasts relating to Perficient prepared by the senior management of Perficient at the direction of the Board and approved by the Board for use by BofA Securities (such forecasts, the “Projections” and as described in more detail under the section entitled “The Merger – Certain Unaudited Prospective Financial Information”);

(3)	discussed the past and current business, operations, financial condition and prospects of Perficient with members of senior management of Perficient;

(4)	reviewed the trading history for Perficient common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(5)	compared certain financial and stock market information of Perficient with similar information of other companies BofA Securities deemed relevant;

(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(7)

considered the results of BofA Securities’ efforts on behalf of Perficient to solicit, at the direction of Perficient, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Perficient;

(8)	reviewed a draft, dated May 5, 2024, of the Merger Agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and relied upon the assurances of the management of Perficient that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Projections, BofA Securities was advised by Perficient, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Perficient as to the future financial performance of Perficient. BofA Securities relied, at the direction of Perficient, upon the assessments of the management of Perficient as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Perficient and its business. BofA Securities did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Perficient, nor did it make any physical inspection of the properties or assets of Perficient. BofA Securities did not evaluate the solvency or fair value of Perficient or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Perficient, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Perficient or the contemplated benefits of the Merger. BofA Securities also assumed, at the direction of Perficient, that the final executed version of the Merger Agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Perficient common stock (other than holders of Excluded Shares) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Perficient or in which Perficient might engage or as to the underlying business decision of Perficient to proceed with or effect the Merger. BofA Securities did not express any view or opinion with respect to, and BofA Securities relied at the direction of Perficient, upon the assessments of representatives of Perficient regarding legal, regulatory, accounting, tax and similar matters relating to Perficient, Parent and the Merger (including the contemplated benefits of the Merger), as to which BofA Securities understands that Perficient obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter. Except as described above, Perficient imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.

The following represents a brief summary of the material financial analyses presented by BofA Securities to the Perficient Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Perficient Financial Analyses.

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for Perficient and the following 12 publicly traded companies in technology, information technology and digital services industries:

Digital Engineering Companies	P / 2024E Adj. EPS
EPAM Systems, Inc. Globant S.A. Endava PLC ThoughtWorks, Inc. Grid Dynamics Holdings, Inc.	23.8x 24.1x 18.1x 42.7x 27.0x

Diversified IT Services Companies
Accenture plc Tata Consultancy Services Limited Infosys Limited Capgemini SE Cognizant Technology Solutions Wipro Limited CGI Inc.	20.3x 27.6x 21.6x 15.2x 12.8x 18.6x 16.7x

BofA Securities reviewed, among other things, per share equity values, based on closing stock prices on May 3, 2024, of the selected publicly traded companies, as a multiple of calendar years 2024 and 2025 estimated adjusted earnings per share, not burdened by stock-based compensation expenses, amortization of intangibles, special charges and one-time items, as applicable (“Adjusted EPS”). BofA Securities also reviewed enterprise values (“EV”) of the selected publicly traded companies, calculated as their equity values based on closing stock prices on May 3, 2024 and the number of fully diluted shares outstanding using the treasury stock method, plus debt, preferred stock and noncontrolling interests, and less cash, short-term investments and equity method investments, as a multiple of calendar years 2024 and 2025 estimated adjusted earnings before interest, taxes, depreciations and amortization, not burdened by stock-based compensation expenses, special charges and one-time items, but burdened by right-of-use asset depreciation, as applicable (“Adjusted EBITDA”).

BofA Securities then applied calendar year 2024 and 2025 Adjusted EPS multiples of 13.0x to 17.0x and 12.5x to 15.5x, respectively, to Perficient’s calendar years 2024 and 2025 estimated Adjusted EPS. In applying the calendar year 2024 and 2025 multiples, BofA Securities took into consideration, among other things, the observed data for the selected publicly traded companies and the differences in the financial profiles of Perficient and the selected publicly traded companies, including that Perficient had an enterprise value / estimated next twelve months (“NTM”) Adjusted EPS multiple that was for the period ended May 3, 2024 (i) 8.3x, 8.6x, 15.2x, 19.1x and 13.9x lower than the one year, two year, three year, five year and 10 year average multiples, respectively, for the digital engineering selected publicly traded companies and (ii) 3.8x, 2.6x, 0.2x, 0.3x and 1.0x lower than the one year, two year, three year, five year and 10 year average multiples, respectively, for the diversified IT services selected publicly traded companies.

BofA Securities then applied calendar year 2024 and 2025 Adjusted EBITDA multiples of 10.0x to 12.5x and 8.0x to 10.5x, respectively, to Perficient’s calendar years 2024 and 2025 estimated Adjusted EBITDA. In applying the calendar year 2024 and 2025 multiples, BofA Securities took into consideration, among other things, the observed data for the selected publicly traded companies and the differences in the financial profiles of Perficient and the selected publicly traded companies, including that Perficient had an enterprise value / estimated NTM Adjusted EBITDA multiple that was for the period ended May 3, 2024 (i) 1.9x, 2.4x, 5.7x, 7.5x and 7.4x lower than the one year, two year, three year, five year and 10 year average multiples, respectively, for the digital engineering selected publicly traded companies, (ii) 0.5x and 0.1x lower than the one year and 10 year average multiples, respectively, for the diversified IT services selected publicly traded companies and (iii) 0.3x, 1.7x and 1.3x higher than the two year, three year and five year average multiples, respectively, for the diversified IT services selected publicly traded companies. Estimated financial data of the selected publicly traded companies and of Perficient were based on publicly available research analysts’ estimates. This analysis indicated the following approximate implied per share equity value reference ranges, rounded to the nearest $0.25, for Perficient, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Ranges for Perficient				Merger Consideration

2024E Adjusted EPS	2025E Adjusted EPS	2024E Adjusted EBITDA	2025E Adjusted EBITDA
$54.50 - $71.25	$64.00 - $79.50	$48.50 - $62.75	$47.00 - $64.25	$76.00

No company used in this analysis is identical or directly comparable to Perficient. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Perficient was compared.

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following nine selected transactions involving companies in technology, information technology and digital services industries:

Date Announced	Acquiror	Target	EV / LTM Adjusted EBITDA
Dec 2023	Valtech SE	Kin and Carta plc	14.7x
Mar 2023	Sopra Steria Group	Ordina Holding B.V.	11.9x
Sep 2021	The Carlyle Group Inc.	Hexaware Technologies Limited	16.3x
July 2021	BC Partners LLP	Valtech SE	NA
Mar 2021	Wipro Limited	Capco	NA
Sep 2020	Baring Private Equity Asia Ltd.	Virtusa Corp.	16.2x
June 2019	Capgemini SE	Altran Technologies SAS	11.2x
Jan 2019	DXC Technology Company	Luxoft Holding, Inc.	15.3x
July 2018	Atos SE	Syntel, Inc.	13.1x

BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction as a multiple of the target company’s (i) preceding twelve months estimated Adjusted EBITDA, which is referred to as “LTM Adjusted EBITDA”, (except with respect to the BC Partners LLP / Valtech SE and Wipro Limited / Capco transactions, for which such data were not available) and (ii) next twelve months estimated Adjusted EBITDA, which is referred to as “NTM Adjusted EBITDA”, (except with respect to The Carlyle Group Inc. / Hexaware Technologies Limited, BC Partners LLP / Valtech SE and Wipro Limited / Capco transactions, for which such data were not available). The mean and median enterprise value / LTM Adjusted EBITDA multiples for the selected transactions were 13.7x and 13.9x, respectively, and the mean and median enterprise value / NTM Adjusted EBITDA multiples for the selected transactions were 12.8x and 13.4x, respectively.

BofA Securities then applied LTM Adjusted EBITDA multiples of 13.0x to 16.5x derived from the selected transactions, to Perficient’s LTM Adjusted EBITDA for the twelve months ended March 31, 2024 and applied NTM Adjusted EBITDA multiples of 12.0x to 15.0x, derived from the selected transactions to Perficient’s estimated Adjusted EBITDA for 2024. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Perficient were based on the Base Case Projections. This analysis indicated the following approximate implied per share equity value reference ranges, rounded to the nearest $0.25, for Perficient, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Ranges for Perficient		Merger Consideration

EV/LTM Adjusted. EBITDA	EV/NTM Adjusted EBITDA
$57.25 - $74.50	$60.00 - $76.50	$76.00

No company, business or transaction used in this analysis is identical or directly comparable to Perficient or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Perficient and the Merger were compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Perficient to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Perficient was forecasted to generate during Perficient’s second, third and fourth quarters of fiscal year 2024 and fiscal years 2023 through 2028 based on the Base Case Projections. BofA Securities calculated terminal values for Perficient by applying a range of perpetuity growth rates of 3.50% to 4.50%, based on BofA Securities’ professional judgment and experience, to Perficient’s estimated standalone normalized unlevered, after-tax free cash flows for fiscal year 2028. The cash flows and terminal values were then discounted to present value as of March 31, 2024, assuming a mid-year convention for cash flows, using discount rates ranging from 10.50% to 12.50%, which were based on an estimate of Perficient’s weighted average cost of capital, as estimated by BofA Securities based on its professional judgment and experience. This analysis indicated the following approximate implied per share equity value reference ranges, rounded to the nearest $0.25, for Perficient as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range for Perficient	Merger Consideration
$58.75 - $90.50	$76.00

Other Factors.

In rendering its opinion, BofA Securities also reviewed and considered other factors, including:

•

historical trading prices and trading volumes of Perficient common stock during the 12-month period ended April 29, 2024, which was the last date prior to public reports with respect to a potential transaction, which ranged from $42.70 to $96.31 per share;

•

historical trading prices and trading volumes of Perficient common stock during the six-month period ended April 29, 2024, which was the last date prior to public reports with respect to a potential transaction, which ranged from $42.70 to $72.66 per share; and

•

stock price target for Perficient as reflected in FactSet and selected publicly available Wall Street research analysts’ reports as of April 29, 2024, which indicated a range of stock price targets for Perficient (discounted one year by a 12.5 percent cost of equity) of approximately $44.44 to $69.33 per share:

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to the Perficient Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Perficient and Parent. The estimates of the future performance of Perficient in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to the Perficient Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Perficient.

The type and amount of consideration payable in the Merger was determined through negotiations between the Perficient Board and Parent, rather than by any financial advisor, and was approved by the Perficient Board. The decision to enter into the Merger Agreement was solely that of the Perficient Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Perficient Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Perficient Board or management with respect to the Merger or the Merger Consideration.

Perficient has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee currently estimated to be approximately $25,000,000, $2,000,000 of which was payable upon delivery of its opinion and the remainder of which is contingent upon the completion of the Merger. Perficient also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Perficient and certain of its affiliates, EQT and certain affiliates and portfolio companies of EQT, and GIC, the Republic of Singapore (“Singapore”), and certain of their respective affiliates and portfolio companies. As of May 3, 2024, BofA Securities and its affiliates held on a non-fiduciary basis less than 1% of the outstanding common stock of each of Perficient, EQT and GIC.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Perficient and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a bookrunner, arranger and/or syndication agent for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Perficient and/or certain of its affiliates, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to Perficient and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Perficient and/or certain of its affiliates. From May 1, 2022 through April 30, 2024, BofA Securities and its affiliates derived aggregate revenues from Perficient and certain of its affiliates of approximately $2 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to EQT and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to EQT and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a book-running manager, bookrunner, manager, global coordinator and/or underwriter for various debt and equity offerings of EQT and certain of its affiliates and portfolio companies, (iii) having acted or acting as a bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of EQT and/or certain of its affiliates and portfolio companies (including acquisition financing), (iv) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to EQT and/or certain of its affiliates and portfolio companies, and (v) having provided or providing certain treasury management products and services to EQT and/or certain of its affiliates and portfolio companies. In addition, BofA Securities and/or certain of its affiliates have maintained, currently are maintaining, and/or in the future may maintain, commercial (including vendor and/or customer) relationships with certain affiliates and portfolio companies of EQT. From May 1, 2022 through April 30, 2024, BofA Securities and its affiliates derived aggregate revenues from EQT and certain of its affiliates and portfolio companies of approximately $100 million for investment and corporate banking services. The information disclosed in this paragraph regarding relationships of BofA Securities and fees recognized by it is based upon information provided to Perficient by BofA Securities.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to GIC, Singapore and certain of their respective affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor and having provided or providing other advisory services to GIC, Singapore and/or certain of their respective affiliates and portfolio companies in connection with certain mergers and acquisition transactions and other matters, (ii) having acted or acting as a book-running manager, bookrunner, manager, placement agent and/or underwriter for various debt and equity offerings of GIC, Singapore and/or certain of their respective affiliates and portfolio companies, (iii) having acted or acting as a book-running manager, bookrunner and/or manager for certain block trades by GIC, (iv) having acted or acting as a dealer for a commercial paper program of certain of the respective affiliates of GIC and Singapore, (v) having acted or acting as an arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of GIC, Singapore and/or certain of their respective affiliates and portfolio companies (including acquisition financing), (vi) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to GIC, Singapore and/or certain of their respective affiliates and portfolio companies, and (vii) having provided or providing certain treasury management products and services to GIC, Singapore and/or certain of their respective affiliates and portfolio companies. From May 1, 2022 through April 30, 2024, BofA Securities and its affiliates derived aggregate revenues from GIC, Singapore and certain of their respective affiliates and portfolio companies of approximately $275 million for investment and corporate banking services. The information disclosed in this paragraph regarding relationships of BofA Securities and fees recognized by it is based upon information provided to Perficient by BofA Securities.

Opinion of Wells Fargo

Pursuant to an engagement letter dated February 19, 2024, Perficient retained Wells Fargo as the financial advisor to the Perficient Board in connection with a review of the potential transaction with Parent.

On May 5, 2024, representatives of Wells Fargo reviewed with the Board its financial analysis of the Merger Consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated May 5, 2024, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Company’s common stock (other than Excluded Shares), was fair, from a financial point of view, to such holders.

Wells Fargo’s opinion was for the information and use of the Perficient Board (in its capacity as such) in connection with its evaluation of the proposed Merger. Wells Fargo’s opinion only addressed the fairness, from a financial point of view, to the holders of Perficient common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders and did not address any other aspect or implication of the Merger. The summary of Wells Fargo’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo in connection with the preparation of its opinion. However, neither Wells Fargo’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation to any stockholder of Perficient as to how such stockholder should vote or act on any matter relating to the Merger.

In arriving at its opinion, Wells Fargo, among other things:

•	reviewed the Draft Agreement;
•	reviewed certain publicly available business and financial information relating to Perficient and the industries in which it operates;
•

compared the financial and operating performance of Perficient with publicly available information concerning certain other companies Wells Fargo deemed relevant, and compared current and historic market prices of Perficient common stock with similar data for such other companies;

•

reviewed certain internal financial analyses and forecasts for Perficient (referred to in this summary of Wells Fargo’s opinion as the “Projections” and as described in more detail under the section entitled “The Merger — Certain Unaudited Prospective Financial Information”) prepared by the senior management of Perficient at the direction of the Board and approved by the Board for use by Wells Fargo in preparing its opinion;

•

discussed with the management of Perficient regarding certain aspects of the Merger, the business, financial condition and prospects of Perficient the effect of the Merger on the business, financial condition and prospects of Perficient, and certain other matters that Wells Fargo deemed relevant; and

•	considered such other financial analyses and investigations and such other information that Wells Fargo deemed relevant.

In giving its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo by Perficient or otherwise reviewed by Wells Fargo. Wells Fargo did not independently verify any such information, and pursuant to the terms of Wells Fargo’s engagement by Perficient, Wells Fargo did not assume any obligation to undertake any such independent verification. In relying on Projections, Wells Fargo assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of Perficient. Wells Fargo expressed no view or opinion with respect to the Projections or the assumptions upon which they are based. Wells Fargo assumed that any representations and warranties made by Perficient and Parent in the Draft Agreement or in other agreements relating to the Merger will be true and accurate in all respects that are material to its analysis and that Perficient will have no exposure for indemnification pursuant to the Draft Agreement or such other agreements that would be material to its analysis.

Wells Fargo assumed that the Merger will have the tax consequences described in discussions with, and materials provided to it by, Perficient and its representatives. Wells Fargo also assumed that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Perficient or the contemplated benefits of the Merger. Wells Fargo also assumed that the Merger will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Draft Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to its analyses or opinion and that the final form of the Merger Agreement would not differ from the draft reviewed by Wells Fargo in any respect material to its analyses or opinion. In addition, Wells Fargo did not make any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of Perficient or Parent, nor was Wells Fargo furnished with any such evaluations or appraisals. Wells Fargo did not evaluate the solvency of Perficient or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Wells Fargo further assumed that the final form of the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by it in all respects material to its analyses and opinion.

Wells Fargo’s opinion only addressed the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Perficient common stock (other than the Excluded Shares) and Wells Fargo expressed no opinion as to the fairness of any other consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Perficient. Furthermore, Wells Fargo expressed no opinion as to any other aspect or implication (financial or otherwise) of the Merger, or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, Wells Fargo Securities did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation or other similar professional advice and has relied upon the assessments of Perficient and its advisors with respect to such advice. Wells Fargo’s opinion was necessarily based upon information made available to Wells Fargo as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Wells Fargo did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion, notwithstanding that any subsequent development may affect its opinion. Wells Fargo’s opinion did not address the relative merits of the Merger as compared to any alternative transactions or strategies that might have been available to Perficient, nor did it address the underlying business decision of the Perficient Board to proceed with or effect the Merger. Wells Fargo did not express any opinion as to the price at which the Perficient common stock may be traded at any time.

Financial Analyses

In preparing its opinion to the Perficient Board, Wells Fargo performed a variety of analyses, including those described below. The summary of Wells Fargo’s analyses is not a complete description of the analyses underlying Wells Fargo’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Wells Fargo’s opinion nor its underlying analyses is readily susceptible to summary description. Wells Fargo arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Wells Fargo believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Wells Fargo’s analyses and opinion.

In performing its analyses, Wells Fargo considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. None of the selected companies used in Wells Fargo’s analyses is identical to Perficient and none of the selected transactions reviewed was identical to the proposed Merger. Evaluation of the results of those analyses is not entirely mathematical. The financial analyses performed by Wells Fargo were performed for analytical purposes only and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Perficient.

While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Wells Fargo did not make separate or quantifiable judgments regarding individual analyses. Much of the information used in, and accordingly the results of, Wells Fargo’s analyses are inherently subject to substantial uncertainty.

Wells Fargo’s opinion was only one of many factors considered by the Perficient Board in evaluating the Merger. Neither Wells Fargo’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Perficient Board or Perficient’s management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiations between Perficient and Parent, and the decision to enter into the Merger Agreement was solely that of the Perficient Board.

The following is a summary of the material financial analyses performed by Wells Fargo in connection with the preparation of its opinion rendered to, and reviewed with, the Perficient Board on May 5, 2024. The order of the analyses summarized below does not represent relative importance or weight given to those analyses by Wells Fargo. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions made, procedures followed, matters considered and limitations and qualifications affecting each analysis, could create an incomplete view of Wells Fargo’s analyses.

The estimates of the future financial performance of the companies listed below were based on public filings, including SEC, state regulatory and foreign filings, and research estimates for those companies and the estimates of the future financial performance of Perficient relied upon for the financial analyses described below were based on the Base Case Projections.

Selected Public Companies Analysis.

Wells Fargo reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo deemed relevant. None of the selected companies used in Wells Fargo’s analyses is identical to Perficient. The selected companies were selected by Wells Fargo because they were deemed by Wells Fargo to be similar to Perficient in one or more respects, including, among other things, that each selected company’s principal business is digital engineering or diversified IT services.

The financial data reviewed included:

•

Enterprise Value, calculated as the selected company’s equity value based on closing stock price on May 3, 2024 and the number of fully diluted shares outstanding using the treasury stock method, plus debt, preferred stock and noncontrolling interests, and less cash and short-term investments, as a multiple of estimated Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, unburdened for stock based consideration) for years 2024 and 2025, or “2024E Adj. EBITDA” and “2025P Adj. EBITDA,” respectively; and

•	Share price as a multiple of estimated adjusted earnings per share for the years 2024 and 2025, or “2024E Adj. EPS” and “2025P Adj. EPS,” respectively.

Financial data for the selected companies are summarized below:

	Enterprise Value/ 2024E Adj. EBITDA Multiple	Enterprise Value/ 2025P Adj. EBITDA Multiple	Share Price/ 2024E Adj. EPS Multiple	Share Price/ 2025P Adj. EPS Multiple

Digital Engineering

EPAM Systems, Inc.	15.5x	13.0x	23.8x	20.3x

Globant S.A.	18.3x	15.1x	24.1x	20.1x

Endava PLC	10.1x	7.2x	18.0x	12.7x

ThoughtWorks, Inc	11.7x	7.6x	42.7x	12.9x

Grid Dynamics Holdings, Inc.	11.8x	9.1x	27.0x	22.0x

Diversified IT Services

Accenture plc	13.4x	12.3x	20.2x	18.7x

Tata Consultancy Services Limited	19.9x	18.0	27.6x	25.0x

Infosys Limited	15.1x	13.8	21.6x	20.0x

Capgemini SE	10.9x	10.0	15.2x	13.8x

Cognizant Technology Solutions Corporation	8.5x	8.0	12.8x	11.9x

Wipro Limited	12.1x	11.2	18.5x	16.8x

CGI Inc.	12.0x	11.5	16.7x	15.6x

Metric

Digital Engineering Median	11.8x	9.1x	24.1x	20.1x

Digital Engineering Mean	13.5x	10.4x	27.1x	17.6x

Diversified IT Median	12.1x	11.5x	18.5x	16.8x

Diversified IT Mean	13.1x	12.1x	19.0x	17.4x

Overall Median	12.0x	11.3x	20.9x	17.8x

Overall Mean	13.3x	11.4x	22.4x	17.5x

Taking into account the results of the selected public companies analysis, Wells Fargo applied a multiple range of 9.0x to 12.0x to Perficient’s 2024E Adj. EBITDA, a multiple range of 8.0x to 11.0x to Perficient’s 2025P Adj. EBITDA, a multiple range of 10.5x to 16.5x to Perficient’s 2024E Adj. EPS and a range of 9.5x to 15.0x to Perficient’s 2025P Adj. EPS, in each case, based on the Base Case Projections and Wells Fargo’s professional judgment and experience. The selected companies analysis indicated the following implied price per share reference ranges for Perficient common stock:

	Implied Equity Value Per Share

	Low	High

Enterprise Value/ 2024E Adj. EBITDA	$42.51	$59.37

Share Price/ 2024E Adj. EPS	$43.95	$69.06

Selected Public Companies 2024E Composite Reference Range:	$43.00	$65.00

Enterprise Value/ 2025P Adj. EBITDA	$46.69	$67.19

Share Price/ 2025P Adj. EPS	$48.72	$76.93

Selected Public Companies 2025P Composite Reference Range:	$48.00	$72.00

The implied equity value per share reference range was then compared to the Merger Consideration of $76.00 per share of Perficient common stock.

Selected Transactions Analysis. Wells Fargo considered certain financial terms of certain transactions involving target companies that Wells Fargo deemed relevant. The selected transactions were selected because they involved target companies that were deemed similar to Perficient in one or more respects.

The financial data reviewed included Enterprise Value as a multiple of Adjusted EBITDA for the last twelve months prior to the announcement of the applicable transaction for which data was publicly available, or “LTM Adj. EBITDA.”

Financial data for the selected transactions are summarized below:

Date Announced	Acquiror	Target	Enterprise Value/ LTM Adjusted EBITDA Multiple (1)

12/2023	Valtech SE	Kin & Carta plc	14.7x

03/2023	Sopra Steria Group	Ordina Holding B.V.	11.9x

10/2022	TELUS International	WillowTree	29.2x

05/2022	L&T Infotech	Mindtree Ltd.	28.4x

11/2021	Concentrix Corporation	ProKarma Holdings Inc.	22.2x

09/2021	The Carlyle Group Inc.	Hexaware Technologies Limited	16.3x

03/2021	Hitachi, Ltd.	GlobalLogic Inc.	43.5x

04/2021	Wipro Limited	CAPCO	N/A

11/2020	Jacobs Solutions Inc.	PA Consulting Group	15.3x

09/2020	Baring Private Equity Asia Ltd.	Virtusa Corp.	16.2x

01/2020	Capgemini SE	Altran Technologies SAS	11.2x

01/2019	DXC Technology Company	Luxoft Holding, Inc.	15.3x

07/2022	Atos SE	Syntel, Inc.	13.1x

(1)	Items noted “N/A” are not publicly available and not included in calculation of median.

Metric	Median

Enterprise Value/ LTM Adjusted EBITDA	15.8x

None of the selected transactions reviewed was identical to the proposed Merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of Wells Fargo’s analysis, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

Taking into account the results of the selected transactions analysis, Wells Fargo applied a multiple range of 13.0 to 16.0x to Adjusted EBITDA for the last twelve months ended March 31, 2024 for Perficient, based on the Base Case Projections and Wells Fargo’s professional judgment and experience.

The selected transactions analysis indicated the following implied price per share equity value reference ranges, rounded to the nearest $1.00, for Perficient common stock:

Implied Per Share Equity Value Reference Ranges for Perficient	Low	High

Enterprise Value/ LTM Adjusted EBITDA	$57.00	$72.00

The implied equity value per share reference range was then compared to the Merger Consideration of $76.00 per share of Perficient common stock.

Discounted Cash Flow Analysis

Wells Fargo performed a discounted cash flow analysis for Perficient by calculating the estimated net present value (as of March 31, 2024) of the projected unlevered free cash flows of Perficient for the nine months ending December 31, 2024 through the fiscal year ending December 31, 2028, based on the Base Case Projections.

Wells Fargo applied perpetuity growth rates ranging from 3.5% to 4.5%, which were discussed with, and approved by, Perficient management. Wells Fargo applied discount rates ranging from 11.5% to 12.5%, which were chosen by Wells Fargo based on its experience and professional judgment taking into account an analysis of Perficient’s weighted average cost of capital, which was calculated based on considerations that Wells Fargo deemed relevant in its professional judgment and experience. The discounted cash flow analysis indicated the following implied per share equity value reference range for Perficient common stock:

Implied per Share Equity Value

Low	High
$56.53	$72.85

The implied equity value per share reference range was then compared to the Merger Consideration of $76.00 per share of Perficient common stock.

Other Matters

Wells Fargo is a trade name of Wells Fargo Securities, LLC, an investment banking subsidiary and affiliate of Wells Fargo & Company. Perficient retained Wells Fargo as its financial advisor in connection with the Merger based on Wells Fargo’s experience and reputation. Wells Fargo is regularly engaged to provide investment banking and financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Perficient has agreed to pay Wells Fargo an aggregate fee currently estimated to be approximately $8.6 million, $2.0 million of which became payable to Wells Fargo prior to and including the announcement date of the Merger of May 5, 2024, and the remainder of which is contingent and payable upon the consummation of the Merger. In addition, Perficient has agreed to reimburse Wells Fargo for certain expenses and to indemnify Wells Fargo and certain related parties against certain liabilities and other items that may arise out of or relate to Wells Fargo’s engagement. The issuance of Wells Fargo’s opinion was approved by a fairness committee of Wells Fargo.

Wells Fargo and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of Wells Fargo’s written opinion, Wells Fargo and its affiliates have had investment or commercial banking relationships with Perficient for which Wells Fargo and such affiliates have received customary compensation. Such relationships have included acting as co-lead arranger, agent and joint bookrunner in connection with Perficient’s facility agreement in March 2023. In addition, during such period, Wells Fargo and its affiliates have also provided lending, and debt and equity underwriting services to portfolio companies of GIC for customary compensation. Wells Fargo and its affiliates are also an agent and a lender to one or more of the credit facilities of Perficient, and EQT Partners Inc., an affiliate of Parent (“EQT Partner”), and certain of their respective affiliates and portfolio companies. During the two years preceding the date of Wells Fargo’s written opinion, the aggregate fees recognized by Wells Fargo from Perficient investment banking services were approximately $150,000. Wells Fargo did not recognize fees from Parent, EQT Partner, GIC nor their respective affiliates and/or portfolio companies, as applicable, for investment banking services during the preceding two years. The information disclosed in this paragraph regarding relationships of Wells Fargo and fees recognized by it is based upon information provided to Perficient by Wells Fargo. Wells Fargo and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Perficient, Parent and GIC. In the ordinary course of business, Wells Fargo and its affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of Perficient, Parent and certain of their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments. Wells Fargo and its affiliates have adopted policies and procedures designed to preserve the independence of their research and credit analysts whose views may differ from those of the members of the team of investment banking professionals involved in preparing Wells Fargo’s opinion.

In addition, in the future Wells Fargo and its affiliates may provide banking and other financial services to Perficient, Parent, EQT Partner or GIC and their respective affiliates.

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to its future performance, revenue, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, including the difficulty of predicting general economic and market conditions, though the Company has in the past provided investors with financial guidance covering certain operating measures and expenses, which it may update from time to time during the relevant year. In connection with the evaluation of the Merger, the Company’s senior management prepared (i) unaudited, non-public prospective financial projections for the Company on a stand-alone basis, without giving effect to the transactions contemplated by the Merger Agreement, for the fiscal years 2024 through 2028 (the “Base Case Projections”) and (ii) a variation of the Base Case Projections that assumes a substantial amount of hypothetical mergers and acquisitions activity with target acquisition consideration of approximately 7.7x next 12-months adjusted EBITDA (the “Acquisitions Projections” and together with the Base Case Projections, the “Projections”), which were reviewed and discussed with the Board and approved by the Board for use by BofA Securities, Wells Fargo and, subject to the execution of a confidentiality agreement, EQT Asia on February 20, 2024 (as described in the section of this proxy statement titled “The Merger — Background of the Merger”). The Board used the Projections to assist in its decision-making process in determining whether to authorize and approve the execution of the Merger Agreement, and whether to recommend that Company stockholders adopt the Merger Agreement (as described in the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Perficient Board”). As directed by the Company, BofA Securities and Wells Fargo each used the Base Case Projections in connection with its opinion to the Board and financial analyses performed in preparing such opinion, as described under the section of this proxy statement titled “The Merger — Opinion of BofA Securities” and “The Merger — Opinion of Wells Fargo.” The Projections were shared with EQT Asia on March 2, 2024.

The Projections were prepared by the Company’s senior management on a standalone basis without giving effect to the transactions contemplated by the Merger Agreement (including the Merger), and therefore the Projections do not give effect to the transactions contemplated by the Merger Agreement (including the Merger), or any changes to the Company’s operations, capital structure or strategy that may be implemented after the consummation of the transactions contemplated by the Merger Agreement (including the Merger) or to any costs incurred in connection with the transactions contemplated by the Merger Agreement (including the Merger). Furthermore, the Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement (including the Merger) to be completed and should not be viewed as accurate or continuing in that context.

The tables below present summaries of the Projections prepared by the Company’s senior management and provided by senior management to the Board in advance of being used by BofA Securities and Wells Fargo, and being made available to EQT Asia, except unlevered free cash flow with respect to the Base Case Projections, which was arithmetically calculated by BofA Securities and Wells Fargo solely using the prospective financial information included in the Base Case Projections. The summary of the Projections is included in this proxy statement solely to give the Company’s stockholders access to the Projections that were made available to the Board, BofA Securities, Wells Fargo and EQT Asia and is not being included in this proxy statement to influence a Company’s stockholder’s decision whether to vote to adopt the Merger Agreement or for any other purpose. The inclusion of this information should not be regarded as an indication that our Board or the Company’s senior management or financial advisors, or any other person, considered, or now considers, such Projections to be material or to be necessarily predictive of actual future results, and these Projections should not be relied upon as such.

Base Case Projections

The following table is a summary of the Base Case Projections:

($ in millions)	2024E		2025E	2026E	2027E	2028E

Revenue	$954		$1,107	$1,306	$1,534	$1,800

Adjusted EBITDA (1)	$199		$243	$295	$358	$430

Unlevered Free Cash Flow (2)	$93	(3)	$132	$152	$187	$227

(1)	Adjusted EBITDA calculated as EBITDA plus stock-based compensation and one-time charges.
(2)	Unlevered Free Cash Flow calculated as Adjusted EBITDA less (i) stock-based compensation, less (ii) taxes, less (iii) change in net working capital, and less (iv) capex.
(3)	Based on Q2-Q4 2024E quarterly projections provided as of May 2, 2024.

Acquisitions Projections

The Base Case Projections, presented above, do not assume any mergers and acquisitions activity. The Acquisition Projections assume a substantial amount of hypothetical mergers and acquisitions activity with target acquisition consideration of approximately 7.7x next 12-months adjusted EBITDA. At the time of the preparation of the Projections, the Company’s senior management had not identified (or entered into negotiations with) any potential targets with respect to any of the hypothetical mergers and acquisitions activity assumed in the Acquisitions Projections. It was Company senior management’s view that the embedded assumptions regarding mergers and acquisitions activity were hypothetical and the Company’s ability to execute such mergers and acquisitions activity was highly uncertain. The Acquisitions Projections were not taken into account by either BofA Securities or Wells Fargo in connection with each of its opinion to the Board or financial analyses performed in preparing such opinion, as described under the section of this proxy statement titled “The Merger — Opinion of BofA Securities” and “The Merger — Opinion of Wells Fargo.”

The following table is a summary of the Acquisitions Projections:

($ in millions)	2024E	2025E	2026E	2027E	2028E

Revenue	$969	$1,195	$1,469	$1,839	$2,240

Adjusted EBITDA (1)	$203	$263	$332	$427	$530

Levered Free Cash Flow (2)	$54	$58	$112	$49	$224

(1)	Adjusted EBITDA calculated as EBITDA plus stock-based compensation and one-time charges.
(2)

Levered Free Cash Flows means Net Income plus (i) depreciation and amortization, plus (ii) stock-based compensation, less (iii) change in net working capital, less (iv) capex, plus (v) adjustments to FV, (vi) less earnout payouts, and less (vii) acquisition considerations.

Additional Information About the Projections

The Projections were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Projections are forward-looking statements.

The Projections were prepared by the Company’s senior management based on estimates they reasonably believed to be achievable. However, the information set forth in the Projections is not factual and should not be relied upon as being necessarily indicative of actual future results. The assumptions and estimates underlying the Projections, all of which are difficult to predict and many of which are beyond the control of the Company, may not be realized. There can be no assurance that the forecasted results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Projections, whether or not the Merger is completed. In addition, the Projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Neither the Company nor any of its affiliates assumes any responsibility to holders of shares of Perficient common stock for the accuracy of this information.

The Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. The Projections summarized below, while presented with numerical specificity, were based on numerous assumptions and estimates that necessarily involve judgments with respect to the Company’s business, financial condition and results of operations, industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. The Projections also reflect assumptions that are subject to change, including, but not limited to, assumptions regarding: demand for our services; growth rates; market share; market size and conditions; competitive landscape; products and product mix; contract duration expansion; renewal rates; operating expenses; margins; ability to maintain and expand relationships with new and existing customers; and net working capital. Important factors that may affect actual results and the achievability of the Projections include, but are not limited to: general economic conditions and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; competition; fluctuations in currency exchange rates; changes in applicable laws; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. See also the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.” The Projections also reflect assumptions as to certain business decisions that are subject to change. There can be no assurance that the Projections will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Projections relate, the less predictive the information becomes.

The Projections contain non-GAAP financial measures including Adjusted EBITDA and Levered Free Cash Flow. The Company’s senior management included such measures in the Projections because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of the Company. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Adjusted EBITDA and Levered Free Cash Flow should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors, senior management or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of adjusted financial measures were not relied upon by the Board or the Company’s senior management or financial advisors in connection with their evaluation of the Merger. Accordingly, the Company has not provided a reconciliation of the adjusted financial measures included in the Projections to the relevant GAAP financial measures.

No independent registered public accounting firm provided any assistance in preparing the Projections. Accordingly, no independent registered public accounting firm has examined, compiled, or otherwise performed any procedures with respect to the Projections or expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the information contained in the Projections. The KPMG LLP reports included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, relate solely to the historical financial information of the Company and to an assessment of the Company’s internal controls over financial reporting. Such reports do not extend to the Projections and should not be read to do so.

The Projections summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Projections summarized in this section are based solely on information available to the Company’s senior management at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement. The Company undertakes no obligation, except as required by law, to update or otherwise revise the Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in general economic or industry conditions.

By including the Projections in this proxy statement, neither the Company nor any of its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any security holder (or any other person or entity) regarding the information included in the Projections or the ultimate performance of the Company, Parent, the surviving corporation or any of their affiliates compared to the information contained in the Projections. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Projections.

In light of the foregoing factors and the uncertainties inherent in the Projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on the Projections.

Certain Effects of the Merger

If the Merger Proposal is approved and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Perficient upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, Perficient will continue to exist following the Merger and as a wholly owned subsidiary of Parent.

Following the Merger, all shares of Perficient common stock will be beneficially owned by Parent and, except as otherwise expressly agreed to in writing, none of the Company’s current stockholders will have any direct ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent after the consummation of the Merger. Following the Merger, Parent will have the potential to benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

At the Effective Time, and without any action by any stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a stockholder of the Company, each share of Company common stock that is issued and outstanding as of immediately prior to the Effective Time (other than the Company Restricted Shares and the shares of Company common stock held by the Company as treasury stock, owned by Parent or Merger Sub immediately prior to the Effective Time or as to which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration. See the section of this proxy statement titled “The Merger Agreement — Consideration to be Received in the Merger.”

At the Effective Time:

•

Each Company Restricted Share outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash equal to the Per Share Price (the “Company Restricted Share Consideration”), which Company Restricted Share Consideration will be paid as described below.

•

Each Company Phantom Stock Award outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock measured by reference to such Company Phantom Stock Award as of immediately prior to the Effective Time and (2) the Per Share Price (the “Company Phantom Stock Award Consideration”), which Company Phantom Stock Award Consideration will be paid as described below.

•

Each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock subject to such Company RSU Award as of immediately prior to the Effective Time and (2) the Per Share Price (referred to as the “Company RSU Consideration”), which Company RSU Consideration will be paid as described below.

•

Each Company PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested and determined assuming any performance-based vesting condition is achieved at a level such that 100% of the Company common stock underlying such Company PSU are considered to be outstanding, will be automatically cancelled and converted into the right to receive an amount in cash equal to the Per Share Price (the “Company PSU Consideration”), which Company PSU Consideration will vest and be paid as described below.

Equity Award Consideration will be paid to the Equity Award Holders as follows:

•

(1) 100% of the Equity Award Consideration in respect of (x) Equity Awards that are vested as of the Effective Time in accordance with the existing terms and conditions applicable to such Equity Awards, (y) Equity Awards that are scheduled to vest in the ordinary course during the six-month period following the Effective Time, and (z) Equity Awards held by non-employee members of the Company Board and (2) 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest in between the six-month and first anniversary of the Effective Time will be paid as promptly as reasonably practicable after the Effective Time.

•

The remaining 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid as promptly as reasonably practicable after the earlier of the six month anniversary of the Effective Time and the applicable Equity Award Holder’s termination of employment without cause, due to death or disability, or in the case of certain executive officers, a resignation with good reason (collectively a “Qualifying Termination of Employment”) following the Effective Time.

•

All remaining Equity Award Consideration, including Company PSU Consideration, will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid as promptly as reasonably practicable after the earlier of the first anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination of Employment following the Effective Time.

All payments with respect to the Equity Award Consideration will be made without interest and less any applicable withholding taxes. The Equity Award Consideration described above, together with the aggregate per share Merger Consideration payable pursuant to the Merger Agreement, is referred to collectively as the “aggregate Merger Consideration.”

Perficient common stock is currently registered under the Exchange Act and trades on Nasdaq under the ticker symbol “PRFT.” Following the consummation of the Merger, shares of Perficient common stock will be delisted from Nasdaq. In addition, the registration of shares of Perficient common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to its common stock. Termination of registration of Perficient common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger Is Not Completed

If the Merger Proposal is not approved by the holders of Perficient common stock, or if the Merger is not completed for any other reason, holders of Perficient common stock will not receive any Merger Consideration for shares of Perficient common stock they own. Instead, Perficient will remain an independent public company and stockholders will continue to own their shares of Perficient common stock. Perficient common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Perficient will continue to file periodic reports with the SEC with respect to its common stock and the Company’s stockholders will continue to own their shares of Perficient common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Perficient common stock.

If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Perficient common stock, including the risk that the market price of Perficient common stock may decline to the extent that the current market price of Perficient common stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Under certain circumstances, if the Merger is not completed, Perficient may be obligated to pay to Parent a termination fee or Parent may be obligated to pay to Perficient a termination fee, as applicable. For more information, see the section of this proxy statement titled “The Merger Agreement —Termination Fees and Expenses.”

Financing of the Merger

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $3,185,858,973, which will be funded via the Debt Financing and the Equity Financing described below. Parent and Merger Sub have represented to Perficient in the Merger Agreement that the aggregate proceeds from the Financing are sufficient to (i) consummate the Merger and other transactions (including the aggregate Merger Consideration), (ii) repay, prepay or discharge (substantially simultaneous with the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to certain of the Company’s credit agreement and Company Convertible Notes and (iii) pay all fees and expenses of the Company, Parent and Merger Sub required to be paid at closing (including in connection with the Merger and the Financing).

Parent has obtained a commitment from the Guarantors to provide equity financing pursuant to the terms of the Equity Commitment Letters. Concurrently with the execution of the Merger Agreement, Parent and Merger Sub delivered to Perficient copies of the Equity Commitment Letters. Other than as expressly set forth in the Equity Commitment Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing. In no event will the receipt or availability of any funds or financing (including the financing contemplated by the Equity Commitment Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

A&R Debt Commitment Letter

Pursuant to the A&R Debt Commitment Letter, each of JPM, Toronto-Dominion, TD Securities, Barclays, Citi, DB NY and Nomura has committed to fund certain senior secured revolving and term loan facilities at the closing of the Merger for the purpose of, among other things, allowing Parent and/or Merger Sub to fund (a) a portion of the aggregate Merger Consideration payable by Parent and/or Merger Sub, (b) the repayment in full of all outstanding indebtedness under the Company’s credit agreement and (c) related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Financing).

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. The obligations of the Financing Sources to fund the Debt Financing under the A&R Debt Commitment Letter are subject to a number of conditions, including, but not limited to: the simultaneous or substantially simultaneous (a) contribution of certain specified minimum equity amounts, (b) consummation of the Merger and (c) repayment in full of all outstanding indebtedness under the Company’s existing credit agreement.

The obligation of the Financing Sources to fund the debt commitments under the A&R Debt Commitment Letter will automatically and immediately terminate in the event that either (a) the initial borrowing under the term loan facility does not occur on or before 11:59 p.m., New York City time, on the date that is five business days after the Termination Date, (b) the date on which Parent informs the Financing Sources that the Merger Agreement has been terminated in accordance with its terms by Parent prior to the consummation of the Merger or (c) the consummation of the Merger with or without the funding of the facilities.

Equity Commitment Letters

Pursuant to the Equity Commitment Letters, each of the Guarantors have committed to contribute or cause to be contributed to Parent at the closing of the Merger certain equity financing for the purpose of allowing Parent and/or Merger Sub to fully fund (a) a portion of the aggregate Merger Consideration payable by Parent and/or Merger Sub, and (b) related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Merger).

The obligations of the Guarantors to provide certain equity financing under the Equity Commitment Letters are subject to a number of conditions, including, but not limited to: (a) the satisfaction or waiver by Parent of all of the conditions to Parent’s obligation to effect the closing set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), (b) the substantially simultaneous funding of (i) the Debt Financing and (ii) the equity commitments pursuant to the Equity Commitment Letters of each of the other Guarantors and (c) the substantially simultaneous consummation of the closing. Such funding will occur substantially simultaneously with the issuance of the securities to each of the Guarantors.

The obligation of each Guarantor to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (a) the consummation of the closing (but only if such obligation shall have been discharged in connection therewith), (b) the termination of the Merger Agreement pursuant to the Merger Agreement, (c) the commencement of any action, suit or proceeding which terminates the Guarantors’ obligations or liabilities under the Limited Guarantees in accordance with their terms, (d) the termination of any of the other Equity Commitment Letters of each of the other Guarantors and (e) the payment of any amounts due pursuant to the Limited Guarantees.

Perficient is an express third-party beneficiary of the Equity Commitment Letters solely with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letters to be funded by the Guarantors to Parent in accordance with the Equity Commitment Letters, and to cause Parent to enforce its rights against the Guarantors to perform their funding obligations under the Equity Commitment Letters, in each case, subject to (a) the limitations and conditions set forth in the Equity Commitment Letters and (b) the terms and conditions of the Merger Agreement.

Limited Guarantees

Concurrently with the execution of the Merger Agreement, the Guarantors have executed and delivered limited guarantees in favor of Perficient. Pursuant to the Limited Guarantees, the Guarantors have agreed to guarantee, on a pro rata basis, the due and punctual performance and payment of: (a) Parent’s reimbursement and indemnification obligations set forth in the Merger Agreement and (b) the Parent Termination Fee when and only if such amounts become payable pursuant to the Merger Agreement, subject to certain limitations. The obligations of the Guarantors under the Limited Guarantees are subject to an aggregate cap equal to $167,637,888.

The Limited Guarantees will terminate and be of no further force and effect, and the Guarantors will have no further obligation or liability under the Limited Guarantees, upon the earliest to occur of: (a) the consummation of the closing of the Merger, (b) subject to the cap, receipt in full in cash by the Company or its affiliates of the obligations under the Limited Guarantees, (c) the valid termination of the Merger Agreement in accordance with its terms, other than (i) by the Company if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties covenants or other agreements contained in the Merger Agreement or if Parent fails to consummate the Merger following the satisfaction by the Company of the closing conditions or (ii) by the Company or Parent if the closing does not occur by the Termination Date at a time when the Company had the right to terminate the Merger Agreement pursuant provisions described in clause (c)(i) and (d) 120 days following the termination of the Merger Agreement (i) by the Company pursuant to the provisions described in clause (c)(i) or (ii) by the Company or Parent pursuant to the provision described in clause (c)(ii) (or, if the Company has made a claim under the Limited Guarantees prior to such date, the date that such claim is finally satisfied or otherwise finally resolved).

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the Perficient Board with respect to the Merger, Perficient stockholders should be aware that the directors and executive officers of Perficient have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of Perficient stockholders generally. The Perficient Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that Perficient stockholders adopt the Merger Agreement. See the section of this proxy statement titled “The Merger — Background of the Merger” and the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Perficient Board.” These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

Treatment of Equity Awards

Company Restricted Shares

At the Effective Time, each Company Restricted Share outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive the Company Restricted Share Consideration, which Company Restricted Share Consideration will be paid as described below.

Company Phantom Stock Award

At the Effective Time, each Company Phantom Stock Award outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive the Company Phantom Stock Award Consideration, which Company Phantom Stock Award Consideration will be paid as described below.

Company RSUs

At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive the Company RSU Consideration, which Company RSU Consideration will be paid as described below.

Company PSUs

At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested and determined assuming any performance-based vesting condition is achieved at a level such that 100% of the Company common stock underlying such Company PSU are considered to be outstanding, will be automatically cancelled and converted into the right to receive the Company PSU Consideration, which Company PSU Consideration will be paid as described below.

Equity Award Consideration

Except as otherwise provided in the interim operating covenants of the Merger Agreement, the Equity Award Consideration payable to the Equity Award Holders will be paid to Equity Award Holders as follows:

•

(1) 100% of the Equity Award Consideration in respect of (x) Equity Awards that are vested as of the Effective Time in accordance with the existing terms and conditions applicable to such Equity Awards, (y) Equity Awards that are scheduled to vest in the ordinary course during the six-month period following the Effective Time, and (z) Equity Awards held by non-employee members of the Company Board and (2) 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will be paid by the Company or the surviving corporation to the applicable Equity Award Holder through its payroll system or payroll provider as promptly as reasonably practicable after the Effective Time.

•

The remaining 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid by the Company or the surviving corporation to the applicable Equity Award Holder through its payroll system or payroll provider as promptly as reasonably practicable after the earlier of the six month anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination of Employment following the Effective Time.

•

All remaining Equity Award Consideration, including the Equity Award Consideration payable in respect of the Company PSU Consideration, will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid by the Company or the surviving corporation to the applicable Equity Award Holder through its payroll system or payroll provider as promptly as reasonably practicable after the earlier of the first anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination of Employment following the Effective Time.

All payments with respect to the Equity Award Consideration will be made less any applicable withholding taxes.

Quantification of Payments. All Company Restricted Shares held by our non-employee directors will fully vest at the Effective Time, subject to the non-employee director’s continued service through the Effective Time. The estimated aggregate amount that would be payable to Perficient’s six non-employee directors for their Company Restricted Shares if the Effective Time occurred on June 10, 2024 is $548,264. For an estimate of the amounts that would be payable to each of Perficient’s named executive officers with regards to their Company Restricted Shares and Company PSUs, see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits.”

Employment Agreements with Executive Officers

Each of Thomas J. Hogan, the Company’s Chief Executive Officer, and Paul E. Martin, the Company’s Chief Financial Officer, is party to an employment agreement with the Company (the “Employment Agreements”). Under the Employment Agreements, each executive officer is eligible to receive certain severance payments and benefits if each executive officer incurs a without cause termination or a constructive termination (as defined in the applicable Employment Agreement), in each case, within three months prior to a change in control or 18 months following a change in control (as defined in the applicable Employment Agreement) for Mr. Hogan and during the 12 months following a change in control for Mr. Martin, which the Merger will constitute (each, a “qualifying termination”).

Mr. Hogan’s Employment Agreement provides that, upon a qualifying termination, Mr. Hogan will be entitled to:

•	a lump sum payment equal to 24 months of base salary, as in effect immediately prior to the executive’s termination or resignation;
•	a target bonus, prorated to the date of termination, for the year in which termination of employment occurs;
•	100% accelerated vesting of all outstanding equity awards granted prior to the Effective Time; and
•	continuation of benefits under the Company’s medical, disability, life, and dental insurance programs for a period of up to 12 months.

Mr. Martin’s Employment Agreement provides that Mr. Martin will be entitled to 50% accelerated vesting of all outstanding equity awards upon a change in control, which the Merger will constitute, and upon a qualifying termination, Mr. Martin will be entitled to:

•	a lump sum payment equal to 12 months of base salary, as in effect immediately prior to the executive’s termination or resignation;
•	100% accelerated vesting of all outstanding equity awards granted prior to the Effective Time; and
•	continuation of benefits under the Company’s medical, disability, life, and dental insurance programs for a period of up to 12 months.

If any of the amounts provided for under these Employment Agreements or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the executive officer will be entitled to receive either full payment of benefits under his Employment Agreement or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. These severance benefits are subject to the execution and effectiveness of a waiver and release of claims in favor of the Company.

Effective March 1, 2024, Mr. Davis resigned from his employment position as Executive Chairman, which terminated his employment agreement other than the restrictive covenants that survived in accordance with their terms. As such, he is not entitled to and will not receive any severance benefits in connection with the Merger.

Potential Severance Payments and Benefits

Neither Ms. Adomite nor Mr. Sheen has an employment agreement with the Company that provides for severance benefits. However, under the terms of the Merger Agreement, upon a termination without cause (as defined in the confidential disclosure letter to the Merger Agreement), Ms. Adomite and Mr. Sheen will be eligible to receive an amount equal to four weeks’ worth of his or her base salary for each completed year of service. These severance benefits are subject to the execution and effectiveness of a waiver and release of claims in favor of the Company.

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers has had any discussions or negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Merger. Prior to or following the closing of the Merger, however, certain executive officers may in the future have discussions, or may enter into agreements with, Parent, the Company, or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.

280G Mitigation Actions

Under the Merger Agreement, the Company may take certain actions to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including the executive officers. As of the date of this proxy statement, the Company has not approved any specific actions to mitigate any impact of Section 280G of the Code on the Company or any disqualified individuals.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, Perficient’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that may be paid or become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation.

The potential payments in the table below are based on the following assumptions:

•	the relevant price per share of Perficient common stock is $76.00;
•	the effective time of the Merger is June 10, 2024, which is the assumed date of the effectiveness of the Merger solely for purposes of this golden parachute compensation disclosure;
•

each named executive officer’s employment (other than Mr. Davis) is subject to a qualifying termination immediately following the effective time of the Merger, which entitles Messrs. Hogan and Martin to receive the severance benefits described above under “The Merger — Interests of the Directors and Executive Officers in the Merger — Employment Agreements with Executive Officers” and Ms. Adomite and Mr. Sheen to receive severance benefits in the amount of four weeks of base salary for each completed year of service as described above under “The Merger — Interests of the Directors and Executive Officers in the Merger — Potential Severance Payments and Benefits;”

•

each named executive officer holds the outstanding equity awards that were held by each named executive officer as of June 10, 2024, the latest practicable date before the filing of this proxy statement;

•	the amounts set forth in the table below regarding named executive officer compensation are based on compensation levels as of June 10, 2024; and
•

the “best-net” provision contained in the Employment Agreements, described above under “The Merger — Interests of the Directors and Executive Officers in the Merger — Employment Agreements with Executive Officers;” will not apply.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including the assumption described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table. The following table and footnotes describe the benefits each named executive officer is eligible to receive in connection with the completion of the Merger.

Name	Cash ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Total ($)

Thomas J. Hogan	2,100,000	10,575,324	146,364	12,821,688

Paul E. Martin	460,000	5,432,100	146,364	6,038,464

Jeffrey S. Davis	—	6,155,848	—	6,155,848

Susan L. Adomite	136,154	663,480	—	799,634

Kevin T. Sheen	443,077	1,192,592	—	1,635,669

(1)

As described above under “The Merger — Interests of the Directors and Executive Officers in the Merger — Employment Agreements with Executive Officers,” the payments described in the “Cash” column for Messrs. Hogan and Martin are “double-trigger,” as they will only be payable in the event of a qualifying termination of employment during the period beginning three months prior to the effective time of the Merger and ending 18 months thereafter for Mr. Hogan and beginning on the Effective Time and ending 12 months thereafter for Mr. Martin. Specifically, the cash amounts represent a lump-sum cash severance payment equal to (i) for Mr. Hogan, (A) 24 months of base salary and (B) target bonus, prorated to the date of termination, for the year in which termination of employment occurs and (ii) for Mr. Martin, 12 months of base salary. As described above under “The Merger — Interests of the Directors and Executive Officers in the Merger — Potential Severance Payments and Benefits,”

neither Ms. Adomite nor Mr. Sheen has an employment agreement with the Company that provides for severance benefits. The payments described in the “Cash” column for Ms. Adomite and Mr. Sheen are “double-trigger” payments that would be payable upon a termination without cause (as defined in the confidential disclosure letter to the Merger Agreement) without regard to whether the Merger occurs. For purposes of this disclosure, the payments in the “Cash” column for Ms. Adomite and Mr. Sheen represent a lump sum cash severance payment equal to (i) 24 weeks of base salary for Ms. Adomite and (ii) 64 weeks of base salary for Mr. Sheen, assuming in each case, that each named executive officer is eligible to receive four weeks’ worth of his or her base salary for each completed year of service with the Company. Effective March 1, 2024, Mr. Davis resigned his employment position as Executive Chairman, and as such, he is not entitled to and will not receive any severance benefits in connection with the Merger.

Name	Severance Payment ($)	Prorated Target Annual Bonus Payment ($)

Thomas J. Hogan	1,200,000	900,000

Paul E. Martin	460,000	—

Jeffrey S. Davis	—	—

Susan L. Adomite	136,154	—

Kevin T. Sheen	443,077	—

(2)

The amounts in this table represent the value of the cash consideration to be received in respect of Company Restricted Shares and unvested Company PSUs. Payments with respect to any Company Restricted Shares payable to Mr. Davis are “single trigger” and will be paid in connection with the consummation of the Merger. Payments with respect to any Company Restricted Shares payable to the named executive officers (other than Mr. Davis) are (i) “single trigger” with respect to (x) 100% of Company Restricted Shares that are scheduled to vest in the ordinary course during the six-month period following the Effective Time, and (y) 50% of the Company Restricted Shares that are scheduled to vest between the six-month and first anniversary of the Effective Time and (ii) “double trigger” with respect to the remaining Company Restricted Shares and will become payable upon the named executive officer’s Qualifying Termination of Employment. Payments with respect to any Company PSUs are “double trigger” and will become payable upon Mr. Hogan’s Qualifying Termination of Employment.

Name	Value of Company Restricted Shares ($)	Value of Company PSUs ($)	Total ($)

Thomas J. Hogan	9,751,332	823,992	10,575,324

Paul E. Martin	5,432,100	—	5,432,100

Jeffrey S. Davis	6,155,848	—	6,155,848

Susan L. Adomite	663,480	—	663,480

Kevin T. Sheen	1,192,592	—	1,192,592

(3)

The amounts in this table represent the value of future payments of premiums for benefits which would be paid on behalf of Messrs. Hogan and Martin under the Company’s medical, disability, life and dental insurance programs.

Certain Material U.S. Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax considerations applicable to holders of Perficient common stock who receive cash in exchange for shares of Perficient common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The relevant U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (referred to herein as the “IRS”) regarding any of the tax issues discussed herein. There can be no assurance that the IRS will not challenge, or that a court would not take a differing view regarding, one or more of the tax consequences of the Merger described in this proxy statement.

This discussion assumes that holders of Perficient common stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Perficient common stock in light of such holder’s individual circumstances, nor does it address the U.S. federal estate or gift taxes, state, local or non-U.S. taxes, the U.S. federal alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax laws other than the U.S. federal income tax laws. This discussion also does not address tax considerations that may be relevant to holders of Perficient common stock subject to special treatment under the U.S. federal income tax laws, including, for example: banks or other financial institutions, brokers or dealers in securities or currencies, mutual funds, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities and their partners or members, S corporations, tax-exempt organizations, governmental organizations, retirement or other tax-deferred accounts, insurance companies, traders in securities who elect a mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and individuals who have ceased to be U.S. citizens or “long-term residents” of the United States, holders who acquired their Perficient common stock through the exercise of Company stock options or otherwise as compensation, holders who hold their Perficient common stock as part of a hedge, straddle, constructive sale, risk reduction or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, real estate investment trusts, regulated investment companies, holders deemed to sell their shares of Perficient common stock under the constructive sale provisions of the Code, persons who own (directly, indirectly or constructively) an equity interest in Parent or the surviving corporation, and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company’s stock (by vote or value) and holders who exercise appraisal rights in connection with the merger under the DGCL.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Perficient common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partner and the partnership. If you are a partnership holding Perficient common stock or a partner of a partnership holding Perficient common stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the Merger relevant to you.

This discussion is for informational purposes only and is not tax advice. Holders of Perficient common stock are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the Merger to them in light of their particular circumstances, as well as any tax consequences of the Merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, “golden parachute” rules, or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Perficient common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code); and

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Perficient common stock that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. holder.

U.S. Holders

The receipt of cash in exchange for shares of Perficient common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any amounts applicable to withholding taxes) and such U.S. holder’s adjusted tax basis in the shares exchanged for cash pursuant to the Merger. A U.S. holder’s adjusted tax basis in a share of Perficient common stock will generally be equal to the amount the U.S. holder paid for such share. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares exceeds one year as of the date of the closing. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. Short-term capital gains are taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of Perficient common stock (i.e., common stock acquired at the same time and at the same price in a single transaction). U.S. holders who own separate blocks of Perficient common stock should consult their own tax advisors with respect to these rules.

A U.S. holder may, unless an exception applies, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such U.S. holder provides its correct taxpayer identification number (the “TIN”) on a properly executed IRS Form W-9 (or if appropriate, a substitute or successor form) and certifies under penalties of perjury that such TIN is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be credited or refunded against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the IRS in a timely manner and other requirements are satisfied.

A U.S. holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the Merger, a statement setting forth certain facts relating to the Merger.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on earnings and profits (as determined for U.S. federal income tax purposes) effectively connected with the U.S. holder’s U.S. trade or business, subject to certain adjustments;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the Merger, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (a) the five-year period ending on the date of the Merger and (b) the non-U.S. holder’s holding period in Perficient common stock, and, at any time during such period, the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding Perficient common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business (in each case, after taking into account certain debts in determining the fair market value of real property). The Company does not believe that it was and does not expect that it will be a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period ending on the date of the Merger.

Non-U.S. holders that are or may be subject to U.S. federal income tax under any of the above rules are urged to consult their tax advisors regarding such taxation. Non-U.S. holders may be subject to state, local or non-U.S. income or other tax laws, and are urged to consult their tax advisors about the potential application of such laws.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 24%) with respect to the cash received by such non-U.S. holder pursuant to the Merger, unless such non-U.S. holder provides the Payment Agent with an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person as defined under the Code) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the IRS in a timely manner and other applicable requirements are satisfied. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. holder resides or is established.

THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES WITH RESPECT TO ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

Regulatory Approvals Required for the Merger

U.S. Antitrust

The obligations of Parent and the Company to consummate the Merger are subject to the expiration or termination of the waiting period applicable to the Merger under the HSR Act. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the DOJ and the FTC on May 31, 2024, and accordingly, the 30-day waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on July 1, 2024, unless otherwise extended.

At any time before or after consummation of the Merger, the FTC or the DOJ (notwithstanding the termination of the waiting period under the HSR Act) could take such action under antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger and seeking divestiture of substantial assets of Parent or the Company.

At any time before or after the completion of the Merger, any state or non-U.S. governmental authority could take such action under antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger and seeking divestiture of substantial assets of Parent or the Company. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

There can be no assurance that the FTC, the DOJ or any other governmental authority or any private party will not attempt to challenge the Merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result.

As of the date of this proxy statement, neither Parent nor the Company has been notified by any state attorney general indicating any plan to review the Merger.

Other Antitrust and Foreign Investment Laws

The consummation of the Merger is also conditioned upon the receipt of the consents and approvals required by the antitrust authority in Serbia and relevant governmental authorities under foreign investment laws in Romania. The Company and Parent each filed or caused to be filed the requisite notification forms (i) with the antitrust authority in Serbia on May 20, 2024 and (ii) with the relevant governmental authority under foreign investment laws in Romania on June 3, 2024. The Merger cannot be completed until Perficient and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions.

There can be no assurances that all of the required regulatory approvals will be obtained and, if obtained, there can be no assurances as to the timing of any approvals.

The Merger Agreement includes covenants obligating each of the parties, with respect to filings under the HSR Act and foreign regulatory laws, to supply (or cause to be supplied) information that may be required to make such filings or any additional information that may be requested by the FTC, DOJ, or other governmental authorities in which such a filing is made, and to cooperate and coordinate (and to cause their respective affiliates to cooperate and coordinate) with the other to make such filings

The Merger Agreement includes a covenant obligating each of Parent and Merger Sub to (and to cause their respective Affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions with respect to Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act and any other Antitrust Laws.

For more information regarding these covenants, see the section of this proxy statement titled “The Merger Agreement — Reasonable Best Efforts; Antitrust Filings.”

CFIUS

The consummation of the Merger is also conditioned upon any review or investigation by CFIUS of the transactions contemplated by the Merger Agreement having been concluded, and either (a) CFIUS shall have provided written notice that (i) the transactions contemplated by the Merger Agreement do not constitute a “covered transaction” under Section 721 of the Defense Production Act of 1950, 50 U.S.C. § 4565 (as amended) (“Section 721”), or (ii) all action under Section 721 is concluded with respect to the transactions contemplated by the Merger Agreement, and there are no unresolved national security concerns, or (b) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby, or the time permitted by law for such action shall have lapsed (“CFIUS Approval”) without the imposition of a Burdensome Condition (which term is described in the section of this proxy statement titled “The Merger Agreement — CFIUS Filings”).

The parties have agreed to cooperate and use their reasonable best efforts to obtain the CFIUS Approval. On May 31, 2024, the Company and Parent submitted to CFIUS a draft notice with respect to the transactions contemplated by the Merger Agreement pursuant to 31 C.F.R. Part 800 Subpart E. CFIUS will then provide comments on such draft notice and the parties shall then submit to CFIUS a final notice with respect to the transactions contemplated by the Merger Agreement pursuant to 31 C.F.R. Part 800 Subpart E. Upon the acceptance of such a notice, CFIUS will initiate a 45 calendar day review period, at the end of which, if it determines that there are no unresolved national security concerns, it will conclude all action under Section 721. If CFIUS determines that certain circumstances warrant additional review, it will commence a 45-calendar day investigation no later than the end of the initial 45-day review period. This period of investigation may be extended by the CFIUS Chairperson for an additional 15 calendar days in the event of extraordinary circumstances. If CFIUS has no unresolved national security concerns at the end of the investigation, it will conclude all action under Section 721. On the other hand, if CFIUS has unresolved national security concerns at the end of such investigation, it will send a report to the President of the United States, who may act to suspend or prohibit the transaction. At any time during the course of CFIUS review or investigation, CFIUS may request that the parties take actions to mitigate any national security concerns it has identified. Where CFIUS has completed all action with respect to the transaction or the President of the United States has announced a decision not to exercise his authority under Section 721 with respect to the transaction, the President and CFIUS shall not further exercise the authority available to them under Section 721, including divestment authority, thereby providing a “safe harbor” for the transaction.

Legal Proceedings Regarding the Merger

As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Perficient, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

Delisting and Deregistration of Perficient Common Stock

If the Merger is completed, the shares of Perficient common stock will be delisted from Nasdaq and deregistered under the Exchange Act and shares of Perficient common stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. The provisions of the Merger Agreement are extensive and not easily summarized. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section of this proxy statement titled “Where You Can Find Additional Information.”

The Merger Agreement has been included to provide you with information regarding its terms, and we recommend that you read it in its entirety. The Merger Agreement is a contractual document that establishes and governs the legal relations between the Company, Parent and Merger Sub and allocates risks between the parties, with respect to the Merger, the other agreements contemplated by the Merger Agreement, and the transactions contemplated by the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates specified in the Merger Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure letter made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The representations and warranties in the Merger Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section of this proxy statement titled “Where You Can Find Additional Information.”

The Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

Closing and Effective Time of the Merger

The closing of the Merger will take place at 8:00 a.m., New York City time, within two business days after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of all of the conditions described in the section of this proxy statement titled “The Merger Agreement — Conditions of the Merger” (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or such other time as Parent, Merger Sub and the Company mutually agree in writing; however, in no event will the closing be required to occur prior to July 4, 2024 unless otherwise agreed in writing by Parent.

The Merger will become effective at the time a certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time specified in the certificate of merger and agreed to by the parties (the “Effective Time”).

Certificate of Incorporation and Bylaws; Directors and Officers

At the Effective Time, (a) the certificate of incorporation of the surviving corporation will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement, and (b) the bylaws of the surviving corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub, except that all references to Merger Sub will be automatically amended and become references to the surviving corporation.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the surviving corporation immediately following the Effective Time. The officers of the Company immediately prior to the Effective Time will be the officers of the surviving corporation immediately following the Effective Time.

Consideration to be Received in the Merger

At the Effective Time, each share of Company common stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, any shares of Company common stock for which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL, or any award of restricted stock of the Company issued under any of the Company Stock Plans (as defined below)) will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $76.00, without interest thereon (the “Merger Consideration”).

As used in the Merger Agreement, the term “Company Stock Plans” means the Third Amended and Restated Perficient, Inc. 2012 Long-Term Incentive Plan, Perficient, Inc. 2022 Phantom Stock Plan for Employees of First Plus Soft S.A.U., Perficient, Inc. 2007 Phantom Stock Plan for Nationals of the People’s Republic of China, Perficient, Inc. 2015 Phantom Stock Plan for Employees of Perficient India Private Limited, Perficient, Inc. 2021 Phantom Stock Plan for Employees of Productora de Software S.A.S., Talos Digital S.A.S. and Overactive S.A.S., Perficient, Inc. 2022 Phantom Stock Plan for Employees of Inflection Point, S.A. DE C.V., Perficient, Inc. 2022 Phantom Stock Plan for Employees of Izmul S.A., Lundol Trade S.A. and Soft OA S.R.L., and Perficient, Inc. 2024 Phantom Stock Plan for Employees of the Romanian Branch of SMEDIX, Inc.

Treatment of Company Awards and the Company ESPP in the Merger

Company Restricted Shares

At the Effective Time, each award of restricted stock of the Company issued under any of the Company Stock Plans (“Company Restricted Share”), outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the Per Share Price (the “Company Restricted Share Consideration”), which Company Restricted Share Consideration will be paid as described below.

Company Phantom Stock Awards

At the Effective Time, each award that is measured by reference to a share of Company common stock granted under any of the Company Stock Plans (“Company Phantom Stock Award”), outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock measured by reference to such Company Phantom Stock Award as of immediately prior to the Effective Time and (2) the Per Share Price (the “Company Phantom Stock Award Consideration”), which Company Phantom Stock Award Consideration will be paid as described below.

Company RSUs

At the Effective Time, each award of restricted stock units of the Company granted under any of the Company Stock Plans that is not subject to any performance-based vesting conditions (“Company RSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock subject to such Company RSU as of immediately prior to the Effective Time and (2) the Per Share Price (referred to as the “Company RSU Consideration”), which Company RSU Consideration will be paid as described below.

Company PSUs

At the Effective Time, each award of restricted stock units of the Company issued under any of the Company Stock Plans that is subject to performance-based vesting conditions (“Company PSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested and determined assuming any performance-based vesting condition is achieved at a level such that 100% of the Company common stock underlying such Company PSU are considered to be outstanding, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to the Per Share Price (the “Company PSU Consideration”), which Company PSU Consideration will be paid as described below.

Equity Award Consideration

Except as otherwise provided in the interim operating covenants of the Merger Agreement, the Company Restricted Share Consideration, the Company Phantom Stock Award Consideration, the Company RSU Consideration, and the Company PSU Consideration (the “Equity Award Consideration”) payable to holders of Company Restricted Shares, Company Phantom Stock

Awards, Company RSUs, and Company PSUs (the “Equity Awards”, and holders of such Equity Awards, the “Equity Award Holders”), will be paid to Equity Award Holders as follows:

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(1) 100% of the Equity Award Consideration in respect of (x) Equity Awards that are vested as of the Effective Time in accordance with the existing terms and conditions applicable to such Equity Awards, (y) Equity Awards that are scheduled to vest in the ordinary course during the six-month period following the Effective Time, and (z) Equity Awards held by non-employee members of the Company Board and (2) 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will be paid by the Company or the surviving corporation through its payroll system or payroll provider as promptly as reasonably practicable after the Effective Time.

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The remaining 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid by the Company or the surviving corporation through its payroll system or payroll provider as promptly as reasonably practicable after the earlier of the six month anniversary of the Effective Time and the applicable Equity Award Holder’s termination of employment without cause, due to death or disability, or in the case of certain executive officers, a resignation with good reason (collectively referred to as a “Qualifying Termination of Employment”) following the Effective Time.

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All remaining Equity Award Consideration, including the Equity Award Consideration payable in respect of the Company PSU Consideration, will, subject to the continued employment by the Company, the surviving corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, be paid by the Company or the Surviving Corporation through its payroll system or payroll provider as promptly as reasonably practicable after the earlier of the first anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination of Employment following the Effective Time.

All payments with respect to the Equity Award Consideration will be made without interest and less any applicable withholding taxes. The Equity Award Consideration described above, together with the aggregate per share Merger Consideration payable pursuant to the Merger Agreement, is referred to collectively as the “aggregate Merger Consideration.”

Company ESPP

Pursuant to the Merger Agreement, as promptly as reasonably practicable following the date of the Merger Agreement, the Company Board (or, if appropriate, any committee administering the Company ESPP (defined below)) will take all actions as may be required pursuant to the terms of the Perficient, Inc. Employee Stock Purchase Plan (the “Company ESPP”) to ensure that (1) participation following the date of the Merger Agreement will be limited to those employees who participated in the Company ESPP immediately prior to the date of the Merger Agreement; (2) participants may not increase their payroll deductions or purchase elections from those in effect immediately prior to the date of the Merger Agreement; (3) no new offering period will commence, nor will any existing offering period be extended, after the date of the Merger Agreement; and (4) each participant’s outstanding right to purchase shares of Company common stock under the Company ESPP will terminate on the day immediately prior to the date on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the Company ESPP) (provided that all amounts allocated to each participant’s account under the Company ESPP as of such date will be returned to the participant by the Company pursuant to the terms of the Company ESPP). Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company Board will terminate the Company ESPP and no further rights will be granted or exercised under the Company ESPP after such termination.

Procedure for Receiving the Merger Consideration

Parent has agreed to, as soon as practicable after May 5, 2024, and in any event at least ten (10) business days prior to the closing, select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) for the holders of shares of the Company common stock to receive the Merger Consideration to which such holders are entitled. At or prior to the closing, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the aggregate Merger Consideration payable to holders of Company common stock (other than to holders of shares of Company common stock for which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL); provided, that the Company will, at the written request of Parent, deposit with the Payment Agent at the closing such portion of aggregate consideration from the Company’s cash denominated in United States dollars and held in United States bank accounts as specified in such request.

Promptly following the Effective Time (and in any event within three business days), Parent and the Company will cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than any shares of Company common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries, any shares of Company common stock for which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL, Company Restricted Shares, and Company PSUs, as applicable) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company common stock (other than any shares of Company common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries, any shares of Company common stock for which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL, Company Restricted Shares, and Company PSUs, as applicable) (the “Certificates”) (a) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (b) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Company common stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company common stock represented by such Certificates by (ii) the Merger Consideration, and the Certificates so surrendered will be canceled. No record holder of uncertificated shares of Company common stock (other than any shares of Company common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries, any shares of Company common stock for which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL, Company Restricted Shares, and Company PSUs) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the Merger Consideration. With respect to record holders of such uncertificated shares of Company common stock, upon the Payment Agent’s receipt of an “agent’s message” (or such other evidence as the Payment Agent may reasonably request), the holder of such uncertificated shares will be entitled to receive in exchange an amount in cash equal to the product obtained by multiplying (A) the aggregate number of shares of Company common stock represented by such holder’s uncertificated shares by (B) the Merger Consideration, and such uncertificated shares will be canceled.

No interest will be paid or accrue on the cash payable to any holder of a Certificate or uncertificated share. Until so surrendered or transferred, outstanding Certificates and uncertificated shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration without interest thereon, payable in respect thereof. You should not send in your Certificates until you receive a letter of transmittal with instructions from the Payment Agent. Do not send your Certificates with your proxy card.

At or prior to the closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate vested equity award consideration owed to the Equity Award Holders.

Each of the Payment Agent, Parent, the Company, Merger Sub and the surviving corporation (without duplication), and each of their respective affiliates and agents, will be entitled to deduct and withhold from any amounts payable to any person pursuant to or in connection with the Merger Agreement such amounts as may be required to be deducted and withheld pursuant to any law with respect to applicable taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Parent, Merger Sub and the Company, including representations and warranties relating to, among other things,

•	organization, good standing and similar company matters;
•	due authorization, execution, delivery and enforceability of the Merger Agreement;
•	absence of conflicts with the parties’ governing documents, applicable laws and contracts; and
•	absence of brokers’, finders’ and investment bankers’ fees or commissions other than those payable by the Company to BofA Securities, Inc. and Wells Fargo Securities, LLC.

In addition, the Merger Agreement contains customary representations and warranties of the Company relating to, among other things:

•	capitalization;
•	ownership of the Company’s subsidiaries;
•	the approval of the Board of the adoption of the Merger Agreement;
•	inapplicability of certain takeover laws;
•	antitrust matters and other governmental approvals;
•	the required approval of the Company’s stockholders of the adoption of the Merger Agreement;
•	non-contravention;
•	documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;
•	preparation of Company financial statements in accordance with the United States generally accepted accounting principles;
•	internal controls;
•	the absence of undisclosed liabilities;
•	the ordinary conduct of business of the Company since December 31, 2023 and the absence of a Company Material Adverse Effect (as defined below) since that date;
•	material contracts, including top customers and suppliers;

•	real property;
•	environmental matters;
•	filing of tax returns, payment of taxes and other tax matters;
•	ownership and use of intellectual property;
•	employee benefits matters;
•	labor matters;
•	compliance with laws and possession of governmental authorizations;
•	data privacy and cybersecurity matters;
•	the absence of pending or threatened litigation;
•	insurance;
•	sanctions, anti-corruption matters;
•	related party transactions;
•	government contracts; and
•	the receipt of a fairness opinion from each of BofA Securities, Inc. and Wells Fargo Securities, LLC.

The Merger Agreement also contains the following customary representations and warranties of Parent and Merger Sub relating to among other things:

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absence of pending or threatened litigation that would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or consummate the transactions contemplated by the Merger Agreement (a “Parent Material Adverse Effect”);

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Parent’s lack of ownership of Company common stock or Company Convertible Notes and lack of arrangements between Parent, Merger Sub or any of their affiliates, on the one hand, and the Company or any of its affiliates (including directors, officers or stockholders), on the other hand;

•	antitrust matters and other governmental approvals;
•	non-contravention;
•	the operations of Parent and Merger Sub;
•	execution, validity and sufficiency of financing to be provided under the Equity Commitment Letters and A&R Debt Commitment Letter to consummate the Merger;
•	the absence of a Parent vote or approval requirement;
•	validity and enforceability of the Limited Guarantees; and
•	solvency of the surviving corporation.

Certain of the Company’s representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect.” The Merger Agreement provides that a Company Material Adverse Effect means any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has a material adverse effect on the business, properties, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole; provided that none of the following, and no changes, events, effects, developments, occurrences or states of facts arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

•	general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;
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conditions in the equity, credit, debt, financial, currency or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other country or region in the world; (b) changes in exchange rates for the currencies of the United States or any other country or region in the world; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

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conditions in the industries in which the Company and its subsidiaries conduct business or in the United States or any other country or region in the world in which the Company or any of its subsidiaries conducts business, or changes therein;

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any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, civil unrest, foreign or domestic social protest or social unrest (whether or not violent), sabotage, cyberattack, terrorism (including cyberterrorism) or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

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earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a governmental authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world;

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the negotiation, execution, delivery or performance of the Merger Agreement or the announcement of the Merger Agreement or the pendency or consummation of the Merger and the other transactions contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with customers, suppliers, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, governmental authorities, vendors or any other third Person (it being understood that this clause will not apply with respect to any representation or warranty or condition to closing that is intended to address the consequences of the execution and delivery of the Merger Agreement, the public announcement of the Merger Agreement or the pendency or consummation of the Merger and the other transactions contemplated by the Merger Agreement);

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the compliance by any party to the Merger Agreement with the express terms thereof, including any action taken or refrained from being taken pursuant to the express terms of the Merger Agreement, in each case, other than as required or contemplated by certain covenants regarding the conduct of business by the Company until the Effective Time;

•	any action taken or refrained from being taken, in each case to which Parent has expressly approved or consented to in writing following May 5, 2024;
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changes or proposed changes in GAAP or other accounting standards, in any applicable laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

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any epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any governmental authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

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any changes in the price or trading volume of Company common stock or the Company Convertible Notes, or to the Company’s credit ratings, in each case, in and of itself (it being understood that the underlying cause of such changes may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded hereunder);

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any failure by the Company and its subsidiaries to meet (a) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that, in the case of each of foregoing clauses (a) and (b), the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur solely to the extent not otherwise excluded hereunder);

•	the availability or cost of equity, debt or other financing to Parent, Merger Sub or their respective affiliates;
•	any transaction litigation relating to the Merger or any demand or legal proceeding for appraisal of the fair value of any shares of Company common stock pursuant to the DGCL in connection herewith;
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the identity of, or any facts or circumstances relating to, the Guarantors, Parent, Merger Sub, or their respective affiliates as the acquirer of the Company, the respective financing sources of or investors in the foregoing, or the respective plans or intentions of the foregoing, with respect to the Company or its business; and

•	any breach by Parent or Merger Sub of the Merger Agreement,
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except, in each case of the first five bullets and bullets nine and ten above, to the extent that such changes, events, effects, developments, occurrences or state of facts have had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

The representations and warranties of the Company are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the confidential disclosure letter.

The representations and warranties of the Company, Parent and Merger Sub will terminate at the Effective Time.

Covenants Regarding Conduct of Business by the Company Until the Effective Time

Except (i) as expressly contemplated by the Merger Agreement, (ii) as set forth in the confidential disclosure letter, (iii) as required by applicable law, (iv) to the extent constituting cybersecurity measures (following, to the extent practicable, reasonable prior consultation with Parent); provided that such cybersecurity measures will not involve any payments to third parties or similar expenditures outside the ordinary course of business in excess of the amount set forth in the confidential disclosure letter without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed) or (v) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), from May 5, 2024 until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will and will cause each of its subsidiaries to use commercially reasonable efforts to (a) conduct its business in all material respects in the ordinary course of business, and (b) to the extent consistent with its operations in the ordinary course of business, preserve intact in all material respects its current business organization and its relationships with employees, governmental authorities, third parties, key customers and key vendors, in each case that are material to the Company and its subsidiaries, taken as a whole.

In addition, without limiting the generality of the foregoing, except (i) as expressly contemplated by the Merger Agreement, (ii) as set forth in the confidential disclosure letter, (iii) as required by applicable law, (iv) to the extent constituting cybersecurity measures (following, to the extent practicable, reasonable prior consultation with Parent); provided that such cybersecurity measures will not involve any payments to third parties or similar expenditures outside the ordinary course of business in excess of the amount set forth in the confidential disclosure letter without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed) or (v) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), from May 5, 2024 until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will not, and will not permit any of its subsidiaries to do, any of the following:

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amend or repeal the organizational documents of the Company or any of its subsidiaries, or adopt any new organizational documents or provision thereof (other than immaterial changes to the organizational documents of any of its subsidiaries);

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization;
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issue, sell, deliver or agree or commit to issue, sell or deliver any Company securities, except (i) as required under the terms of any outstanding 401(k) plan or award agreements under the Company Stock Plans in accordance with their existing terms, (ii) issuance of shares of Company common stock in respect of any settlement of Company RSUs, Company Restricted Shares or Company PSUs outstanding on May 5, 2024 or as may be granted after May 5, 2024 as permitted under the confidential disclosure letter, (iii) sales or issuances of shares of Company common stock pursuant to the Company ESPP in accordance with its terms and the Merger Agreement or (iv) the issuance of Company securities pursuant to the terms of the Company Convertible Notes Indentures, as in effect on May 5, 2024;

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except for transactions solely among the Company and its subsidiaries or solely among the Company’s subsidiaries, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any Company common stock, other than (a) the acquisition by the Company of Company RSUs, Company Restricted Shares or Company PSUs in connection with the forfeiture of such awards, in each case in accordance with their existing terms or as in effect on May 5, 2024 or (b) the withholding of shares of Company common stock to satisfy tax obligations incurred in connection with the vesting or settlement of any Company RSUs, Company Restricted Shares or Company PSUs in accordance with their existing terms as in effect on May 5, 2024;

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(a) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned subsidiary of the Company to the Company or one of its other wholly owned subsidiaries; (b) modify the terms of any shares of its capital stock or other equity or voting interest; or (c) pledge or encumber any shares of its capital stock or other equity or voting interest;

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incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness, except (a) borrowings in the ordinary course of business under the Company’s credit facilities as in effect on May 5, 2024 (including the Company Credit Agreement) or under facilities that replace, renew, extend, refinance or refund such existing credit facilities (including indebtedness incurred to repay or refinance related fees and expenses); it being understood that Parent will be entitled to consent to any such new facility if such existing facility to which it relates constitutes a material contract under the Merger Agreement, (b) guarantees or credit support provided by the Company or any of its subsidiaries of the obligations of the Company or any of its subsidiaries to the extent such indebtedness is in existence on May 5, 2024, (c) performance bonds and surety bonds entered into in the ordinary course of business, (d) any indebtedness among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries and (e) any additional indebtedness for borrowed money in an amount not to exceed $10,000,000 in the aggregate at any time incurred by the Company or any of its subsidiaries other than in accordance with clauses (a) through (d);

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(a) enter into, adopt, amend or modify in any material respect, or terminate any material employee plan; (b) increase the annual base salary or wages, bonuses or other incentive compensation payable, or to become payable to, any director, officer, employee or individual service provider of the Company or any of its subsidiaries; (c) grant any material severance or termination pay to any director, officer or employee, except, in the case of each of clauses (a), (b) and (c), (A) with respect to employees whose annual base compensation is less than $225,000, made in the ordinary course of business and consistent with past practice; (B) to the extent required by applicable law or required under any employee plan in effect on May 5, 2024 and set forth in the confidential disclosure letter; or (C) in conjunction with new hires, promotions and changes in job position or status of any current employee whose annual base compensation is less (or upon hire would be expected to be less) than $225,000, made in the ordinary course of business and consistent with past practice; (d) hire or terminate (other than for cause) the employment or services of any employee, director, officer or individual service provider who has (or upon hire would be expected to have) an annual base compensation of $225,000 or above; (e) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any employee plan; (f) make any grants under the Company Stock Plans; or (g) grant to any current or former employee, director, officer or individual service provider of the Company or any of its subsidiaries any right to reimbursement, indemnification or payment for any taxes incurred under Section 409A or Section 4999 of the Code;

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enter into any collective bargaining agreement or other labor agreement or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of the Company or its subsidiaries;

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effectuate or announce any plant closing, mass layoff, furlough or other event which would trigger the notice requirements of the United States Worker Adjustment and Retraining Notification Act and any similar law;

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settle, release, waive, or compromise any pending or threatened legal proceeding for an amount in excess of $1,000,000 other than (a) any settlement where the amount paid or to be paid by the Company or any of its subsidiaries is covered by insurance coverage maintained by the Company or any of its subsidiaries and (b) settlements of any legal proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company;

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materially change the Company’s or its subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

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materially adversely change any of the Company’s or its subsidiaries’ privacy policies or the security or operation of any of the Company’s informational technology assets, except as required by applicable law;

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(a) make, change, or revoke any material tax election, adopt, change, or revoke any material tax accounting method or period, settle or compromise any material tax claim or assessment; (b) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; (c) file an amended tax return that could reasonably be expected to materially increase the taxes payable by the Company or its subsidiaries; (d) surrender any right to claim a material refund of taxes; (e) request or enter into any ruling with a governmental authority with respect to taxes; or (f) enter into a closing agreement with any governmental authority regarding any material amount of tax;

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incur or commit to incur any capital expenditures in excess of $5,500,000 in the aggregate other than amounts consistent with the capital expenditure budget for fiscal year 2024 set forth in the confidential disclosure letter;

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enter into, modify in any material respect, amend in any material respect or terminate (other than any material contract that has expired in accordance with its terms) any material contract except, in each case, in the ordinary course of business;

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acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any person (including by merger, consolidation or acquisition of stock or assets) for consideration in excess of $10,000,000 in the aggregate, other than (a) in or from any wholly owned subsidiary of the Company, or (b) assets in the ordinary course of business;

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sell, assign, transfer, license, allow to lapse, abandon or otherwise dispose of any of the Company’s or its subsidiaries’ assets, rights or properties (including Company intellectual property), other than (a) non-exclusive licenses of Intellectual Property granted in the ordinary course of business or expirations of Company Registered Intellectual Property in accordance with its statutory terms, (b) sales of assets, rights or properties or dispositions of assets in the ordinary course of business or (c) sales, assignments, transfers or other dispositions that do not have a purchase price that exceeds $1,500,000 individually or $3,000,000 in the aggregate or (d) solely between the Company and its wholly owned subsidiaries or solely between the Company’s wholly owned subsidiaries;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•

(A) purchase any real property; (B) enter into any new lease agreement with respect to real property that is not leased by the Company or one of its subsidiaries as of May 5, 2024 and that provides for annual rental payments by the Company or one of its subsidiaries exceeding $500,000 individually or $1,000,000 in the aggregate; or (C) with respect to any real property lease in effect on May 5, 2024, (1) amend or modify the terms thereof in any material respect or (2) extend the term thereof, as in effect on May 5, 2024, other than extensions on market terms if, and to the extent, the failure to so extend would result in the expiration of the term of such real property lease;

•

make any loans, advances or capital contributions to, any other person, except for (a) extensions of credit to customers in the ordinary course of business, (b) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s or its subsidiaries’ policies related thereto, (c) loans, advances or capital contributions to, any direct or indirect wholly owned subsidiaries of the Company, (d) advances to directors and officers in accordance with the indemnification provisions of the Company’s or its subsidiaries’ respective organizational documents and (e) if not otherwise covered by clauses (a), (b), (c) or (d) in amounts less than $250,000 in the aggregate outstanding at any given time;

•

take any action that would result in a change to the conversion rate of the Company Convertible Notes from the rate set forth in the Merger Agreement, other than any change as a result of the Merger and the other transactions contemplated by the Merger Agreement; or

•	agree, resolve or commit to take any of the foregoing actions.

No-Shop; Company Board Recommendation Change

No-Shop

From May 5, 2024 until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company and its subsidiaries agreed to not, and agreed to not authorize or permit any of their respective representatives acting on their behalf to, directly or indirectly:

•

solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer with respect to, that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined below), including by providing any non-public information relating to the Company or any of its subsidiaries or affording access to the business, properties, assets, books, records or personnel, of the Company or any subsidiaries, with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any person (and their respective representatives, including potential financing sources of such person) with respect to any Acquisition Proposals

(or inquiries, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal);
•

otherwise cooperate with or assist or participate in or facilitate the making of any Acquisition Proposal, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to the Company or the Company Board;

•	approve, endorse or recommend an Acquisition Proposal; or
•

approve, recommend or enter into, or propose to approve, recommend to enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to any Acquisition Proposal (including any “clean team” or similar arrangement) other than certain acceptable confidentiality agreements (an “Alternative Acquisition Agreement”).

The Company also agreed to, within two business days following May 5, 2024, (x) request that all non-public information previously provided by or on behalf of the Company or any of its subsidiaries to any person (other than Parent, the Guarantors, the financing sources and their respective representatives and affiliates) with whom a confidentiality agreement was entered into at any time prior to May 5, 2024 with respect to an Acquisition Proposal be returned or destroyed, and (y) will and will cause its subsidiaries and use reasonable best efforts to cause its and their respective representatives to, cease any discussions, communications or negotiations with any person (other than the parties to the Merger Agreement and their respective representatives) in connection with an Acquisition Proposal and shut off all access granted to any such person to any electronic data room.

From May 5, 2024 until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits a proposal being made to the Company Board unless the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

If, at any time on or after May 5, 2024, until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Company stockholder approval, the Company Board receives an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) (a) constitutes a Superior Proposal (as defined below) and (b) that the failure to participate in discussions with respect to such Superior Proposal would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, the Company is entitled to participate or engage in discussions or negotiations with and furnish any non-public information relating to the Company or any of its subsidiaries to the person making such Acquisition Proposal. The Company will provide to Parent and Merger Sub any non-public information or data that is provided to such person and was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person.

From and after May 5, 2024, the Company agreed to as promptly as reasonably practicable (and in any event within 48 hours) notify Parent of the Company’s receipt of any Acquisition Proposal or any offers or proposals that would reasonably be expected to lead to an Acquisition Proposal. Such notice must include the identity of the person making such Acquisition Proposal and a summary of the material terms and conditions (including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements) of such Acquisition Proposal and, if applicable, copies of any such Acquisition Proposal or offers or proposals. The Company must also keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal (including any amendments, revisions or other changes thereto) and the status of any related discussions or negotiations.

As used in the Merger Agreement, the term “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction. Furthermore, the term “Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving:

•

any direct or indirect purchase or other acquisition of shares of more than 20% of the outstanding Company common stock, including pursuant to a tender offer or exchange offer that, if consummated, would result in a person beneficially owning more than 20% of Company common stock outstanding after giving effect to the consummation of such tender or exchange offer;

•

any direct or indirect purchase or other acquisition of more than 20% of the consolidated assets, net revenue or net income of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board), including the capital stock or other equity or voting interests in any of the Company’s subsidiaries;

•

any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person or group would hold, directly or indirectly, more than 20% of the equity interests of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

•	any combination of the foregoing.

As used in the Merger Agreement, the term “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable to the Company’s stockholders from a financial point of view than the Merger (taking into account (a) any changes to the terms of the Merger Agreement offered by Parent in response to such Superior Proposal in accordance with the Merger Agreement and

(b) any legal, regulatory, financial, timing, financing, the identity of the person making the proposal, and other aspects of such proposal that Company Board considers in good faith to be relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

Company Board Recommendation Change

The Company Board may not (any of the following actions, a “Company Board Recommendation Change”):

•

withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, its recommendation to the Company stockholders to adopt the Merger Agreement (the “Company Board Recommendation”);

•	adopt, approve, recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend to the Company’s stockholders an Acquisition Proposal;
•	fail to include the Company Board Recommendation in the proxy statement;
•

fail to publicly reaffirm the Company Board Recommendation within ten business days of the public disclosure of an Acquisition Proposal (other than of the type referred to in the following bullet) with any person other than Parent and Merger Sub (provided that if the Company Stockholder Meeting is scheduled to be held more than three business days but less than ten business days from the date of such public disclosure, promptly and in any event prior to the date which is one business day before the date on which the Company Stockholder Meeting is scheduled to be held),

•

fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten business days after the commencement (within the meaning of Rule 14D-2 under the Exchange Act) of such tender offer or exchange offer (provided that if the Company Stockholder Meeting is scheduled to be held more than three business days but less than ten business days from the date of such public disclosure, prior to the date which is one business day before the date on which the Company Stockholder Meeting is scheduled to be held); or

•	resolve, agree or publicly propose to do any of the foregoing.

In addition, neither the Company nor any subsidiary of the Company may enter into an Alternative Acquisition Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Company stockholder approval, (a) the Company Board may effect a Company Board Recommendation Change in response to a Superior Proposal, if it determines in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, and (b) the Company Board may effect a Company Board Recommendation Change (within the meaning of the first bullet of the definition of “Company Board Recommendation Change”) in response to any positive change, event, effect, development or circumstance that (i) was not known or reasonably foreseeable or the consequences of which were not known or reasonably foreseeable to the Company Board on May 5, 2024 and (ii) does not relate to (A) any Acquisition Proposal or (B) the mere fact that the Company meets or exceeds any internal or published financial projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after May 5, 2024, or changes after May 5, 2024 in the market price or trading volume of Company common stock (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (an “Intervening Event”) that occurs after May 5, 2024 if the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject in each case to compliance with the procedures described below.

In the case of a Superior Proposal, no adverse recommendation change and/or termination of the Merger Agreement may be made:

•

until after the fourth business day following written notice from the Company to Parent advising Parent that the Company Board intends to resolve to effect a Company Board Recommendation Change and/or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal and specifying the reasons, including the identity of the third party making, such Superior Proposal, the material terms of such Superior Proposal and copies of all relevant agreements relating to such Superior Proposal (with any amendment to the financial terms or any other material term of such Superior Proposal requiring a new notice of superior proposal with a new notice period of three business days); and

•

unless (a) during such four business day period (or three business day period following an amended proposal), the Company and its representatives negotiate with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination; and (b) at the end of such period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of the Merger Agreement and the Financing Letters, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (i) such Acquisition Proposal continues to constitute a Superior Proposal and (ii) the failure to take such action would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable law if such changes proposed by Parent were to be given effect.

In the case of an Intervening Event, no adverse recommendation change may be made:

•

until after the fourth business day following written notice from the Company to Parent advising Parent that the Company Board or any committee of the Company Board intends to take such action and specifying the basis for such change in the Company Board Recommendation (with any changes thereafter to the Intervening Event in any material respect requiring a new notice of such Intervening Event with a new notice period of three business days); and

•

unless (a) during such four business day period (or three business day period following a change to the Intervening Event in any material respect), the Company and its representatives negotiate with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change; and (b) at the end of such period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of the Merger Agreement and the Financing Letters, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be inconsistent with the Company Board’s fiduciary duties under applicable law if such changes proposed by Parent were to be given effect.

Reasonable Best Efforts; Antitrust Filings

The Company and Parent have agreed to use their reasonable best efforts to take, or cause to be taken (including by their respective subsidiaries), all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, including by:

•	causing the conditions to the Merger as set forth in the Merger Agreement to be satisfied;
•	obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities;
•	making all registrations, declarations and filings with governmental authorities.

Each of the Company and Parent have agreed to:

•

within 20 business days after May 5, 2024, file with the FTC and Antitrust Division of the DOJ a Notification and Report Form (and, if applicable, Parent and Merger Sub will cause their respective affiliates or other applicable “ultimate parent entity” or other similar controlling entity to make such filing) as required under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement and use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act;

•

as promptly as practicable following May 5, 2024, and in any event within 20 business days after May 5, 2024, file such notification filings, forms and submissions as required by applicable antitrust laws and foreign investment laws of the jurisdictions listed in the confidential disclosure letter in connection with the Merger, and use reasonable best efforts to obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations as promptly as practicable and in any event at least 5 business days prior to the Termination Date, as may be required under any other applicable antitrust laws and foreign investment laws; and

•	as promptly as practicable provide such information (or, if applicable, cause to be provided) as may be requested by FTC, DOJ, or any governmental authority where a filing is made.

Each party also agreed to:

•	promptly inform (and to cause its affiliates to inform) the other parties of any substantive communication from any governmental authority regarding the Merger; and
•

make (or cause to be made) an appropriate response to any comments or request for additional information or documentary material from any governmental authority as promptly as practicable, after consultation with the other party.

Parent will control strategy, communications, and timing with respect to parties’ efforts to obtain any necessary or advisable clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any governmental authority or the expiration or termination of any applicable waiting period necessary to consummate the merger or any other transactions contemplated by the Merger Agreement, after considering in good faith all comments and advice of the Company.

Subject to applicable law, each of Parent or the Company will (and will cause their respective affiliates to) promptly notify the other parties, and provide the other with copies of, any material communications received by a governmental authority in connection with the Merger, provide the other parties a reasonable amount of time to review and discuss in advance (and consider in good faith any comments) any proposed draft notifications, formal notifications, filing, submission or other substantive written or oral communication made in connection with the Merger to a governmental authority, keep the other party informed (on a prompt basis) with respect to such submissions and filings, and not independently participate in any meeting, hearing, proceeding or substantive discussion with or before any governmental authority in respect of the Merger without giving the other parties reasonable prior notice and the opportunity to attend or participate.

In furtherance and not in limitation of the other covenants related to the HSR Act and foreign regulatory filings, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or any other antitrust laws applicable to the Merger, and to avoid or eliminate each and every impediment under the HSR Act and any antitrust law applicable to the Merger as promptly as practicable (and in any event no later than five business days prior to the Termination Date) each of Parent and Merger Sub agreed to (and will cause their respective affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act and any other antitrust laws, including (each of the following actions, a “Remedial Action”):

•

the sale, divestiture, license, transfer, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub and their respective subsidiaries, if applicable, and of the Company and its subsidiaries;

•

the termination, modification, or assignment of existing relationships, joint ventures, contracts or obligations of Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its subsidiaries;

•	the modification of any course of conduct regarding future operations of Parent, Merger Sub, and their respective subsidiaries, if applicable, and of the Company and its subsidiaries; and
•

any other restrictions on the activities of Parent, Merger Sub, and their respective subsidiaries, if applicable, and of the Company and its subsidiaries, including the freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case so as to allow the consummation of the Merger as soon as practicable (and in any event no later than five business days prior to the Termination Date).

Notwithstanding anything contained in the Merger Agreement to the contrary, (i) Parent is not required to take any Remedial Action with respect to any of Parent’s affiliates including EQT AB, any investment funds or investment vehicles affiliated with, or managed or advised by, EQT AB or its affiliates or any portfolio company (as such term is commonly understood in the private equity industry) or investment of EQT AB or of any such investment fund or investment vehicle, or interest therein, in each case, other than with respect to the Company or any of its subsidiaries or (ii) none of Parent or Merger Sub or any of Parent’s affiliates will be required to replace any of the Guarantors as the providers of the equity financing. Each of Parent, Merger Sub and the Company will oppose any request for, the entry of, and seek to have vacated or terminated, any order of any governmental authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority. Notwithstanding the foregoing, nothing in the Merger Agreement will require the Company or any of its subsidiaries or affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other governmental authority that is not conditioned on the closing.

Without the prior written consent of the Company, Parent and Merger Sub will not, and Baring Private Equity Asia Fund VIII L.P. will not (a) acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise), or (b) enter into or agree to enter into, any contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of, any ownership interest, equity interests, assets or rights in or of any person that would reasonably be expected to, individually or in the aggregate, (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its affiliates to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any governmental authority or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger, (ii) materially increase the risk of any governmental authority entering an order prohibiting the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or (iii) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any laws with respect to the Merger and the other transactions contemplated by the Merger Agreement that would prevent, materially delay or materially impede the consummation of the Merger.

CFIUS Filings

Each of Parent and Merger Sub, on the one hand, agreed to (and Parent and Merger Sub agreed to cause their respective affiliates, if applicable, and Wallbrook Pte. Ltd. to) and the Company (and its affiliates, if applicable), on the other hand, agreed to, (i) as promptly as practicable following May 5, 2024, and in any event within 20 business days following May 5, 2024, prepare and file, or cause to be filed, a draft notice with respect to the Merger and the other transactions contemplated by the Merger Agreement submitted to CFIUS by the parties to the Merger Agreement pursuant to 31 C.F.R. Part 800 Subpart E (“CFIUS Notice”), (ii) as promptly as practicable after the resolution of all questions and comments received from CFIUS on the draft CFIUS Notice, submit the final CFIUS Notice to CFIUS, (iii) cooperate and use reasonable best efforts to do, or cause to be done, all things necessary to obtain CFIUS Approval, including using reasonable best efforts to provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review, or investigation of the Merger and the other transactions contemplated by the Merger Agreement, within the time periods specified in the applicable regulations or otherwise specified by CFIUS and (iv) ensure that any such information furnished is true, correct and complete in all material respects. Notwithstanding anything in the Merger Agreement to the contrary, none of Wallbrook Pte. Ltd. or any of its affiliates or its or their portfolio companies or investments, EQT AB or any of its affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, EQT AB or its affiliates or any portfolio company or investment of EQT AB or of any such investment fund or investment vehicle, or interest therein, or any other direct or indirect investor in Parent or Merger Sub or the portfolio companies or investments (each an “Investor Party”) are required to take any action in relation to obtaining the CFIUS Approval that would result in any agreement, action, undertaking, term, condition, liability, obligation, commitment, sanction or other measure that requires (1) the taking of any legal action, or complying with or implementing any measures (for the avoidance of doubt, including any mitigation measures), other than of the type or to the extent previously agreed by such Investor Party with the relevant governmental authority in previous applications under similar circumstances, (2) the holding of direct or indirect ownership interests in the Company through proxy holders or in a voting trust, (3) undertaking any sale, divestiture or disposition of such Investor Party’s or any of its respective affiliates’ (other than Parent, Merger Sub, the Company and subsidiaries) or their other portfolio companies’ or investments’ businesses, product lines or assets or any interest therein or (4) the provision of any non-public financial information with respect to such Investor Party or any of its respective affiliates or their other portfolio companies or investments (other than information of the type or to the extent previously provided to CFIUS under substantially similar standards of confidentiality) (any such requirement, commitment, obligation, restriction, requirement, condition or other action in clauses (1) through (4), a “Burdensome Condition”).

Proxy Statement; Company Stockholders Meeting

The Company has agreed to cause a “broker search” to be conducted in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held reasonably promptly following the effectiveness of the Proxy Statement. The Company agreed to hold the Company Stockholder Meeting as promptly as reasonably practicable following the mailing of the proxy statement to the Company’s stockholders (but no earlier than 20 business days following the mailing of the proxy statement to the Company’s stockholders).

The Company may postpone or adjourn the Special Meeting:

•	to allow additional solicitation of votes in order to obtain the stockholder approval;
•	for the absence of a quorum;
•	if the Company is required to postpone or adjourn the stockholder meeting by applicable law or a request from the SEC or its staff; or
•

in order to give the Company’s stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to its stockholders if, in the good faith judgment of the Company Board (after consultation with outside legal counsel), the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law or with applicable federal securities laws (provided that such postponement or adjournment shall not be for more than 10 business days).

The Company has agreed to ensure that the proxy statement will not, on the date it is first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. However, the Company assumes no responsibility with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the proxy statement. Parent and Merger Sub agreed to ensure that such information supplied by them for inclusion in the proxy statement will not, on the date it is first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

If at any time prior to the Special Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the proxy statement, any other required Company filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company’s stockholders.

Subject to applicable law, the Company will use its reasonable best efforts to cause the proxy statement to be disseminated to the Company’s stockholders as promptly as reasonably practicable, and in no event more than four business days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the proxy statement.

In addition, if the Company is required to file any document other than the proxy statement with the SEC in connection with the Merger pursuant to applicable law, then the Company, with the assistance and cooperation of Parent and Merger sub as reasonably requested by the Company, will promptly prepare and file such filing with the SEC.

Financing Efforts

Parent and Merger Sub have represented to the Company that:

•

Parent has delivered to the Company true, correct and complete copies of (a) duly executed Equity Commitment Letters, pursuant to which, and subject to the terms and conditions thereof, each Guarantor has committed to invest in Parent the amounts set forth therein (the “Equity Financing”); and (b) a duly executed A&R Debt Commitment Letter (including all exhibits, schedules, term sheets, and annexes thereto), pursuant to which the Financing Sources party thereto committed, subject to the terms and conditions therein, to lend the amounts set forth therein for the purposes set forth therein including the funding of the transactions contemplated thereby and in the Merger Agreement (including the repayment in full of all outstanding Company’s credit agreement and Company Convertible Notes) (together with any Alternate Debt Financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”) and the related executed fee letter (which may be redacted to omit fee amounts and economic terms).

•	The Equity Commitment Letters provide that the Company is an express third-party beneficiary thereof.
•

As of May 5, 2024, the Financing Letters are in full force and effect and are legal, valid and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto. As of May 5, 2024, the respective commitments in the Financing Letters have not been withdrawn, terminated, replaced or rescinded. As of May 5, 2024, the Financing Letters have not been amended or modified in any respect (other than any amendment solely to add additional lenders, agents, arrangers, bookrunners or managers to the A&R Debt Commitment Letter in connection with the Financing).

•

The Financing Letters are the only agreements relating to the Financing. Other than as expressly set forth in the Financing Letters, there are no other contracts, side letters, conditions precedent or other contingencies relating to the funding of the amount of the Financing required to consummate the transactions contemplated by the Merger Agreement.

•

As of May 5, 2024, no event has occurred which, with or without notice, lapse of time or both, would (a) constitute a default or breach on the part of Parent, or to the knowledge of Parent, or the other parties to the Financing Letters; (b) result in the failure of any condition to the Financing; or (c) otherwise result in a portion of the Financing being unavailable to Parent in such an amount that would reduce the aggregate amount of the Financing below the amount required to consummate the Merger and the other transactions contemplated by the Merger Agreement. Assuming satisfaction of the closing conditions to the Merger, as of May 5, 2024, Parent has no reason to believe that the amount of the Financing required to consummate the Merger will not be made available to Parent on the closing date. As of May 5, 2024, Parent and Merger Sub have fully paid all commitment or other fees and amounts that were due and payable on or prior to May 5, 2024.

•

Assuming the satisfaction of the conditions precedent to the consummation of the Merger, the aggregate proceeds of the Financing are sufficient to (i) consummate the Merger and the other transactions contemplated by the Merger Agreement (including the aggregate Merger Consideration); (ii) repay, prepay or discharge (substantially simultaneous with the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to certain of the Company’s credit agreement and Company Convertible Notes as contemplated by the Merger Agreement, including in order to enable Parent to settle conversions (including any make-whole with respect thereto without giving effect to any payments received pursuant to any corresponding hedging arrangements) of the Company Convertible Notes pursuant to the terms of the Company Convertible Notes Indentures and to repurchase the Company Convertible Notes as required pursuant to the Company Convertible Notes Indentures; and (iii) pay all fees and expenses required to be paid at closing by the Company, Parent or Merger Sub in connection with the Merger and the Financing.

Each of Parent and Merger Sub has agreed to use its reasonable best efforts to, and use its reasonable best efforts to cause its representatives to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange, consummate and obtain the Financing (or in the event any portion or all of the Debt Financing becomes unavailable, Alternate Debt Financing) on the terms and conditions (including, to the extent required, the full exercise of any “market flex” provisions in the fee letter) described in the A&R Debt Commitment Letter, including using reasonable best efforts to:

•	maintain in effect the Financing Letters in accordance with the terms and subject to the conditions therein;
•

negotiate enter into, execute and deliver on the closing date of the Merger definitive agreements with respect to the Debt Financing contemplated by the A&R Debt Commitment Letter and the related fee letter on the terms and subject only to the conditions (including any “market flex” provisions in the fee letter) set forth in the A&R Debt Commitment Letter and related fee letter or on terms not materially less favorable from a conditionality and enforceability (taken as a whole) perspective to Parent than the terms and conditions related to conditionality and enforceability (taken as a whole) set forth in the Debt Commitment Letter (including, to the extent required by the related “market flex” provisions);

•

satisfy on a timely basis all conditions applicable to Parent or Merger Sub contained in the A&R Debt Commitment Letter and such definitive agreements related thereto and in the Equity Commitment Letters at or prior to the time the closing is required to occur;

•	in the event that all conditions precedent contained in the Financing Letters and any related definitive documents are satisfied, consummate the Financing at or prior to the closing; and
•	enforce their rights pursuant to the Financing Letters at or prior to the closing.

Prior to the closing, neither Parent nor Merger Sub will, without the prior written consent of the Company, agree to or permit any withdrawal, rescindment, amendment, replacement, supplement or modification, or any waiver of any provision or remedy under the Financing Letters if such withdrawal, rescindment, amendment, replacement, supplement, modification or waiver would, or would reasonably be expected to, (a) reduce the aggregate amount of the Financing (or the cash proceeds available therefrom) below the amount required to consummate the Merger, (b) impose new or additional conditions precedent to the Financing or otherwise expand, amend or modify any of the existing conditions to the receipt of the Financing, (c) expand, amend, or modify any other terms to the Financing in a manner that would reasonably be expected to impair, prevent or materially delay the closing and the funding of the amount of the Financing required to consummate the transactions contemplated by the Merger Agreement; or (d) adversely impact in any material respect the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto.

Parent will keep the Company reasonably informed and in reasonable detail of its reasonable best efforts to arrange the Financing. Parent and Merger Sub will give the Company prompt written notice in writing (but in any event within 3 business days after the occurrence or discovery thereof) of (a) any material breach or default, cancellation, early termination or repudiation of the Financing Letters or any definitive agreement related to the Financing; (b) the receipt by Parent or Merger Sub of any written notice or written communication from any Financing Source with respect to any material breach, default, cancellation, early termination or repudiation by any party to the Financing Letters or any definitive agreements related to the Financing or any provision thereof; and (c) Parent or Merger Sub becoming aware of any fact, circumstance, event or other development that would reasonably be expected to result in Parent not being able to timely obtain all or any portion of the Financing in the amount required to consummate the Merger.

Further, Parent and Merger Sub will promptly notify the Company if any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “market flex” provisions in any fee letter) contemplated in the A&R Debt Commitment Letter and related fee letter and will use their respective reasonable best efforts to, as promptly as reasonably practicable arrange and obtain the Debt Financing or such portion of the Debt Financing from the same or alternative sources (the “Alternate Debt Financing”) in an amount sufficient, when taken with the available portion of the Financing, to (a) consummate the Merger and (b) pay all other amounts payable by Parent in connection with the consummation of the Merger. Notwithstanding the foregoing, in no event will Parent be required to obtain alternative financing that includes terms and conditions, taken as a whole, that are less favorable to Parent than the terms and conditions, taken as a whole, set forth in the A&R Debt Commitment Letter, or which include any conditions that would reasonably be expected to make funding of such alternative debt financing less likely to occur than the conditions set forth in the A&R Debt Commitment Letter.

In addition, prior to the Effective Time, the Company will use its reasonable best efforts and will cause each of its subsidiaries to use its reasonable best efforts to cause its and their respective representatives and other agents to use their reasonable best efforts, to provide Parent and Merger Sub with all cooperation as is reasonably requested by Parent in connection with the Debt Financing. Without limiting the generality of the foregoing, such reasonable best efforts include the following:

•

causing senior management of the Company (and using reasonable best efforts to cause advisors) to participate in a reasonable number of virtual or telephonic meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective lenders, rating agencies and in connection with other syndication activities, at times and locations to be mutually agreed;

•

providing reasonable and customary assistance to Parent with the preparation of customary rating agency presentations, bank information memoranda and other similar documents required in connection with the Debt Financing;

•

assisting in the preparation of (including by providing information for the completion of any schedules thereto) definitive financing agreements and other customary certificates (including a certificate of the chief financial officer of the Company or person performing similar functions for the Company with respect to solvency matters substantially in the form attached to the A&R Debt Commitment Letter) as may be reasonably requested by Parent, and to the extent required by the Debt Financing, if requested by Parent;

•

using reasonable best efforts to facilitate the pledging of, and perfection of security interests in, collateral, including, taking actions reasonably necessary to permit the Financing Sources to evaluate the Company’s current assets for the purpose of establishing collateral arrangements required to be established as of the Closing under the A&R Debt Commitment Letter, it being understood that such documents will not take effect until the Effective Time;

•

furnishing Parent with (a) certain specified audited financial statements of the Company consisting of balance sheets and related statements of income and cash flows of the Company and its subsidiaries and (b) the unaudited consolidated financial statements of the Company consisting of balance sheets, statements of income and cash flow of the last day of and for each completed fiscal quarter following the most recently completed financial statements delivered pursuant to clause (a) above (and for the corresponding fiscal quarter for the prior fiscal year), and ended at least 45 days before the closing date, other than with respect to any quarter end that is also a fiscal year end;

•

assisting in the taking of all corporate and other actions, subject to the occurrence of the closing, reasonably necessary to permit the consummation of the Debt Financing on the closing date (including using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the closing to execute resolutions or consents of the Company with respect to entering into the definitive documentation for the Debt Financing and otherwise as necessary to authorize consummation of the Debt Financing); it being understood that no such corporate or other action will take effect prior to the closing;

•

at least four business days prior to the closing date, furnishing Parent and the Financing Sources promptly with all customary documentation and other information with respect to the Company that any Financing Source has reasonably requested at least nine business days prior to the closing date and that such Financing Source has determined is required by U.S. regulatory authorities pursuant to applicable anti-money laundering laws, including the PATRIOT Act and the beneficial ownership regulation and that are required by the A&R Debt Commitment Letter; and

•

providing customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its securities.

The Company or its subsidiaries will not be required to:

•	waive or amend any terms of the Merger Agreement or to the extent not indemnified or reimbursed, agree to pay any fees or reimburse any expenses prior to the Effective Time;
•

enter into any definitive agreement the effectiveness of which is not conditioned upon the closing (except for the authorization letters and ratings agency engagement letters in connection with its obligations discussed above);

•	to the extent not indemnified or reimbursed give any indemnities that are effective prior to the Effective Time;
•

take any action that the Company determines in good faith would unreasonably interfere with the conduct of the business or the Company and its subsidiaries, breach any confidentiality obligations (provided that the Company will use reasonable best efforts to notify Parent that information is being withheld on such basis and will use reasonable best efforts to disclose any information being withheld, in each case, to the extent such notification or disclosure would not result in a breach of such confidentiality obligation) or create a material risk of damage or destruction to any property or assets of the Company or any of its subsidiaries;

•

take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the closing or that must be effective prior to the Effective Time;

•

execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document, with respect to any debt financing or adopt resolutions approving the agreements, documents and/or instruments pursuant to which any debt financing is obtained or pledge any collateral with respect to any debt financing that is not contingent on the occurrence of closing

•	deliver any certificate or take any other action that would reasonably be expected to result in personal liability to any officer or representative of the Company; or
•	deliver any legal opinions.

Parent has agreed to reimburse the Company for any out-of-pocket costs and expenses (including attorneys’ fees and advisor’s fees) incurred by the Company, its subsidiaries or any of its representatives in connection with the cooperation or obligations of the Company, its subsidiaries and their representatives in connection with the Debt Financing. Parent and Merger Sub also agreed to indemnify the Company and its subsidiaries and their respective representatives from and against any and all liabilities incurred by them in connection with their cooperation in arranging the Debt Financing under the Merger Agreement, except to the extent arising from (a) historical information regarding the Company and its subsidiaries furnished in writing by or on behalf of the Company, including financial statements (but not, for the avoidance of doubt, including general economic or industry information) that is materially misleading, or (b) the willful misconduct, gross negligence or bad faith of the Company, its subsidiaries or their respective representatives in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction.

Convertible Notes; Hedging Transactions.

The Company has agreed, on and prior to the Effective Time, to deliver any notices, certificates, supplemental indentures and other documents required by the Company Convertible Notes Indentures as a result of the Transactions and to take all other actions that may be required under the terms of the Company Convertible Notes, the applicable Company Convertible Notes Indentures or under applicable Law, including as a result of the transactions contemplated by the Merger Agreement to the extent constituting a “Fundamental Change” or “Make-Whole Fundamental Change” as such terms are defined in the applicable Company Convertible Notes Indentures. The Company will provide copies of any such documents to Parent prior to the applicable trustee and holders of the Company Convertible Notes, and will provide Parent and its counsel with a reasonable opportunity to review and to comment on such documents, which comments the Company will consider in good faith.

The Company has also agreed, prior to the Effective Time, to use commercially reasonable efforts to cooperate with and assist Parent in terminating the Convertible Note Hedge Options and the Warrants at or as promptly as practicable following the Effective Time. The Company will cooperate with and assist Parent in connection with discussions, negotiations or agreements with the counterparties to the Convertible Note Hedge Options and the Warrants with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Convertible Note Hedge Options or the Warrants, including with respect to any cash amounts or shares of Company Common Stock that may be receivable, issuable, deliverable or payable by the Company pursuant to the Convertible Note Hedge Options or the Warrants; provided that the Company will not be required to enter into any agreement unless its effectiveness is conditioned upon the occurrence of the Effective Time. The Company has also agreed to give Parent reasonable opportunity to review and comment on any documents or communications in connection with the unwinding of the Hedging Transactions, and will give good faith consideration to any such comments timely provided by Parent.

If requested by Parent, the Company will also use commercially reasonable efforts to engage a hedging advisor in connection with the actions set forth in foregoing paragraph, provided that all fees, costs or other liabilities that may be owing to any such hedging advisor that are not contingent upon the occurrence of the Closing or are payable prior to the Closing will be at Parent’s sole cost and expense. The Company will not (i) enter into any binding agreements in respect of the Convertible Note Hedge Options or the Warrants, (ii) agree to any amendments, modifications or other changes to the terms of the Convertible Note Hedge Options or the Warrants, or (iii) exercise any right it may have to terminate, or to trigger an early settlement of, any of the Convertible Note Hedge Options or Warrants (other than, for the avoidance of doubt, in connection with an early conversion of any Company Convertible Notes), in each case without the prior written consent of Parent.

Indemnification of Directors and Officers and Insurance

As of the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, honor and fulfill, in all respects, the obligations of the Company and its subsidiaries pursuant to any indemnification agreements between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its subsidiaries prior to the Effective Time), on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, for a period of six years following the Effective Time, the surviving company or any of its subsidiaries will, and Parent will cause the surviving company and its subsidiaries to, cause all the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, advancement and reimbursement of expenses provisions set forth in the organizational documents of the Company and its subsidiaries as of May 5, 2024, which provisions will not be repealed, amended or otherwise modified in any manner adverse to any Indemnified Person except as required by applicable law.

For a period of six years following the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted by applicable law, and any of its subsidiaries in effect on May 5, 2024 will, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses, including attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or any of its subsidiaries; any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries, or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent).

If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such legal proceeding, the surviving corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding. None of Parent, the surviving corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such legal proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the surviving corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the surviving corporation.

For a period of six years following the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation to, at the Surviving Corporation’s option, (i) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance or (ii) purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier (the “Tail Policy”). In no event will the surviving corporation be obligated to (a) pay annual premiums for the D&O Insurance purchased pursuant to clause (i) in excess of 300% of the amount paid by the Company for coverage for the calendar year ended December 31, 2023 (such 300% amount, the “Maximum Premium”) or (b) pay an aggregate cost for the Tail Policy in excess of the Maximum Premium. If the annual premiums of such insurance coverage for the six-year period exceed the Maximum Premium or the aggregate cost for such Tail Policy exceeds the Maximum Premium, as applicable, then the surviving corporation will be obligated to obtain a policy with the greatest coverage available for an annual premium not exceeding the Maximum Premium or an aggregate cost for such Tail Policy not exceeding the Maximum Premium, as applicable, from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may (and at Parent’s request, the Company will) purchase the Tail Policy so long as the aggregate cost for such Tail Policy does not exceed the Maximum Premium. If the Company elects to purchase such a Tail Policy prior to the Effective Time, the surviving corporation will (and Parent will cause the surviving corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder.

Employee Benefits Matters

Parent has agreed that the surviving corporation and its subsidiaries shall (and Parent shall cause the surviving corporation and its subsidiaries to), for a period of 12 months following the Effective Time, maintain for the benefit of each employee of the Company or its subsidiaries who is employed by the Company or its subsidiaries immediately prior to the Effective Time and who continues employment with Parent or any subsidiary of Parent (including the surviving corporation) immediately following the Effective Time (a “Continuing Employee”) with (a) a base salary or wage rate, as applicable, and target annual cash incentive compensation opportunities (excluding any retention, long-term incentive, change in control or transaction-based compensation) that are, in each case, no less than those in effect for such Continuing Employee immediately before the Effective Time; (b) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time and set forth in the confidential disclosure letter; and (c) other benefit or compensation plans, programs, policies, agreements or arrangements of the surviving corporation or any of its subsidiaries (excluding any retention, long-term incentive, change in control or transaction-based compensation, nonqualified deferred compensation, retiree medical or welfare arrangements and defined benefit pension benefits) at levels that are substantially similar in the aggregate to those in effect for Continuing Employees under the Company’s employee plans as of immediately prior to the Effective Time. Notwithstanding the foregoing, to the extent that any Continuing Employee is covered by any collective bargaining agreement or other labor agreement, the terms and conditions of such agreement will continue to apply.

With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance entitlement or termination pay but excluding equity or equity-based incentive compensation), except (a) to the extent that it would result in duplication of coverage or benefits for the same period of service or (b) for purposes of any defined benefit pension plan or plan that provides retiree welfare benefits. In addition, and without limiting the generality of the foregoing, Parent will cause the surviving corporation and its subsidiaries to use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding employee plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents, to the extent such conditions were applicable, met or waived under the comparable employee plan in which such Continuing Employee participated immediately prior to the Effective Time; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins, if such participation begins in the new year in which the Effective Time occurs, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the accounts of the Continuing Employees pursuant to any New Plan that is a flexible spending account plan to be credited with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will otherwise be subject to the terms of such vacation or paid time off policies as determined by Parent and its affiliates from time to time.

Other Agreements

The Merger Agreement contains additional agreements between the Company, on the one hand, and Parent and Merger Sub, on the other hand, relating to, among other things:

•	repayment and discharge of the Company’s indebtedness by Parent in connection with the Merger;
•	Parent and Merger Sub’s access to information of the Company;
•	notification of certain matters;
•	confidentiality;
•	consultations regarding public statements and disclosure; and
•	litigation relating to the transactions contemplated by the Merger Agreement.

Conditions of the Merger

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•	the adoption of the Merger Agreement by the Company’s stockholders;
•

the expiration or termination of any applicable waiting periods under the HSR Act, and receipt of the approvals, clearances or expirations of waiting periods under certain foreign antitrust laws and foreign investment laws (see the section of this proxy statement titled “The Merger — Regulatory Approvals Required for the Merger”); and.

•

the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger.

Parent and Merger Sub’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by the Company relating to organization and good standing, corporate power and enforceability, Company Board approval, fairness opinions, anti-takeover laws, requisite stockholder approval, other equity rights and brokers’ fees being (a) to the extent not qualified or limited by the word “material,” “materiality” or “Company Material Adverse Effect” as set forth therein, true and correct in all material respects as of the closing; and (b) to the extent qualified or limited by the word “material,” “materiality” or “Company Material Adverse Effect” as set forth therein, true and correct in all respects (giving effect to any limitation or qualification that includes the word “material,” “materiality” or “Company Material Adverse Effect” set forth therein) on the closing date;

•

the representations and warranties made by the Company relating to capital stock, stock reservation and awards and company securities being true and correct in all respects, except for any de minimis inaccuracies, on the closing date;

•	the representations and warranties made by the Company relating to the absence of a Company Material Adverse Effect since December 31, 2022 being true and correct in all respects as of the closing;
•

the other representations and warranties made by the Company in the Merger Agreement being true and correct as of the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	the Company has complied in all in material respects with the covenants and obligations of the Merger Agreement required to be performed and complied with by the Company at or prior to the closing;
•	no Company Material Adverse Effect having occurred since May 5, 2024;
•

receipt by Parent and Merger Sub of a certificate of the Company, validly executed for and on behalf of the Company by a duly authorized executive officer of the Company certifying to the satisfaction of the conditions described immediately above; and

•	the CFIUS Approval will have been obtained without the imposition of a Burdensome Condition (see the section of this proxy statement titled “The Merger Agreement — CFIUS Filings”).

The Company’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Parent and Merger Sub set forth in the Merger Agreement being true and correct as of the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not have a Parent Material Adverse Effect;

•

Parent and Merger Sub have complied in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to closing; and

•	receipt by the Company of a certificate of Parent and Merger Sub, executed for and on behalf of Parent and Merger Sub certifying to the satisfaction of the conditions described immediately above.

The Merger Agreement does not contain any financing-related closing condition. Parent and Merger Sub each acknowledged and agreed in the Merger Agreement that obtaining the financing is not a condition to the closing.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•	by mutual written agreement of Parent and the Company;
•	by either Parent or the Company if:
•

any permanent injunction or other final and non-appealable judgment or order issued by any court or other governmental authority of competent jurisdiction or other final and non-appealable legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the

Merger and has become final and non-appealable or any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided, however, that the party seeking to terminate the Merger Agreement on this basis has used such standard of efforts as may be required pursuant to the Merger Agreement to prevent, oppose and remove such restraint, injunction or other prohibition;

•

the Merger is not consummated on or before 11:59 p.m., New York City time, on February 5, 2025 (the “Termination Date”); provided, however, that the Termination Date will be automatically extended until 11:59 p.m., New York City time, on May 5, 2025 if the conditions to the closing of the Merger related to an order or applicable law prohibiting the Merger and/or the receipt of required regulatory approvals, clearances or expirations of waiting periods have not been satisfied or waived as of the Termination Date; and provided, further, that the right to terminate the Merger Agreement on this basis is not available to a party (treating Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily due to or primarily caused by the failure of such party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under the Merger Agreement (a “Termination Date Termination”); or

•

the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting (a “Stockholder Vote Termination”);

•	by Parent if:
•

the Company breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured (provided that Parent and Merger Sub are not then in material breach of its obligations under the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement pursuant to the Parent Breach Termination) (a “Company Breach Termination”); or

•

prior to the adoption of the Merger Agreement by the Company’s stockholders, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change (a “Recommendation Change Termination”);

•	by the Company if:
•

Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach has not been timely cured (provided that the Company is not then in material breach of its obligations under the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement pursuant to the Company Breach Termination) (a “Parent Breach Termination”);

•

prior to the adoption of the Merger Agreement by the Company’s stockholders, in order to substantially concurrently enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received after May 5, 2024, if the Company has complied with specified provisions in the Merger Agreement with respect to such Superior Proposal and substantially concurrently with such termination, the Company pays Parent the Company Termination Fee (summarized below) (a “Superior Proposal Termination”); or

•

(a) all of the mutual closing conditions and conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the closing), (b) Parent fails to consummate the Merger within three business days after the first date on which Parent is required to consummate the closing pursuant to the Merger Agreement, and (c) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the closing (a “Conditions Satisfied Termination”).

Effect of Termination

Any valid termination of the Merger Agreement will be effective immediately upon the delivery of written notice by the terminating party to the other parties, and the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain provisions of the Merger Agreement, including with respect to public statements and reimbursement and indemnification obligations set forth in the Merger Agreement with respect to the Debt Financing will survive the termination of the Merger Agreement, as well as the provisions regarding the effect of termination and payment of termination fees and related expenses and the general provisions contained in Article IX of the Merger Agreement. Subject to the provisions regarding payment of the Company Termination Fee and the Parent Liability Limitation (discussed below), each also will not be relieved or released from any liabilities for, or damages resulting from, any fraud or willful and material breach of any provision of the Merger Agreement. For purposes of the Merger Agreement, a “willful and material breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of the Merger Agreement.

Termination Fees and Expenses

The Company will be required to pay Parent a termination fee of $81,318,944 (the “Company Termination Fee”) if (a) the Merger Agreement is validly terminated by (i) either Parent or the Company for a Termination Date Termination (provided that at the Termination Date, all conditions to closing other than the adoption of the Merger Agreement by the holders of a majority of the holders of the outstanding shares of Company common stock entitled to vote at the Special Meeting and the conditions to the Company’s obligations to effect the Merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the closing), (ii) either

Parent or the Company for a Stockholder Vote Termination or (iii) Parent for a Company Breach Termination, (b) prior to such termination, a third party publicly announces or provides to the Company Board or management of the Company and Acquisition Proposal, and not irrevocably (and publicly, in the case of an Acquisition Proposal that has been publicly announced) withdraw such Acquisition Proposal at least five business days prior to the Company Stockholder Meeting or prior to the date of termination in the case of a termination by either Parent or the Company for a Termination Date Termination or by Parent for a Company Breach Termination, and (c) within 12 months following such termination, the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction. For purposes of this paragraph, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

The Company is also required to pay the Company Termination Fee if Parent terminates the Merger Agreement for (a) a Recommendation Change Termination or (b) a Superior Proposal Termination.

If the Merger Agreement is validly terminated (a) by the Company for a Parent Breach Termination or a Conditions Satisfied Termination or (b) by the Company or Parent for a Termination Date Termination (at a time at which the Company had the right to terminate the Merger Agreement for a Parent Breach Termination or a Conditions Satisfied Termination), then Parent will promptly (and in any event within three business days) pay the Company a termination fee of $162,637,888.

The liability of the Company or any of its subsidiaries for any monetary damages payable by the Company and its subsidiaries for breaches under the Merger Agreement is capped at the Parent Termination Fee plus certain enforcement expenses. The liability of Parent, Merger Sub or the Guarantors for any monetary damages payable for breaches (including willful and material breach) under the Merger Agreement and the Limited Guarantees are capped at the Parent Termination Fee, plus certain reimbursement obligations and enforcement expenses (the “Parent Liability Limitation”).

Specific Performance

The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including the Company’s right to specific performance to cause Parent and Merger Sub to comply with the provisions regarding financing in the Merger Agreement (see the section of this proxy statement titled “The Merger Agreement — Financing Efforts”)). Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions will not be required to provide any bond or other security in connection with such injunction or enforcement and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

The Company will be entitled to an injunction, specific performance or other equitable remedies to enforce Parent’s and Merger Sub’s obligations to consummate the Merger and the Guarantors’ obligation to fund the Equity Financing in accordance with and subject to the terms, conditions and limitations set forth in the Equity Commitment Letters if, and only if, (i) all of the mutual closing conditions and the conditions to Parent and Merger Sub’s obligation to consummate the Merger set forth in the Merger Agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which could be satisfied if the closing were to occur), (ii) Parent and Merger Sub fail to consummate the Merger on the date required under the Merger Agreement, (iii) the Debt Financing has been funded in full in accordance with the terms and conditions thereof or will be funded in full at the closing in accordance with the terms and conditions thereof (for the avoidance of doubt, if the Debt Financing has not been funded and will not be funded at the closing for any reason (including any breach of the provisions regarding financing in the Merger Agreement (see the section of this proxy statement titled “The Merger Agreement — Financing Efforts”))), the Company will not be entitled to enforce Parent’s and Merger Sub’s obligation to consummate the Merger and the Guarantors’ obligation to provide the Equity Financing) and (iv) the Company has irrevocably confirmed in writing that (x) all conditions to the Company’s obligations to consummate the Merger have been satisfied (other than those that, by their nature, are to be satisfied at the closing) or that they would be willing to waive any unsatisfied conditions and (y) if specific performance is granted and the Equity Financing and Debt Financing are funded, the Company is ready, willing and able to consummate the Merger and the closing and take all actions that are required of it by the Merger Agreement to consummate the Merger and the closing pursuant to the terms of the Merger Agreement.

Amendments and Waivers

Prior to the Company’s stockholder approval, the Merger Agreement may be amended at any time by the parties to the Merger Agreement, however, following the receipt of the Company’s stockholder approval, no amendment to the Merger Agreement that requires the approval of the stockholders of the Company under the DGCL may be made unless the further required approval is obtained.

Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement is valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties to the Merger Agreement (treating Parent and Merger Sub as one party for this purpose) may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger

Agreement or in any document delivered pursuant to the Merger Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of Perficient common stock as of [●], 2024 by (a) each person or group known to us who beneficially owns more than five percent of the outstanding Perficient common stock, (b) each current named executive officer and director, and (c) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes shares held indirectly.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percentage of Shares Beneficially Owned (3)

Five Percent Stockholders:

BlackRock Inc. (4) 55 East 52nd Street, New York, NY 10055	5,379,923		15.3%

The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	4,291,141		12.2%

Wellington Management Group LLP (6) 280 Congress Street, Boston, MA 02210	1,945,667		5.5%

Named Executive Officers and Directors:

Thomas J. Hogan	[	●]	*

Paul E. Martin	[	●]	*

Susan L. Adomite	[	●]	*

Kevin T. Sheen	[	●]	*

Jeffrey S. Davis	[	●]	*

Romil Bahl	[	●]	*

Jill A. Jones	[	●]	*

David S. Lundeen	[	●]	*

Brian L. Matthews	[	●]	*

Nancy C. Pechloff	[	●]	*

Gary M. Wimberly	[	●]	*

All executive officers and directors as a group (11 persons)	[	●]	[ ●]

*	Represents less than 1% of the outstanding common stock.
(1)	Unless otherwise noted below, the address of each of the directors and executive officers is 555 Maryville University Dr., Suite 600, St. Louis, Missouri 63141.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated in the footnotes below, to our knowledge, all persons listed in the table above have sole voting and investment power with respect to their shares of Perficient common stock, except to the extent authority is shared by spouses under applicable law.

(3)	Applicable percentage of ownership is based upon [●] shares of common stock outstanding as of [●], 2024.
(4)

According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on January 22, 2024. The Schedule 13G states that the filer has sole voting power for 5,336,491 shares and sole power to dispose or to direct the disposition of all shares.

(5)

According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on February 13, 2024. The Schedule 13G states that the filer has shared voting power for 63,705 shares, sole power to dispose or to direct the disposition of 4,189,002 shares and shared power to dispose or to direct the disposition of 102,139 shares.

(6)

According to information provided to the Company in a Schedule 13G filed with the SEC on February 8, 2024. The Schedule 13G states that the filer has shared voting power for 1,464,246 shares and shared power to dispose or to direct the disposition of 1,945,667 shares.

APPRAISAL RIGHTS

Holders of record and beneficial owners of Perficient common stock who comply with the procedures summarized below will be entitled to appraisal rights if the Merger is completed. Under Section 262 of the DGCL, which is referred to in this proxy statement as Section 262, holders of record and beneficial owners of shares of Perficient common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled to have such shares of Perficient common stock appraised by the Delaware Court of Chancery. Holders of record and beneficial owners of Perficient common stock who properly exercise appraisal rights in accordance with Section 262 will forgo the Merger Consideration and receive, in lieu of the Merger Consideration, a cash payment that is equal to the fair value of their shares of Perficient common stock at the Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the Merger), as determined by the Delaware Court of Chancery, together with interest, if any as determined in accordance with Section 262 (the “Appraisal Payment”). The fair value of such shares of Perficient common stock could be more than, less than, or equal to the Merger Consideration. The Company is required to send a notice to that effect to each holder of Perficient common stock not less than 10 days prior to the Special Meeting and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to the record holders of Perficient common stock that appraisal rights are available in connection with the Merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

The following is intended as a brief summary of the material provisions of Section 262, which sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of the applicable requirements, and is qualified in its entirety by reference to Section 262, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated herein by reference. All references in Section 262 of the DGCL to “stockholder” and in this summary to a “stockholder” or “holder” are to the record holder of shares of Perficient common stock as to which appraisal rights are asserted and all such references to a “beneficial owner” are to a person who is the beneficial owner of Perficient common stock held either in voting trust or by a nominee on behalf of such person. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262. Failure to strictly comply timely and properly with the requirements of Section 262 may result in the loss of your appraisal rights under the DGCL. This notice does not constitute any legal or other advice, nor does it constitute a recommendation that holders or beneficial owners of Perficient common stock exercise their appraisal rights under Section 262. YOU ARE STRONGLY ENCOURAGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

Holders of record and beneficial owners of Perficient common stock who desire to exercise their appraisal rights must do all of the following: (i) not vote in favor of the adoption of the Merger Agreement, (ii) deliver in the manner set forth below a written demand for appraisal of such holder’s or beneficial owner’s shares of Perficient common stock to the Corporate Secretary of the Company before the vote on the Merger Proposal at the Special Meeting, (iii) continuously hold of record or beneficially own, as applicable, such shares of Perficient common stock from the date of making the demand through completion of the Merger and (iv) otherwise comply with the requirements of Section 262.

A demand for appraisal must be executed by or for the holder of record or beneficial owner, as applicable. The demand should set forth, fully and correctly, the person’s identity. If shares are owned of record or beneficially owned by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an agent of two or more joint holders of record or beneficial owners, may execute the demand for appraisal for a stockholder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and expressly disclose that, in exercising the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable.

As required by Section 262, a demand for appraisal must be in writing and must reasonably inform the Company of the identity of the record holder or beneficial owner and of such holder’s or beneficial owner’s intention to seek appraisal of the holder’s or beneficial owner’s shares.

Holders of record and beneficial owners of Perficient common stock who elect to demand appraisal of their shares must mail or deliver their written demand to:

Perficient, Inc.

555 Maryville University Dr., Suite 600

St. Louis, Missouri 63141

Attention: General Counsel and Corporate Secretary

The written demand for appraisal should specify the stockholder’s name and mailing address. In addition, in the case of a demand for appraisal of a beneficial owner, the demand must also (1) reasonably identify the holder of record of the shares for which the demand is made, (2) be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 and the verified list required by subsection (f) of Section 262 (discussed further below). Whether made by a stockholder of record or a beneficial owner, the written demand must reasonably inform the Company that the Perficient stockholder of record or beneficial owner intends thereby to demand an appraisal of such person’s shares. The written demand must be received by the Company prior to the vote on the Merger Proposal at the Special Meeting. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the Merger Proposal will alone suffice to constitute a written demand for appraisal within the meaning of Section 262. In addition, the stockholder of record or beneficial owner must not vote such person’s shares of Perficient common stock in favor of adoption of the Merger Proposal. An executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the Merger Proposal and will cause the stockholder’s right of appraisal to be lost. Therefore, a Perficient stockholder who desires to exercise appraisal rights should either (x) refrain from executing and submitting the enclosed proxy card or (y) vote by proxy against the adoption of the Merger Proposal or affirmatively register an abstention with respect thereto. In the case of a beneficial owner whose shares of Perficient common stock are held in “street name” by a bank, broker or other nominee, such bank, broker or other nominee does not have discretionary authority to vote on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal without specific voting instructions from the beneficial owner on such proposal. If a beneficial owner of shares of Perficient common stock held in “street name” by a bank, broker or other nominee instructs such bank, broker or other nominee to vote such person’s shares in favor of the Merger Proposal, and does not revoke such instruction prior to the vote on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal, then such shares will be voted in favor of such proposal, as applicable, and it will cause such beneficial owner to lose his, her or its right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s bank, broker or other nominee how to vote on the Merger Proposal or must instruct such bank, broker or other nominee to vote against the Merger Proposal or abstain from voting on such proposal.

Within 120 days after completion of the Merger, either the surviving corporation, any stockholder of record or beneficial owner of shares of Perficient common stock who has timely and properly demanded appraisal of such person’s shares of Perficient common stock and who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of all persons who have properly demanded appraisal. There is no present intent on the part of the Company as the surviving corporation to file an appraisal petition, and stockholders of record or beneficial owners seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of record and beneficial owners of Perficient common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If no such petition is filed within that 120 day period, appraisal rights will be lost for such person.

Within 120 days after completion of the Merger, any stockholder of record or beneficial owner of shares of Perficient common stock who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Perficient common stock not voting in favor of the Merger and with respect to which demands for appraisal were received by the surviving corporation and the number of holders of record or beneficial owners of such shares of Perficient common stock (provided that, in the case of a demand made by a beneficial owner in such person’s name, the stockholder of record of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement must be mailed within ten days after the written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a holder of record or beneficial owner of Perficient common stock and a copy of the petition is served upon the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded an appraisal of their shares of Perficient common stock and with whom agreements as to the value of their shares of Perficient common stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order the Delaware Register in Chancery to provide notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the persons shown on the verified list. The costs of these notices are borne by the surviving corporation.

After notice to persons who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those persons who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. The Delaware Court of Chancery must dismiss an appraisal proceeding as to all holders or beneficial owners of Perficient common stock who assert appraisal rights unless (i) the total number of shares entitled to appraisal rights which have been pursued and perfected exceeds 1% of the outstanding shares of the class or series eligible for appraisal, or (ii) the value of the consideration provided in the Merger (i.e., the Merger Consideration) for such total number of shares seeking appraisal exceeds $1.0 million, or (iii) the Merger was approved pursuant to Section 253 or Section 267 of the DGCL.

Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the shares of Perficient common stock owned by such holders of record or beneficial owners of Perficient common stock, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

After a hearing on such petition, the Delaware Court of Chancery will determine which persons are entitled to appraisal rights and thereafter will appraise the shares of Perficient common stock owned by those persons in accordance with Section 262. In determining fair value and the amount of the Appraisal Payment, if any, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in subsection (h) of Section 262 of the DGCL, interest from the date the Merger is completed through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the date the Merger is completed and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each former Perficient stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. When the Appraisal Payment is determined, the Delaware Court of Chancery will direct the payment of such value to the record holders of Perficient common stock entitled to receive the same, upon surrender by such holders of the Perficient stock certificates representing those shares.

Holders of record and beneficial owners of Perficient common stock considering seeking appraisal should be aware that the fair value of their shares of Perficient common stock could be more than, less than, or equal to the Merger Consideration, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262. Each of Parent and the Company reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Perficient common stock is less than the Merger Consideration.

Upon application by the surviving corporation or by any holder of record or beneficial owner of shares of Perficient common stock entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any holder of record or beneficial owner of shares of Perficient common stock whose name appears on the verified list and whose shares of Perficient common stock are represented by certificates and, if so required, who has submitted such certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. The Delaware Court of Chancery will direct the payment of the Appraisal Payment by the surviving corporation to the persons entitled thereto. The Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. The Delaware Court of Chancery may order that all or a portion of the expenses incurred by such holder of record or beneficial owner of Perficient common stock in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

From and after the date of completion of the Merger, any holder of record or beneficial owner of Perficient common stock who has duly demanded appraisal in compliance with Section 262 will not, after completion of the Merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to completion of the Merger.

Within ten days after the Effective Time, the surviving corporation must give notice of the date that the Merger became effective to each holder of record Perficient common stock who has properly filed a written demand for appraisal, who did not vote in favor of the proposal to adopt the Merger Agreement and who has otherwise complied with Section 262 and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262. At any time within 60 days after the Effective Time, any holder of record or beneficial owner of Perficient common stock who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the Merger Consideration to which the person is entitled pursuant to the Merger. After this period, a holder of record or beneficial owner of Perficient common stock may withdraw such person’s demand for appraisal only with the written approval of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after completion of the Merger, such person’s rights to appraisal will cease and all holders of record and beneficial owners of Perficient common stock will be entitled only to receive the Merger Consideration as provided for in the Merger Agreement. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any person without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, the preceding sentence will not affect the right of any record holder or beneficial owner of Perficient common stock who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after completion of the Merger.

The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein.

Failure to comply strictly with all the procedures set forth in Section 262 may result in the loss of a holder’s or beneficial owner’s statutory appraisal rights. Consequently, if you wish to exercise your appraisal rights, you are strongly urged to consult a legal advisor before attempting to exercise your appraisal rights.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and for separate copies in the future should be sent by oral request to Mr. Cameron D. Walbert, General Counsel at 1-314-529-3600 or in writing to Mr. Cameron D. Walbert, General Counsel at Perficient, Inc., 555 Maryville University Dr., Suite 600, Saint Louis, Missouri, 63141. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may send a written request to the address above to request that only a single copy of a proxy statement be mailed in the future.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, Perficient will become a wholly owned subsidiary of Parent and will no longer have public stockholders, and following the Effective Time, you will no longer be entitled to attend and participate in any future annual meetings of our stockholders. However, if the Merger is not completed, you will continue to be entitled to notice of, and may attend and participate in, our annual meetings of stockholders, provided that you own Perficient common stock as of the close of business on the record date for such meeting. If Perficient holds a 2025 annual meeting of stockholders, we will provide notice of, or otherwise publicly disclose, the date on which the 2025 annual meeting will be held. If we have public stockholders at the time of our 2025 annual meeting, the following deadlines will apply to the submission of stockholder proposals, including director nominations.

If Perficient holds a 2025 annual meeting of stockholders, Perficient stockholders who wish to submit proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for an annual meeting of our stockholders are required to submit proposals in writing to us, and the proposal must be received at our principal executive offices, 555 Maryville University Dr., St. Louis, Missouri 63141, no later than December 18, 2024 and follow the other procedures required by Rule 14a-8 and our Bylaws. However, if the date of our annual meeting is changed by more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, then the proposal must be received by Perficient a reasonable time before we begin to print and mail our proxy materials for the annual meeting.

Perficient stockholders who wish to nominate persons for election to the Perficient Board or bring forth other business at an annual meeting of our stockholders (other than a stockholder proposal submitted for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8) must deliver written notice to the Corporate Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Any director nomination or stockholder proposal must also contain the information and comply with the requirements set out in our Bylaws. In addition, to satisfy the requirements under the Bylaws and to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the Bylaws and Rule 14a-19 under the Exchange Act no later than December 18, 2024. However, if the date of the annual meeting is scheduled for more than 30 days before or after such anniversary date, then the Corporate Secretary must receive the written notice in a reasonable time before the notice of annual meeting is released to stockholders.

A copy of the provisions in our Bylaws governing the notice and other requirements set forth above may be requested, at no cost, by writing to our General Counsel and Corporate Secretary, Cameron D. Walbert, at Perficient, Inc. 555 Maryville University Dr., Suite 600, St. Louis, Missouri 63141.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information we file electronically at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “SEC Filings” subsection of the “Financials & Filings” section of our website at perficient.gcs-web.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by email at [●] or by mail at Perficient, Inc., 555 Maryville University Dr., Suite 600, St. Louis, Missouri 63141, Attention: General Counsel.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Perficient filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):

•	Perficient’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed on February 27, 2024;
•	Perficient’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2024;
•	Perficient’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the SEC on May 6, 2024; and
•	Perficient’s Current Report on Form 8-K filed with the SEC on May 6, 2024; and
•	Perficient’s Current Report on Form 8-K filed with the SEC on May 29, 2024.

In addition, we incorporate by reference any future filings made by Perficient with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Written requests may be directed to the address noted above and oral requests may be directed to (412) 395-2555.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

PLANO HOLDCO, INC.,

PLANO BIDCO, INC.

and

PERFICIENT, INC.

Dated as of May 5, 2024

A-i

4.7	Brokers	A-29
4.8	Operations of Parent and Merger Sub	A-29
4.9	No Parent Vote or Approval Required	A-29
4.10	Guarantee	A-29
4.11	Financing	A-30
4.12	Stockholder and Management Arrangements	A-31
4.13	Solvency	A-31
4.14	Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans	A-31
4.15	Parent and Merger Sub Information.	A-32
4.16	No Other Representations or Warranties	A-32

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		A-32

5.1	Affirmative Obligations	A-32
5.2	Forbearance Covenants	A-32
5.3	No Solicitation	A-34
5.4	No Control of the Other Party’s Business	A-37

ARTICLE VI ADDITIONAL COVENANTS		A-37

6.1	Required Action and Forbearance; Efforts	A-37
6.2	Antitrust, Foreign Investment and Regulatory Matters	A-37
6.3	Proxy Statement.	A-40
6.4	Company Stockholder Meeting	A-41
6.5	Financing	A-41
6.6	Financing Cooperation	A-42
6.7	Anti-Takeover Laws	A-45
6.8	Access	A-45
6.9	Section 16(b) Exemption	A-45
6.10	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-45
6.11	Employee Matters	A-47
6.12	Obligations of Merger Sub	A-47
6.13	Notification of Certain Matters	A-48
6.14	Public Statements and Disclosure	A-48
6.15	Transaction Litigation	A-48
6.16	Stock Exchange Delisting; Deregistration	A-48
6.17	Additional Agreements	A-48
6.18	Parent Vote	A-48
6.19	Certain Arrangements	A-48
6.20	Convertible Notes; Hedging Transactions	A-48

ARTICLE VII CONDITIONS TO THE MERGER		A-49

7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-49
7.2	Conditions to the Obligations of Parent and Merger Sub	A-49
7.3	Conditions to the Company’s Obligations to Effect the Merger	A-50

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		A-50

8.1	Termination	A-50
8.2	Manner and Notice of Termination; Effect of Termination	A-51
8.3	Fees and Expenses	A-52
8.4	Amendment	A-54
8.5	Extension; Waiver	A-54

ARTICLE IX GENERAL PROVISIONS		A-54

9.1	Survival of Representations, Warranties and Covenants	A-54
9.2	Notices	A-54
9.3	Assignment	A-56
9.4	Confidentiality	A-56
9.5	Entire Agreement	A-56
9.6	Third Party Beneficiaries	A-56
9.7	Severability	A-56
9.8	Remedies	A-56
9.9	Governing Law	A-57

A-ii

9.10	Consent to Jurisdiction	A-57
9.11	WAIVER OF JURY TRIAL	A-58
9.12	No Recourse	A-58
9.13	Company Disclosure Letter References	A-59
9.14	Counterparts	A-59
9.15	Exculpation of Financing Source Related Parties	A-59

EXHIBITS

Exhibit A   Certificate of Incorporation of the Company

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 5, 2024, by and among Plano HoldCo, Inc., a Delaware corporation (“Parent”), Plano BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Perficient, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof.

B. Each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered guarantees (the “Guarantees”) from BPEA Private Equity Fund VIII, L.P., an exempted limited partnership organized under the laws of the Cayman Islands, BPEA Private Equity Fund VIII, SCSp, a special limited partnership (société en commandite spéciale) organized and existing under the laws of the Grand Duchy of Luxembourg and Wallbrook Pte. Ltd., a Singapore private limited company (together, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain payment obligations of Parent and Merger Sub contained in this Agreement.

D. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “2025 Convertible Notes” means the Company’s 1.250% convertible senior notes due 2025 issued under the 2025 Convertible Notes Indenture.

(b) “2025 Convertible Notes Indenture” means the Indenture, dated as of August 14, 2020, by and between the Company and the Trustee.

(c) “2026 Convertible Notes” means the Company’s 0.125% convertible senior notes due 2026 issued under the 2026 Convertible Notes Indenture.

(d) “2026 Convertible Notes Indenture” means the Indenture, dated as of November 9, 2021, by and between the Company and the Trustee.

(e) “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) in effect as of the date hereof or (ii) executed, delivered and effective after the date hereof and containing terms that are not less favorable in any material respect to the

Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of, or amendment to, any Acquisition Proposal. For the avoidance of doubt, any joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the terms of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

(f) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(g) “Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group of more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board), including the capital stock or other equity or voting interests in any of the Company’s Subsidiaries;

(iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, more than 20% of the equity interests of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

(iv) any combination of the foregoing.

(h) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, (A) with respect to Parent, the term “Affiliate” shall not include any investment fund, investment vehicle or client sponsored or advised by EQT AB or any of its Affiliates or any of the portfolio companies (as such term is commonly understood in the private equity industry) or other investments of any such investment fund, investment vehicle or client and (B) none of the GIC Investor nor any other co-investor in Parent shall be considered an Affiliate of Parent hereunder; provided, that these limitations shall not apply with respect to (i) the definition of “Parent Related Parties” and (ii) Section 4.6.

(i) “Anti-Corruption Laws” means Laws in any applicable jurisdiction that relate to bribery, corruption, kickbacks, racketeering, fraud, or other improper payments, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(j) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(k) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2023 set forth in the Company’s Form 10-K filed by the Company with the SEC on February 27, 2024.

(l) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.

(m) “Bylaws” means the Second Amended and Restated Bylaws of the Company.

(n) “Charter” means the Amended and Restated Certificate of Incorporation of the Company.

(o) “Code” means the Internal Revenue Code of 1986.

(p) “Company Board” means the Board of Directors of the Company.

(q) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

(r) “Company Convertible Notes” means, together, the 2025 Convertible Notes and the 2026 Convertible Notes.

(s) “Company Convertible Notes Indentures” means, together, the 2025 Convertible Notes Indenture and the 2026 Convertible Notes Indenture.

(t) “Company Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2023, as amended from time to time, among, inter alios, the Company, as Borrower, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Bank of America, N.A. and U.S. Bank National Association, as syndication agents, JPMorgan Chase Bank, N.A., as documentation agent, Wells Fargo Securities, LLC, BofA Securities, Inc. and U.S. Bank National Association as joint arrangers and joint bookrunners and the other lenders parties thereto, and all pledge, security and other agreements and documents related thereto.

(u) “Company ESPP” means Perficient, Inc. Employee Stock Purchase Plan.

(v) “Company Financial Advisors” means each of BofA Securities, Inc. and Wells Fargo Securities, LLC.

(w) “Company Indebtedness” means all debt outstanding under the Company Credit Agreement.

(x) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

(y) “Company IT Assets” means all information technology assets owned or used by the Company and its Subsidiaries, including computers, servers, networks, software, applications, databases, websites, workstations, routers, hubs, switches, and data communications lines.

(z) “Company Material Adverse Effect” means any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has a material adverse effect on the business, properties, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided that none of the following, and no changes, events, effects, developments, occurrences or states of facts arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;

(ii) conditions in the equity, credit, debt, financial, currency or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country or region in the world; (B) changes in exchange rates for the currencies of the United States or any other country or region in the world; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) conditions in the industries in which the Company and its Subsidiaries conduct business or in the United States or any other country or region in the world in which the Company or any of its Subsidiaries conducts business, or changes therein;

(iv) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, civil unrest, foreign or domestic social protest or social unrest (whether or not violent), sabotage, cyberattack, terrorism (including cyberterrorism) or military actions, including any escalation or worsening of the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world;

(v) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Authority in response to, any of the foregoing, in each case, in the United States or any other country or region in the world;

(vi) the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the

Company and its Subsidiaries with customers, suppliers, lenders, lessors, business or joint venture partners, employees (including any employee attrition), regulators, Governmental Authorities, vendors or any other third Person (it being understood that this clause (vi) shall not apply with respect to any representation or warranty or condition to Closing that is intended to address the consequences of the execution and delivery of this Agreement, the public announcement of this Agreement or the pendency or consummation of the Transactions);

(vii) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to the express terms of this Agreement, in each case, other than as required or contemplated by Section 5.1;

(viii) any action taken or refrained from being taken, in each case, to which Parent has expressly approved or consented to in writing following the date of this Agreement;

(ix) changes or proposed changes in GAAP or other accounting standards, in any applicable Laws (or the enforcement or interpretation of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any Law or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(x) any epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any Governmental Authority in response to any of the foregoing), including any escalation or worsening of any of the foregoing, in each case, in the United States or any other country or region in the world;

(xi) any changes in the price or trading volume of the Company Common Stock or the Company Convertible Notes, or to the Company’s credit ratings, in each case, in and of itself (it being understood that the underlying cause of such changes may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded hereunder);

(xii) any failure by the Company and its Subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that, in the case of each of foregoing clauses (A) and (B), the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur solely to the extent not otherwise excluded hereunder);

(xiii) the availability or cost of equity, debt or other financing to Parent, Merger Sub or their respective Affiliates;

(xiv) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

(xv) the identity of, or any facts or circumstances relating to, the Guarantors, Parent, Merger Sub, or their respective Affiliates as the acquirer of the Company, the respective financing sources of or investors in the foregoing, or the respective plans or intentions of the foregoing, with respect to the Company or its business; and

(xvi) any breach by Parent or Merger Sub of this Agreement;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (ix) and (x) to the extent that such changes, events, effects, developments, occurrences or state of facts have had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

(aa) “Company Phantom Stock Award” means each award that is measured by reference to a share of Company Common Stock granted under any of the Company Stock Plans.

(bb) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(cc) “Company PSU” means each award of restricted stock units of the Company issued under any of the Company Stock Plans that is subject to performance-based vesting conditions.

(dd) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by the Company or any of its Subsidiaries.

(ee) “Company Restricted Share” means each award of restricted stock of the Company issued under any of the Company Stock Plans.

(ff) “Company RSU” means each award of restricted stock units of the Company granted under any of the Company Stock Plans that is not subject to any performance-based vesting conditions.

(gg) “Company Stock Plans” means the Third Amended and Restated Perficient, Inc. 2012 Long-Term Incentive Plan, Perficient, Inc. 2022 Phantom Stock Plan for Employees of First Plus Soft S.A.U., Perficient, Inc. 2007 Phantom Stock Plan for Nationals of the People’s Republic of China, Perficient, Inc. 2015 Phantom Stock Plan for Employees of Perficient India Private Limited, Perficient, Inc. 2021 Phantom Stock Plan for Employees of Productora de Software S.A.S., Talos Digital S.A.S. and Overactive S.A.S., Perficient, Inc. 2022 Phantom Stock Plan for Employees of Inflection Point, S.A. DE C.V., Perficient, Inc. 2022 Phantom Stock Plan for Employees of Izmul S.A., Lundol Trade S.A. and Soft OA S.R.L., and Perficient, Inc. 2024 Phantom Stock Plan for Employees of the Romanian Branch of SMEDIX, Inc.

(hh) “Company Stockholders” means the holders of shares of Company Common Stock.

(ii) “Company Termination Fee” means an amount equal to $81,318,944.

(jj) “Confidentiality Agreement” means that certain Confidentiality Agreement, in effect between the Company and EQT Partners Asia Pte. Ltd. (together with any joinders thereto).

(kk) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(ll) “Contract” means any legally binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other agreement.

(mm) “Convertible Note Hedge Options” means:

(i) the call options entered in connection with the 2025 Convertible Notes, evidenced by (a) the call option confirmation, dated August 11, 2020, between the Company and Nomura Global Financial Products Inc., (b) the call option confirmation, dated August 11, 2020, between the Company and Credit Suisse Capital LLC, (c) the call option confirmation, dated August 11, 2020, between the Company and Royal Bank of Canada, (d) the call option confirmation, dated August 11, 2020, between the Company and Jefferies International Limited, (e) the call option confirmation, dated August 12, 2020, between the Company and Nomura Global Financial Products Inc., (f) the call option confirmation, dated August 12, 2020, between the Company and Credit Suisse Capital LLC, (g) the call option confirmation, dated August 12, 2020, between the Company and Royal Bank of Canada, and (h) the call option confirmation, dated August 12, 2020, between the Company and Jefferies International Limited, in each case as amended, restated or otherwise modified from time to time; and

(ii) the call options entered into in connection with the 2026 Convertible Notes, evidenced by (a) the call option confirmation, dated November 4, 2021, between the Company and Royal Bank of Canada, (b) the call option confirmation, dated November 4, 2021, between the Company and Nomura Global Financial Products Inc., (c) the call option confirmation, dated November 4, 2021, between the Company and Morgan Stanley Capital Products LLC, (d) the call option confirmation, dated November 4, 2021, between the Company and Barclays Bank PLC, (e) the call option confirmation, dated November 4, 2021, between the Company and Jefferies International Limited, (f) the call option confirmation, dated November 5, 2021, between the Company and Royal Bank of Canada, (g) the call option confirmation, dated November 5, 2021, between the Company and Nomura Global Financial Products Inc., (h) the call option confirmation, dated November 5, 2021, between the Company and Morgan Stanley Capital Products LLC, (i) the call option confirmation, dated November 5, 2021, between the Company and Barclays Bank PLC, and (j) the call option confirmation, dated November 5, 2021, between the Company and Jefferies International Limited, in each case as amended, restated or otherwise modified from time to time.

(nn) “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions, mutations or variants of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

(oo) “Cybersecurity Measures” means any reasonable emergency measures or reasonable emergency changes in business operations adopted on a temporary basis in good faith and in compliance with applicable Law by the Company and its Subsidiaries in response to a cybersecurity attack, breach or similar incident to the extent necessary for the protection of its information technology or any stored personally identifiable information.

(pp) “DOJ” means the United States Department of Justice or any successor thereto.

(qq) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, phantom equity, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, employment, individual consulting, severance, separation, termination, retention, change of control, stay bonus, and other similar plan, program, agreement or arrangement that is (i) sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee or other service provider of the Company or any of its Subsidiaries or (ii) related to which the Company or any of its Subsidiaries has any current or potential liability, in each case, other than any such plan, scheme or arrangement that is sponsored by a Governmental Authority or any Multiemployer Plan.

(rr) “Environmental Law” means any Law relating to public or worker health or safety (to the extent relating to Hazardous Substances), the protection of the environment (including ambient air, surface water, groundwater or land), or pollution.

(ss) “ERISA” means the Employee Retirement Income Security Act of 1974.

(tt) “ERISA Affiliate” means any Person under common control with the Company or any of its Subsidiaries or that, together with the Company or any of its Subsidiaries, is deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(uu) “Exchange Act” means the Securities Exchange Act of 1934.

(vv) “Financing Sources” means the agents, arrangers, bookrunners, underwriters, lenders and other Persons that have committed to provide or arrange the Debt Financing pursuant to the Debt Commitment Letter and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with each other Person that commits to provide or otherwise provides any Alternate Debt Financing, in each case, together with their Affiliates and Representatives involved in the Debt Financing or any Alternate Debt Financing and their successors and assigns.

(ww) “Foreign Investment Laws” means any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions or transactions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.

(xx)  “FTC” means the United States Federal Trade Commission or any successor thereto.

(yy) “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

(zz) “GIC Investor” means Wallbrook Pte. Ltd., a Singapore private limited company.

(aaa) “Government Contract” means any (a) prime Contract, subcontract, task order or delivery order that is (i) between the Company or any of its Subsidiaries, on the one hand, and a Governmental Authority, on the other hand, or (ii) is entered into by the Company or any of its Subsidiaries as a subcontractor (at any tier) to provide products or services in connection with a Contract between another entity and a Governmental Authority.

(bbb) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, multinational, state, county, municipal, provincial or local, whether domestic or foreign.

(ccc) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, any Governmental Authority.

(ddd) “Group” means a “group” as used in Section 13(d) of the Exchange Act.

(eee) “Hazardous Substance” means any toxic or hazardous material, substance or waste, including any which is defined or regulated under Environmental Laws due to its hazardous or dangerous properties or characteristics.

(fff) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(ggg) “Intellectual Property” means all worldwide intellectual property, including: (i) all patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor (“Copyrights”); (iii) all trademarks, service marks, domain names, social or mobile media identifiers, trade dress rights, logos and similar designations of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) all know-how, methods, processes, trade secrets and rights in confidential information and (v) all registrations, applications, renewals, reissues, continuations, continuations-in-part, divisionals, provisionals, extensions and reexaminations of any of the foregoing.

(hhh) “Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments including any accrued interest thereon, (iii) all lease obligations of such Person capitalized on the books and records of such Person, (iv) all Indebtedness of others secured by a lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby have been assumed, (v) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and (vi) all guarantees of such Person of any Indebtedness of any other Person other than a wholly owned subsidiary of such Person.

(iii) “Intervening Event” means any positive change, event, effect, development or circumstance that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause of any of the foregoing in this clause (iii) may be considered and taken into account).

(jjj) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Principal Accounting Officer, in each case after reasonable due inquiry.

(kkk) “Law” means any federal, national, multinational, state, county, municipal, provincial or local, whether domestic or foreign, statute, constitution, common law, ordinance, code, decree, Order, judgment, determination, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, Order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute or proceeding.

(lll) “Legal Proceeding” means any claim, action, charge, suit, litigation, investigation, audit, inquiry, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(mmm) “Liens” means any pledges, liens, charges, mortgages, encumbrances, licenses, preemptive rights, community property rights and security or adverse ownership interests.

(nnn) “Material Contract” means any of the following Contracts (other than Company Stock Plans and Employee Plans) by which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective assets, rights, property or business are bound or subject to:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) that would be required to be filed by the Company with the SEC;

(ii) any Contract relating to the disposition or acquisition of equity or assets by the Company or any of its Subsidiaries outside of the ordinary course of business pursuant to which the Company or its Subsidiaries have material continuing obligations;

(iii)  any Contract with any customer of the Company or any of its Subsidiaries who, in the year ended December 31, 2023, was one of the twenty-five (25) largest sources of revenues for the Company and its Subsidiaries, taken as a whole (each, a “Material Customer”), based on amounts paid or payable (excluding any purchase orders, statements of work and invoices entered into in the ordinary course of business);

(iv) any Contract with any vendor of the Company or any of its Subsidiaries who, in the year ended December 31, 2023, was one of the twenty (20) largest sources of payment obligations for the Company and its Subsidiaries, taken as a whole (each, a “Material Vendor”), based on amounts paid or payable (excluding any purchase orders, statements of work and invoices entered into in the ordinary course of business);

(v) any Contract containing any covenant or provision (A) limiting the right of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of its Subsidiaries) to engage in any line of business or compete with any Person or in any geographic region or (B) prohibiting or restricting the Company or any of its Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so, other than any such Contract that may be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less and is not with a Material Customer, Material Vendor or otherwise material to the Company and its Subsidiaries, taken as a whole;

(vi) any Contract containing any covenant or provision limiting in any material respect the right of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of its Subsidiaries) to design, develop, deliver, use, market, distribute, license out or otherwise exploit any Company Intellectual Property (or that otherwise grants any exclusive rights to Intellectual Property);

(vii) any Contract containing “most favored nation,” “exclusivity,” or similar provisions, other than any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less and is not with a Material Customer, Material Vendor or otherwise material to the Company and its Subsidiaries, taken as a whole;

(viii) any Contract under which the Company or its Subsidiaries have continuing payment obligations after the date of this Agreement in excess of $5,000,000, including “earnout,” indemnification or other contingent payment obligations but excluding any revenue share, residual or similar obligations that are not reasonably expected to be in excess of such amount based on the year ended December 31, 2023;

(ix) any Contract pursuant to which (A) the Company or any of its Subsidiaries grants to a third party a license or other right in or to use any Company Intellectual Property for which the royalty payments exceeded $2,500,000 over the four (4) consecutive fiscal quarters ended March 31, 2024 or that is otherwise material to the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses granted to customers in the ordinary course of business, including in connection with the sale or licensing of any products or services, or non-exclusive licenses granted to third parties that are incidental to the third party’s provision of products or services to the Company or any of its Subsidiaries), or (B) a third party grants to the Company or any of its Subsidiaries a license or other right in or to use any Intellectual Property owned by such third party that involved individual or aggregate payments of more than $2,500,000 during the year ended December 31, 2023 or that is otherwise material to the Company and its Subsidiaries, taken as a whole (other than any “shrink wrap,” “commercially available software package,” “click through” license or off-the-shelf software licenses commercially available on standard terms with individual or aggregate payments of less than $2,500,000 during the year ended December 31, 2023);

(x) any Contract providing for indemnification of any officer, director, employee, consultant or independent contractor by the Company or any of its Subsidiaries, other than (A) Contracts entered into on substantially the same form as the Company or its Subsidiaries’ standard forms made available to Parent and (B) the Organizational Documents of the Company and its Subsidiaries;

(xi) any Contract under which the Company and its Subsidiaries has made or received payments in an amount (A) in the case of payments to the Company, in excess of $7,500,000 in the aggregate and (B) in the case of payments by the Company, in excess of $5,000,000 in the aggregate, in each case, during the year ended December 31, 2023;

(xii) any Contract with any Governmental Authority under which the Company and its Subsidiaries has received payments in an amount in excess of $1,000,000 during the year ended December 31, 2023 (excluding any immaterial addendums or schedules thereto);

(xiii) any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to sell, transfer, pledge, or otherwise dispose of any material amount of its assets or its business;

(xiv) any Contract relating to or evidencing Indebtedness of the Company or any Subsidiary of the Company in excess of $3,000,000 (excluding intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company);

(xv) that is an agreement in settlement of a dispute that imposes material obligations on the Company or any of its Subsidiaries as of the date hereof;

(xvi) that is with an affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act;

(xvii) any Contract that involves a material joint venture, partnership, limited liability company, profit sharing, or similar agreement from which the Company or any of its Subsidiaries recognized revenues in excess of $5,000,000 during the year ended December 31, 2023; and

(xviii) any Government Contract under which the Company and its Subsidiaries has received payments in an amount in excess of $500,000 during the year ended December 31, 2023.

(ooo) “Nasdaq” means the Nasdaq Global Select Market.

(ppp) “Order” means any order, judgment, judicial decision, decree (including any consent decree or similar agreed order or judgment), injunction, ruling, award, settlement, determination, stipulation, writ or verdict, whether civil, criminal or administrative, in each case, that is entered, issued or rendered by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent).

(qqq) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.

(rrr) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due or payable or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the latest financial statements in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests arising or incurred in the ordinary course of business for amounts that are not yet due or payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) liens imposed by applicable Law (other than Laws in respect of Taxes); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way and other similar liens of record and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or occupancy of the applicable Leased Real Property or tangible personal property subject thereto; (vii) any non-exclusive license, option, covenant not to sue, or similar contractual obligations with respect to any Intellectual Property entered into in the ordinary course of business; (viii) liens pursuant to any Company Indebtedness; (ix) statutory, common Law or contractual liens securing payments not yet due, including liens of landlords pursuant to the terms of any lease, or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (x) matters that would be disclosed by an accurate survey of the Leased Real Property that do not adversely affect in any material respect the current use or occupancy of the applicable Leased Real Property; or (xi) non-monetary liens that do not adversely affect in any material respect the current use or occupancy of the applicable Leased Real Property or other assets subject thereto.

(sss) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(ttt)  “Personal Information” means any information that enables, or could reasonably enable, a Person in possession thereof to identify a natural person or that is otherwise considered personally identifiable information, personal information, personal data or any other similar term under applicable Law.

(uuu) “Privacy Requirements” means all (i) Data Protection Laws and (ii) applicable publicly posted policies of the Company or any of its Subsidiaries and binding industry standards, in each case relating to the protection or processing of Personal Information, data privacy or cybersecurity or the privacy of electronic communications in any relevant jurisdiction.

(vvv) “Registered Intellectual Property” means all (i) Patents; (ii) Marks; and (iii) Copyrights.

(www) “Reimbursement Obligations” means Parent’s obligations pursuant to Section 6.6(f) and Section 6.6(g).

(xxx) “Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other advisors and representatives.

(yyy) “Required Financing Information” means (i) the audited consolidated financial statements of the Company consisting of balance sheets as of the last date of each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date, income statements and cash flow statements for each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and (ii) the unaudited consolidated financial statements of the Company consisting of balance sheets, income statements and cash flow statements as of the last day of and for each completed fiscal quarter following the most recently completed financial statements delivered pursuant to clause (i) (and for the corresponding fiscal quarter for the prior fiscal year) and ended at least 45 days before the Closing Date, other than with respect to any quarter end that is also a fiscal year end.

(zzz) “Sanctioned Country” means at any time, any country, region, or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimea, Kherson, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria).

(aaaa) “Sanctioned Person” means any Person that is (i) listed on any applicable Sanctions-related list; (ii) resident in, operating from, or organized under the laws of, a Sanctioned Country; (iii) 50% or more owned or (where relevant under applicable Sanctions) controlled by any such Person or Persons described in the foregoing clauses (i) or (ii); or (iv) otherwise a subject or target of any Sanctions.

(bbbb) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union and enforced by its member states, HM’s Treasury of the United Kingdom, or any other applicable sanctions authority.

(cccc) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(dddd) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(eeee) “Securities Act” means the Securities Act of 1933.

(ffff) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or managers, or other Persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned or controlled by such first Person.

(gggg) “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable to the Company Stockholders from a financial point of view than the Merger (taking into account (i) any changes to the terms of this Agreement offered by Parent in response to such Superior Proposal in accordance with Section 5.3(d) and (ii) any legal, regulatory, financial, timing, financing, the identity of the Person making the proposal, and other aspects of such proposal that the Company Board considers in good faith to be relevant). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”

(hhhh) “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments or similar charges, fees, levies, or impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, escheat or unclaimed property, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon.

(iiii) “Tax Return” means any return, declaration, report, statement, claim for refund, information return or other document filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(jjjj) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors, members, managers, partners or officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceeding that is (i) among all or some of the Parties and (ii) related to this Agreement or the Financing Letters.

(kkkk) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(llll) “Treasury Regulations” means the United States Department of the Treasury regulations promulgated under the Code.

(mmmm) “Trustee” means U.S. Bank National Association.

(nnnn) “U.S. Corporate Transparency Act of 2019” means 31 U.S.C. §5336 and any implementing regulations, rules, orders, or requirements.

(oooo) “Warrants” means:

(i) the warrants issued in connection with the 2025 Convertible Notes, evidenced by (a) the warrant confirmation, dated August 11, 2020, between the Company and Credit Suisse Capital LLC, (b) the warrant confirmation, dated August 11, 2020, between the Company and Nomura Global Financial Products Inc., (c) the warrant confirmation, dated August 11, 2020, between the Company and Royal Bank of Canada, (d) the warrant confirmation, dated August 11, 2020, between the Company and Jefferies International Limited, (e) the warrant confirmation, dated August 12, 2020, between the Company and Credit Suisse Capital LLC, (f) the warrant confirmation, dated August 12, 2020, between the Company and Nomura Global Financial Products Inc., (g) the warrant confirmation, dated August 12, 2020, between the Company and Royal Bank of Canada, and (h) the warrant confirmation, dated August 12, 2020, between the Company and Jefferies International Limited, in each case as amended, restated or otherwise modified from time to time; and

(ii) the warrants issued in connection with the 2026 Convertible Notes, evidenced by (a) the warrant confirmation, dated November 4, 2021, between the Company and Royal Bank of Canada, (b) the warrant confirmation, dated November 4, 2021, between the Company and Nomura Global Financial Products Inc., (c) the warrant confirmation, dated November 4, 2021, between the Company and Jefferies International Limited, (d) the warrant confirmation, dated November 4, 2021, between the Company and Barclays Bank PLC, (e) the warrant confirmation, dated November 4, 2021, between the Company and Morgan Stanley Capital Products LLC, (f) the warrant confirmation, dated November 5, 2021, between the Company and Royal Bank of Canada, (g) the warrant confirmation, dated November 5, 2021, between the Company and Nomura Global Financial Products Inc., (h) the warrant confirmation, dated November 5, 2021, between the Company and Jefferies International Limited, (i) the warrant confirmation, dated November 5, 2021, between the Company and Barclays Bank PLC, and (j) the warrant confirmation, dated November 5, 2021, between the Company and Morgan Stanley Capital Products LLC, in each case as amended, restated or otherwise modified from time to time.

(pppp) “Willful and Material Breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acquisition Proposal Notice Period	5.3(c)(ii)(2)
Affiliate Arrangements	6.20
Agreement	Preamble
Alternate Debt Financing	6.5(d)
Alternative Acquisition Agreement	5.3(a)
Bring Forward Awards	2.8(e)(i)
Burdensome Condition	6.2(c)
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
CFIUS	6.2(c)
CFIUS Approval	6.2(c)
CFIUS Notice	6.2(c)
Chosen Courts	9.10(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	Article III
Company Phantom Stock Award Consideration	2.8(a)
Company PSU Consideration	2.8(d)
Company Related Parties	8.3(e)
Company Restricted Share Consideration	2.8(d)
Company RSU Consideration	2.8(b)
Company SEC Documents	Article III
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Copyrights	1.1(hhh)
D&O Insurance	6.10(c)
Data Protection Laws	3.21(c)
Debt Commitment Letter	4.11(a)

Term	Section Reference
Debt Financing	4.11(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Equity Award Consideration	2.8(d)
Equity Award Holders	2.8(e)
Equity Commitment Letters	4.11(a)
Equity Financing	4.11(a)
Fee Letter	4.11(a)
Financing	4.11(a)
Financing Letters	4.11(a)
Finance Source Related Parties	8.3(e)
Financing Sources	8.4
Financing Sources Protection Provisions	8.4
Foreign Employee Plans	3.18(h)
Guarantees	Recitals
Guarantors	Recitals
Indemnified Persons	6.10(a)
Intervening Event Notice Period	5.3(c)(i)(1)
Lease	3.14(a)
Leased Real Property	3.14(a)
Marks	1.1(hhh)
Maximum Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.18(b)
New Plan	6.11(d)
Old Plans	6.11(d)
Other Indemnified Persons	6.10(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Material Adverse Effect	7.3(a)
Parent Related Parties	8.3(e)
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	1.1(hhh)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Payoff Letters	6.6(c)(i)
Per Share Price	2.7(a)(ii)
Proxy Statement	6.3(a)

Term	Section Reference
Remedial Action	6.2(b)
Requisite Stockholder Approval	3.4
Section 721	6.2(c)
Surviving Corporation	2.1
Tail Policy	6.10(c)
Termination Date	8.1(c)
Uncertificated Shares	2.9(c)
Unvested Equity Awards	2.8(e)
Vested Equity Award Consideration	2.8(e)
Vested Equity Awards	2.8(e)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(j) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time.

(k) All accounting terms used herein will be interpreted in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room titled “Project Blue” managed by the Company at www.intralinks.com; or (ii) otherwise delivered or provided to Parent or its Affiliates or its or their respective Representatives, in each case at any time prior to 12 hours in advance of the execution and delivery of this Agreement.

(p) All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 8:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided, however, that in no event shall the Closing be required to occur prior to the date that is 60 days following the date of this Agreement unless otherwise agreed in writing by Parent. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).

(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.10(a)).

2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i) each share of common stock, par value $0.001 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares, Dissenting Company Shares, and Company Restricted Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $76.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, subdivision, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder of such share of Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing with respect thereto and who has (or for which the “beneficial owner” (as defined, for purposes of this Section 2.7, in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to such share of Company Common Stock (collectively, the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders and beneficial owners of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses such rights with respect to any Dissenting Company Shares, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price without interest thereon and the Surviving Corporation shall remain liable for payment of the Per Share Price without interest thereon for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder or beneficial owner of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) reasonably prompt (and in any event within three Business Days) notice of any demands received by the Company for appraisal of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal prior to the Closing.

2.8 Treatment of Equity Awards.

(a) Company Phantom Stock Awards. At the Effective Time, each Company Phantom Stock Award outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive in accordance with Section 2.8(e) an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the aggregate number of shares of Company Common Stock measured by reference to such Company Phantom Stock Award as of immediately prior to the Effective Date (the “Company Phantom Stock Award Consideration”).

(b) Company RSUs. At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive in accordance with Section 2.8(e) an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the aggregate number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Date (the “Company RSU Consideration”).

(c) Company Restricted Shares. At the Effective Time, each Company Restricted Share outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive in accordance with Section 2.8(e) an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the Per Share Price (the “Company Restricted Share Consideration”).

(d) Company PSUs. At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested and determined assuming any performance-based vesting condition are achieved at a level such that 100% of the Company Common Stock underlying such Company PSUs are considered to be outstanding, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive in accordance with Section 2.8(e) an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the Per Share Price (the “Company PSU Consideration” together with the Company Phantom Stock Award Consideration, the Company RSU Consideration, and the Company Restricted Share Consideration, the “Equity Award Consideration”).

(e) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Vested Equity Award Consideration owed to holders of Company Phantom Stock Awards, Company RSUs, Company Restricted Shares and Company PSUs (collectively, the “Equity Awards”, and such holders, the “Equity Award Holders”) in respect of the Vested Equity Awards described in Section 2.8(e)(i), below, held by such Equity Award Holders. Except as otherwise set forth on Section 5.2(c) of the Company Disclosure Letter, the Equity Award Consideration will be paid to Equity Award Holders as follows:

(i) (A) 100% of the Equity Award Consideration in respect of (x) Equity Awards that are vested as of the Effective Time in accordance with the existing terms and conditions applicable to such Equity Awards, (y) Equity Awards that are scheduled to vest in the ordinary course during the six month period following the Effective Time, and (z) Equity Awards held by non-employee members of the Board and (B) 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest between the six-month and first anniversary of the Effective Time (the Equity Awards described in this sub-clause (B), the “Bring Forward Awards”) (the Equity Awards (or portion thereof) described in this Section 2.8(e)(i), together, the “Vested Equity Awards”) will vest and be paid by the Company or the Surviving Corporation to the applicable Equity Award Holder through its payroll system or payroll provider, less any required withholding pursuant to Section 2.12, as promptly as reasonably practicable after the Effective Time (the Equity Award Consideration described in sub-clauses (A) and (B), the “Vested Equity Award Consideration”).

(ii) Subject to the continued employment by the Company, the Surviving Corporation or their Subsidiaries of the applicable Equity Award Holder through the applicable vesting date, the remaining 50% of the Bring Forward Awards will vest and be paid by the Company or the Surviving Corporation to the applicable Equity Award Holder through its payroll system or payroll provider, less any required withholding pursuant to Section 2.12, as promptly as reasonably practicable after the earlier of the six month anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination (as defined in Section 2.8 of the Company Disclosure Letter).

(iii) Subject to the continued employment by the Company, the Surviving Corporation or their Subsidiaries of the applicable Equity Award Holder through the applicable vesting date, 100% of the Equity Award Consideration in respect of Equity Awards that are not described in clauses (i) or (ii) above will vest (including, for the avoidance of doubt, in respect of Equity Award Consideration payable in respect of the Company PSUs) and be paid by the Company or the Surviving Corporation to the applicable Equity Award Holder through its payroll system or payroll provider, less any required withholding pursuant to Section 2.12, as promptly as reasonably practicable after the earlier of the first anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination.

(f) Treatment of Company ESPP. As promptly as reasonably practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company ESPP) shall take such actions (to the extent not already taken prior to the date of this Agreement) as may be required to provide that, with respect to the Company ESPP, (i) participation following the date of this Agreement shall be limited to those employees who participated in the Company ESPP immediately prior to the execution and delivery of this Agreement, (ii) participants may not increase their payroll deductions or purchase elections from those in effect immediately prior to the execution and delivery of this Agreement, (iii) no new offering period shall commence, nor shall any existing offering period be extended, after the execution and delivery of this Agreement, (iv) each participant’s outstanding right to purchase shares of Company Common Stock under the Company ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the Company ESPP) (provided that all amounts allocated to each participant’s account under the Company ESPP as of such date shall be returned to the participant by the Company pursuant to the terms of the Company ESPP) and (v) the Company ESPP shall terminate no later than immediately prior to the Effective Time (but subject to the consummation of the Merger).

(g) Company Actions. Prior to the Effective Time, the Company Board (or a committee thereof with necessary authority) shall take such actions (including adopting resolutions) as may be necessary or desirable to approve, provide for or give effect to the transactions contemplated by this Section 2.8 and to authorize and direct the Company’s officers and employees to take such actions as may be necessary and appropriate to give effect thereto, including seeking the consent of any other Person. Prior to any adoption of any such resolutions, the Company shall provide Parent with drafts of, and a reasonable opportunity to review, all such resolutions.

2.9 Exchange of Certificates.

(a) Payment Agent. As soon as practicable after the date of this Agreement, and in any event at least ten (10) Business Days prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) for the holders of shares of Company Common Stock to receive the Merger Consideration to which such holders shall become entitled pursuant to pursuant to Section 2.7; and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Payment Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock (other than to holder of Dissenting Company Shares) pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7; provided, that the Company shall, at the written request of Parent, deposit with the Payment Agent at the Closing such portion of such aggregate consideration from the cash denominated in United States dollars and held in United States bank accounts of the Company or any of its Subsidiaries as specified in such request, and, upon such deposit with the Payment Agent, Parent shall be deemed to have caused such funds to be deposited with the Payment Agent. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent as reasonably directed by Parent or the Surviving Corporation (such cash and any proceeds thereon, the “Payment Fund”); provided, however, that any investment of such cash shall be limited to (i) direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government or (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, in the case of each of foregoing clauses (A) through (C), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares, Dissenting Company Shares, Company Restricted Shares and Company PSUs, as applicable) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares, Dissenting Company Shares, Company Restricted Shares and Company PSUs, as applicable) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock represented by such Certificates by (b) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares, Dissenting Company Shares, Company Restricted Shares and Company PSUs, as applicable) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect to such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s Uncertificated Shares by (2) the Per Share Price, and such Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and The Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of

Company Common Stock (other than Owned Company Shares, Dissenting Company Shares, Company Restricted Shares and Company PSUs) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

(f) No Liability. Subject to applicable Law and notwithstanding anything to the contrary in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company, Merger Sub and the Surviving Corporation (without duplication), and each of their respective Affiliates and agents, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to or in connection with this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of applicable Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the forms, reports, statements, schedules, prospectuses, registration statements and other documents filed or furnished by the Company with the SEC on or after December 31, 2021 and at least two Business Days prior to the date of this Agreement (the “Company SEC Documents”) (other than any disclosures contained (i) in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments), it being understood that any matter disclosed in such Company SEC Documents shall not be deemed disclosed for purposes of Sections 3.1, 3.2, 3.3, 3.4, 3.7, and 3.25; or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties, rights and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of its Organizational Documents in any material respect.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board unanimously has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Transactions upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations under this Agreement, and the consummation of the Transactions upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(b) Fairness Opinion. The Company Board has received from each of the Company Financial Advisors an opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, the Per Share Price to be paid to the holders of shares of Company Common Stock (other than certain excluded shares as set forth in the applicable opinion) pursuant to this Agreement is fair from a financial point of view to such holders. As of the date of this Agreement, the foregoing opinions have not been withdrawn, revoked or modified in any respect. A signed, correct and complete copy of each opinion will promptly be made available to Parent, for informational purposes only, following receipt thereof by the Company.

(c) Anti-Takeover Laws. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.6, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other applicable “anti-takeover” Law or any provision of the Charter will not be applicable to the Transactions.

3.4 Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Transactions.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) assuming the Company Credit Agreement is terminated and repaid in full on or prior to Closing Date, violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Privacy Requirement applicable to the Company or any of its Subsidiaries; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

3.6 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and other obligations hereunder; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of Nasdaq; (iv) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (v) filings and approvals as required by applicable Foreign Investment Laws; and (vi) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock; and (ii) 8,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on May 3, 2024 (such time and date, the “Capitalization Date”), (A) 35,160,410 shares of Company Common Stock were issued and outstanding (which, for the avoidance of doubt, includes any Company Restricted Shares issued and outstanding); and (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 19,377,485 shares of Company Common Stock were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

(b) Stock Reservation and Awards. As of the Capitalization Date, there were (i) outstanding Company Phantom Stock Awards measured by reference to up to 34,569 shares of Company Common Stock, (ii) outstanding Company RSUs with respect to 2,280 shares of Company Common Stock, (iii) issued and outstanding 691,845 Company Restricted Shares, (iv) outstanding Company PSUs with respect to 10,842 shares of Company Common Stock, (v) 332,546 shares of Company Common Stock that remain reserved for issuance pursuant to the Company ESPP and (vi) (A) $23.3 million aggregate principal amount of 2025 Convertible Notes (with a conversion rate as of the Capitalization Date equal to 19.3538 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the 2025 Convertible Notes Indenture) and (B) $380.0 million aggregate principal amount of 2026 Convertible Notes (with a conversion rate as of the Capitalization Date equal to 5.2100 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the 2026 Convertible Notes Indenture).

(c) Company Securities. Except as set forth in Sections 3.7(a) and (b), as of the date of this Agreement, there were (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those that have become outstanding after the Capitalization Date and prior to the date hereof, which were subject to issuance as of the Capitalization Date as set forth in Section 3.7(b); (ii) no outstanding options, warrants, calls, convertible, exercisable or exchangeable securities or other rights or binding arrangements that obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity or voting interests in the Company or securities convertible into or exchangeable or exercisable for such shares or equity or voting interests (in each case other than to the Company or a Subsidiary thereof); (B) grant, extend or enter into any such subscription, option, warrant, call, convertible, exercisable or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”).

(d) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; (ii) other than the Company Convertible Notes, any bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter which the holders of Company Common Stock have the right to vote; or (iii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries or (B) to make payments based on price or value of any Company Securities or (C) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.

3.8 Subsidiaries.

(a) Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties, rights and assets, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable. The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of, and any other equity or voting interest in, each direct or indirect Subsidiary of the Company. As of the date of this Agreement, there are (i) no outstanding options, warrants, calls, convertible, exercisable or exchangeable securities or other rights or binding arrangements that obligate any Subsidiary of the Company to (A) issue, transfer or sell any shares of capital stock or other equity or voting interests of any Subsidiary of the Company or securities convertible into or exchangeable or exercisable for such shares or equity or voting interests (in each case other than to the Company or a Subsidiary thereof); (B) grant, extend or enter into any such subscription, option, warrant, call, convertible, exercisable or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, any Subsidiary of the Company, other than, with respect to clause (A), the Company Convertible Notes; and (ii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company.

(c) The Company does not own, directly or indirectly, any capital stock or other equity or voting interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity or voting interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other equity or voting interest or other securities of the Company.

3.9 Company SEC Documents. Since December 31, 2021, the Company has filed or furnished, as applicable, on a timely basis all material Company SEC Documents that have been required to be filed or furnished by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document complied, as of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseding filing or furnishing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Company SEC Document was filed or furnished (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseded filing or furnishing). As of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseding filing or furnishing), and, in the case of a registration statement or amendment thereto, as of the date such registration statement or amendment became effective, each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports, schedules, prospectuses, registration statements or documents with the SEC. There are no outstanding unresolved comments with respect to the Company or the Company SEC Documents noted in comment letters or other correspondence received by the Company or its attorneys from the SEC. To the Knowledge of the Company, there are no pending (i) formal or informal investigations of the Company by the SEC or (ii) inspections of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.

3.10 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with GAAP applied on a consistent basis for the periods then ended (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments, none of which, individually or in the aggregate, would be material to the Company and its Subsidiaries taken as a whole).

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. No events, facts or circumstances have occurred such that the Company’s management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act when next due, and conclude, after such assessment, that such system was effective. Since December 31, 2021, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act (including Sections 302 and 906 thereof). Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2022 (nor has any such material weakness been identified since such date through the date hereof). Since December 31, 2021, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company or any of its Subsidiaries that has not been subsequently remediated; or (B) any fraud (whether or not material) that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company or any of its Subsidiaries.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (b) arising in connection with the Transactions or in connection with obligations under existing Contracts or applicable Law; (c) incurred in the ordinary course of business; or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) Since December 31, 2023 through the date of this Agreement, except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business.

(b) Since December 31, 2022 through the date of this Agreement, there has not been any change, event, development, effect or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since December 31, 2023 through the date of this Agreement, there has not been any event, occurrence, or action that, if taken following the date of this Agreement and prior to the Closing Date, would require Parent’s consent pursuant to Section 5.2 (other than Section 5.2(c) (Company Securities), Section 5.2(g) (Employee Plans; Compensation), Section 5.2(n) (Capital Expenditures), Section 5.2(o) (Material Contracts) and Section 5.2(u) (Agreements) (to the extent related to the foregoing actions)).

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or the applicable Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party.

3.14 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have a good and valid leasehold interest in all of its Leased Real Property, free and clear of all liens (except for Permitted Liens); (b) each lease, license, sublease and occupancy agreement (each, a “Lease”) with respect to real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property”), is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; and (c) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of the addresses of all Leased Real Property. The Company and its Subsidiaries, as applicable, have not (i) subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof or (ii) collaterally assigned or granted any other security interest in such Lease or any interest therein. True, correct and complete copies of each Lease for each Leased Real Property in effect on the date hereof have been made available to Parent prior to the date hereof.

(b) The Leased Real Property comprises all of the real property used in the conduct of the business of the Company and its Subsidiaries as presently conducted. To the Knowledge of the Company, all buildings, structures, improvements, fixtures, building systems, machinery and equipment and other tangible personal property, and all components thereof, included in the Leased Real Property, are in all material respects in good condition and repair (giving due account to the age and length of use of the same, ordinary wear and tear excepted), and sufficient for the conduct of the business of the Company and its Subsidiaries as presently conducted. To the Knowledge of the Company there is no condemnation, expropriation or other proceeding in eminent domain pending, or threatened, affecting a material portion of any Leased Real Property.

3.15 Environmental Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are and have been since December 31, 2021 in compliance with all applicable Environmental Laws and all Governmental Authorizations required thereunder, (b) no written notice, report or other written information regarding any actual or alleged violation of, or liability arising under, any Environmental Law has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved, (c) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries under or relating to any violation of or liability under Environmental Law, and (d) there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Substances (including by the Company or any of its Subsidiaries on Leased Real Property operated by the Company or any of its Subsidiaries) so as to give rise to any liability (contingent or otherwise) under any Environmental Law for the Company or any of its Subsidiaries.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter contains a true, correct and complete list of all Company Registered Intellectual Property. The Company has maintained all Company Registered Intellectual Property in the ordinary course of business consistent with reasonable business practices, except for any such failure to maintain that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2021, the Company or any of its Subsidiaries, as applicable, exclusively owns all Company Intellectual Property, and is licensed or otherwise possesses adequate rights to use all other Intellectual Property used in their respective businesses as currently conducted; provided, however, that the representation and warranty in this Section 3.16(b) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property, which is addressed in Section 3.16(e) below.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all employees and contractors that have participated in the creation or development of Intellectual Property for or on behalf of the Company or any of its Subsidiaries have executed and delivered to the Company or one of its Subsidiaries a valid and enforceable agreement providing for the (i) nondisclosure by such Person of any confidential information of the Company and its Subsidiaries, and (ii) assignment by such Person to the Company or one of its Subsidiaries of all such Intellectual Property created or developed by such Person in connection with their employment by, engagement by, or contract with the Company or one of its Subsidiaries.

(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2021, there have been no pending or, to the Knowledge of the Company, threatened Legal Proceedings (i) by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property, or (ii) by the Company or any of its Subsidiaries against any Person alleging infringement, misappropriation or violation by such Person of any Company Intellectual Property.

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or violate, and since December 31, 2021 has not infringed, misappropriated or violated, any Intellectual Property other than Patents (and, to the Knowledge of the Company, any Patents) of any Person and (ii) to the Knowledge of the Company, no Person is infringing, misappropriating or violating, or since December 31, 2021 has infringed, misappropriated or violated, any Company Intellectual Property.

(f) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no proprietary software of the Company or any of its Subsidiaries that is distributed or made available to others contains, is based upon or links to any software governed by an “open source” or similar license, in each case, in a manner that would require the Company or any of its Subsidiaries to license or make available to others any of their proprietary source code under such circumstances. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Person has any current or contingent right to access or possess any proprietary source code of the

Company or any of its Subsidiaries other than employees and contractors performing services for the Company or its Subsidiaries, in each case, solely in connection with their performance of such services and subject to reasonable confidentiality obligations.

(g) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries take, and since December 31, 2021 have taken, commercially reasonable measures designed to protect and maintain the security, integrity, redundancy and continuous operation of the Company IT Assets and the confidentiality of the trade secrets owned by the Company or any of its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company IT Assets perform in accordance with their documentation, are in good working condition, are sufficient for the current conduct of the Company’s and its Subsidiaries’ respective businesses and are free and clear of all malware, viruses, worms, Trojan horses, bugs, defects or other corruptants.

3.17 Tax Matters.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each of the Company and its Subsidiaries have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete.

(ii) Neither the Company nor any of its Subsidiaries are currently the beneficiary of any extension of time within which to file any Tax Return other than automatic extensions of time obtained in the ordinary course of business.

(iii) The Company and each of its Subsidiaries paid, or have adequately reserved on its financial statements in accordance with GAAP for the payment of, all Taxes that are required to be paid by it (whether or not shown as due on any Tax Return).

(iv) Each of the Company and its Subsidiaries has timely paid or withheld with respect to their shareholders, creditors, employees, independent contractors, and other Persons all Taxes required to be paid or withheld and has, within the time and in the manner required by applicable Law, paid over such withheld amounts to the proper Governmental Authority.

(v) Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations with respect to, or extended the period for the assessment or collection of, any Tax, which waiver or extension remains in effect.

(vi) No audits, examinations, investigations, disputes, claims or other proceedings with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been threatened in writing.

(vii) No assessment or deficiency of Taxes has been asserted or assessed in writing against the Company or any of its Subsidiaries that has not been paid or withdrawn.

(viii) The Company and each of its Subsidiaries have collected all sales and use, value added, goods and services and similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable Laws.

(ix) No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a type of Tax Return asserting that it is or may be subject to Taxes imposed by that jurisdiction, which claim is still outstanding.

(x) There are no liens for Taxes, other than Permitted Liens, upon any of the assets of the Company or any of its Subsidiaries.

(xi) In the last two years, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(xii) Neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xiii) Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (B) has been a member of an affiliated, combined, consolidated, unitary or similar group for Tax purposes (other than a group the common parent of which is the Company or any Subsidiary of the Company and which includes only the Company and its Subsidiaries) or (C) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law).

(xiv) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (iv) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) resulting from a transaction made or entered into prior to the Closing, (v) installment sale or open transaction disposition occurring prior to the Closing outside the ordinary course of business, (vi) prepaid amount received or deferred revenue accrued outside the ordinary course of business prior to the Closing or (vii) an election under Section 965(h) of the Code.

(xv) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(xvi) Neither the Company nor any of its Subsidiaries has a permanent establishment (as defined in any applicable Tax treaty) or other fixed place of business in, or is tax resident in, a country other than the country in which it is organized.

3.18 Employee Benefits.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Employee Plans. With respect to each material Employee Plan, the Company has provided or made available to Parent current, accurate and complete copies of: (i) the current plan document and any amendment thereto (or, with respect to any such plan that is not in writing, a written description of the material terms thereof), (ii) any related trust agreements or other funding arrangements with respect to any Employee Plan and any amendment thereto, (iii) current summary plan description and all summaries of material modification thereto, (iv) for the most recent plan year, the Form 5500, annual reports, financial statements and/or actuarial reports and (v) the most recent U.S. Internal Revenue Service determination, opinion or advisory letter.

(b) Absence of Certain Plans. During the previous six years, none of the Company nor any of its Subsidiaries has maintained, sponsored, participated in, or contributed to (or been required to contribute to) or had any liability (contingent or otherwise) (including on account of any ERISA Affiliate) or obligation with respect to (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability or obligation as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person.

(c) Compliance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan has been maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan. All contributions with respect to each Employee Plan which are due on or before the Closing have been made or properly accrued in all material respects.

(d) Employee Plan Legal Proceedings. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, as of the date of this Agreement, threatened on behalf of or against any Employee Plan or any fiduciary or service provider thereof, other than routine claims for benefits.

(e) No Post-Employment Welfare Benefit Plan. No Employee Plan that is a “welfare plan” (as defined in Section 3(1) of ERISA) provides material post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(f) No Acceleration. Except as set forth in Section 3.18(f) of the Company Disclosure Letter, the execution and delivery of this Agreement, stockholder or other approval hereof or the consummation of the Merger will not, either alone or in combination with another event, (i) entitle any current or former employee, director, officer or other individual service provider of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount, of compensation due to any current or former employee, director, officer or other individual service provider of the

Company or any of its Subsidiaries, (iii) directly or indirectly require the Company to transfer or set aside any assets to fund any benefits under any Employee Plan or (iv) limit or restrict the right to merge, amend, terminate or transfer the assets of any Employee Plan on or following the Effective Time.

(g) Section 280G. None of the execution and delivery of this Agreement or the consummation of the Transactions shall result in any payment or benefit made by the Company or any of its Subsidiaries to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code, except as set forth in Section 3.18(g) of the Company Disclosure Letter.

(h) Foreign Employee Plans. Section 3.18(h) of the Company Disclosure Letter lists each material Employee Plan that is maintained outside the jurisdiction of the United States and primarily subject to the Laws of a jurisdiction outside of the United States, and covers any employee residing or working outside the United States (such Employee Plans, the “Foreign Employee Plans”). Except as has not had, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) each Foreign Employee Plan which, under the applicable Law of any jurisdiction outside of the United States, is required to be registered or approved by any Governmental Authority, has been so registered and approved and has been maintained in good standing with applicable requirements of the Governmental Authority, (ii) if intended to qualify for special Tax treatment, there are no existing circumstances or events that have occurred that could reasonably be expected to affect adversely the special Tax treatment with respect to such Foreign Employee Plans, and (iii) each Foreign Employee Plan that is intended to be funded and/or book reserved is funded and/or book reserved, as appropriate, to the extent required in accordance with applicable Law.

3.19 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor agreement (each a “CBA”) and no employees of the Company or any of its Subsidiaries are represented by a labor union, works council or similar labor organization with respect to their employment with the Company or its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, there are no active proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no strike, lockout, concerted slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, threatened in writing directly against the Company or any of its Subsidiaries, except where such strike, lockout, concerted slowdown or work stoppage has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and its Subsidiaries are, and since December 31, 2021 have been, in compliance in all respects with all applicable Laws respecting labor, employment and employment practices, except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) To the Knowledge of the Company, since December 31, 2021 there have been no sexual harassment allegations against management-level employees, officers or directors of the Company or its Subsidiaries, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.20 Compliance with Laws.

(a) The Company and each of its Subsidiaries are, and since December 31, 2021 have been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since December 31, 2021 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since December 31, 2021, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any breach of any such Governmental Authorization, the substance of which has not been resolved.

3.21 Data Privacy; Cybersecurity.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries comply, and since December 31, 2021 have complied, with all Privacy Requirements, including all applicable Laws regarding the collection, use and disclosure of Personal Information stored or processed by the Company or any of its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2021 the Company and its Subsidiaries have not experienced any breach, violation, unauthorized access, loss, destruction, or disclosure of Personal Information stored or processed by or on behalf of the Company or any of its Subsidiaries.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have implemented and since December 31, 2021 maintained commercially reasonable physical, technical, organizational and administrative security measures, procedures, and policies, including security measures designed to protect Personal Information maintained, stored or processed by or on behalf of the Company and its Subsidiaries against loss and against unauthorized access, use, or disclosure, (ii) neither the Company nor any of its Subsidiaries are the subject of any pending or, to the Knowledge of the Company as of the date of this Agreement, threatened Legal Proceeding alleging non-compliance in any material respect with Privacy Requirements, and (iii) to the Knowledge of the Company, the Transactions will not violate in any material respect any applicable Privacy Requirements.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2021, neither the Company nor any of its Subsidiaries has (i) experienced a cybersecurity incident that resulted in the unauthorized access to, or the disclosure or exfiltration of, any Personal Information or other misuse of any Personal Information in a manner that, individually or in the aggregate, has resulted in liability to the Company or any of its Subsidiaries or an obligation for the Company or any of its Subsidiaries to notify affected individuals or any other Person under all applicable Laws relating to the protection or processing of Personal Information, data privacy or cybersecurity or the privacy of electronic communications in any relevant jurisdiction (“Data Protection Laws”), or (ii) received any written notice (including any enforcement notice) of any pending or threatened Legal Proceeding concerning, any material noncompliance with any applicable Data Protection Laws. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against or pertaining to the Company with respect to the collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Personal Information by the Company.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as has not had, and would not reasonably be expected to (i) have, individually or in the aggregate, a Company Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, and other than any Transaction Litigation brought after the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(b) No Orders. Except as (i) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement, since December 31, 2021, neither the Company nor any of its Subsidiaries is or has been subject to any Order.

3.23 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance (excluding any policies relating to any Employee Plan), that are customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured party thereunder, except for such defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.24 Sanctions; Anti-Corruption Compliance. None of the Company, any of its Subsidiaries, or, when acting on behalf of the Company or its Subsidiaries, any officer, director or, to the Knowledge of the Company, employee or agent of the Company or its Subsidiaries, since December 31, 2019:

(a) (i) has used any funds of the Company or its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any unlawful bribe, rebate, payoff, influence payment, or kickback or any other unlawful payment to any foreign or domestic government official or employee from funds of the Company or its Subsidiaries or given or agreed to give, directly or knowingly indirectly, any unlawful gift or similar benefit to any governmental employee; (iii) has taken any unlawful action in furtherance of an offer, provision, payment, or promise to pay anything of value, directly or knowingly indirectly, to any government official to influence official action or secure an improper business advantage for any Company or its Subsidiaries, in the case of the foregoing clauses (i)-(iii) that would violate applicable Anti-Corruption Laws or (iv) has otherwise taken an action that would violate applicable Anti-Corruption Laws;

(b) has (i) engaged in any activity, practice or conduct that would constitute a violation or breach of, (ii) failed to take any required action such that there was a violation or breach of, or (iii) otherwise violated, any Sanctions or the U.S. Corporate Transparency Act of 2019;

(c) is or has been a Sanctioned Person; or

(d) is or has been, to the Knowledge of the Company, subject to any investigation by any Governmental Authority related to, or received any written communication from a Governmental Authority indicating or alleging that it is or may be in violation of or may be subject to any investigation or inquiry related to, any actual or alleged breach of any Anti-Corruption Law, the U.S. Corporate Transparency Act of 2019, or Sanctions.

3.25 Brokers. Except for the Company Financial Advisors, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has made available to Parent a true, correct and complete copy of any engagement letter or other Contract between the Company and the Company Financial Advisors relating to the Transactions.

3.26 Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

3.27 Related Party Transactions. Except for director or employee indemnification, compensation or other employment arrangements in the ordinary course of business, neither the Company nor any of its Subsidiaries is a party to any agreement, commitment or transaction with or for the benefit of any Person that is required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act and that is not so disclosed.

3.28 Government Contracts. Since December 31, 2021, the Company and its Subsidiaries have established and maintained reasonable internal controls for compliance with each of their Government Contracts and all invoices submitted in connection with any Government Contract were current, accurate and complete in all material respects upon submission. Since December 31, 2021, neither the Company nor any of its Subsidiaries has (i) been suspended or debarred from government contracts by any Governmental Authority; (ii) been audited or, to the Knowledge of the Company, investigated by any Governmental Authority with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Governmental Authority or other Person with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any Governmental Authority any written notice of breach, cure, show cause or default, in each case, that has not been cured, with respect to any Government Contract; or (v) had any Government Contract terminated by any Governmental Authority for default or failure to perform.

3.29 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, financial condition, notwithstanding the delivery or disclosure to the Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither Parent, Merger Sub, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to Parent, Merger Sub, or any of their Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and other obligations hereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and other obligations hereunder; or (c) the consummation of the Transactions by Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (iv) filings and approvals as required by applicable Foreign Investment Laws; and (v) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. Other than any Transaction Litigation brought after the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, as of the date of this Agreement, threatened against Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and other obligations under this Agreement.

4.6 Ownership of Company Common Stock or Company Convertible Notes. None of Parent, Merger Sub or any of their respective directors, officers or, to the knowledge of Parent, any of its Affiliates or employees of Parent or Merger Sub (a) has owned any shares of Company Common Stock or any principal amount of Company Convertible Notes; or (b) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date of this Agreement.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company prior to the Closing in connection with the Merger.

4.8 Operations of Parent and Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Transactions, and, prior to the Effective Time, Parent and Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by the Financing Letters, the Guarantees and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to adopt this Agreement and consummate the Transactions.

4.10 Guarantee. Concurrently with the execution of this Agreement, the Guarantors have each delivered to the Company, respectively, a true, correct and complete copy of their respective Guarantee, duly executed by such Guarantor in favor of the Company. As of the date of this Agreement, each Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the respective Guarantor, enforceable against it in accordance with its terms. As of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of any Guarantor under their respective Guarantee.

4.11 Financing.

(a) Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) duly executed equity commitment letters, dated as of the date of this Agreement, between Parent and each Guarantor (the “Equity Commitment Letters”) pursuant to which such Guarantor has committed, subject to the terms and conditions therein, to invest in Parent, directly or indirectly, the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (the “Equity Financing”); and (ii) a duly executed debt commitment letter, dated as of the date of this Agreement, among Parent and the Financing Sources party thereto (including all exhibits, schedules, term sheets, and annexes thereto, as may be amended or modified in accordance with the terms hereof, collectively the “Debt Commitment Letter” and, together with the Equity Commitment Letters and the Fee Letters referenced below, the “Financing Letters”), pursuant to which the Financing Sources providing commitments therein have committed, subject to the terms and conditions therein, to lend the amounts set forth therein for the purposes set forth therein (including the funding of a portion of the transactions contemplated hereby and thereby (including the repayment, prepayment or discharge of the outstanding Company Indebtedness and Company Convertible Notes)) (together with any Alternate Debt Financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company a true, correct and complete copy of any executed fee letter (which may be redacted solely with respect to fees and other customarily redacted economic provisions (including customary “market flex” terms) in connection with the Debt Commitment Letter (any such letter, a “Fee Letter”). The Equity Commitment Letters provide that the Company is an express third-party beneficiary thereof.

(b) No Amendments. As of the date of this Agreement, (i) the Financing Letters and the terms of the Financing have not been amended or modified in any respect and, other than any amendment solely to add additional lenders, agents, arrangers, bookrunners or managers to the Debt Commitment Letter in connection with the Financing, to the knowledge of Parent, no such amendment or modification is contemplated; and (ii) the respective commitments contained in the Financing Letters have not been withdrawn, terminated, replaced or rescinded in any respect and, to the knowledge of Parent, no such withdrawal, termination, replacement or rescission is contemplated. As of the date of this Agreement, other than the Financing Letters, and any customary engagement letters or customary fee letters, in each case, with respect to the Debt Financing (none of which adversely affect the conditionality, enforceability, availability or termination of the Debt Financing), there are no other Contracts or side letters to which Parent, Merger Sub or any of their respective Affiliates is a party relating to the funding or investing, as applicable, of the full amount of the Financing at Closing, other than as expressly set forth in the Financing Letters delivered to the Company prior to the date hereof.

(c) Sufficiency of Financing. Assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, the aggregate proceeds of the Financing are sufficient to (i) consummate the Transactions contemplated by this Agreement in connection with the consummation of the Closing on the terms and conditions set forth herein and make all payments contemplated by this Agreement (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (substantially simultaneously with the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to the Company Indebtedness and Company Convertible Notes as contemplated by this Agreement, including in order to enable Parent to settle conversions (including any make-whole with respect thereto without giving effect to any payments received pursuant to any corresponding hedging arrangements) of the Company Convertible Notes pursuant to the terms of the Company Convertible Notes Indentures and to repurchase the Company Convertible Notes as required pursuant to Section 4.02 of the Company Convertible Notes Indentures; and (iii) pay all fees and expenses required to be paid at Closing by the Company, Parent or Merger Sub in connection with the Merger and the Financing.

(d) Validity. As of the date of this Agreement, the Financing Letters (in the forms delivered by Parent to the Company) are in full force and effect with respect to, and constitute the legal, valid and binding obligations of, Parent and, to the knowledge of Parent, the other parties thereto, as applicable, and assuming due and valid execution by each other party thereto, enforceable against Parent and, to the knowledge of Parent, the other parties thereto, as applicable, in accordance with their terms (except as limited by the Enforceability Exception). Other than as expressly set forth in the Debt Commitment Letter and Equity Commitment Letters, there are no conditions precedent or other contingencies related to the funding of the amount of the Financing required to consummate the transactions contemplated by this Agreement pursuant to any agreement relating to the Financing to which such Guarantor, Parent, Merger Sub or any of their respective Affiliates is a party. As of the date of this Agreement, assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, each of Parent and Merger Sub has no reason to believe that it will be unable to satisfy on a timely basis any term or condition in the Financing Letters applicable to it. As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to (A) constitute a default or breach on the part of Parent or, to the knowledge of Parent, any of the other parties thereto pursuant to the Financing Letters; (B) result in the failure of any condition to the Financing; or (C) otherwise result in a portion of the Financing (in an amount that would reduce the aggregate amount of the Financing below the amount required to consummate the Transactions) being unavailable to Parent on the Closing Date. As of the date of this Agreement, assuming satisfaction of the condition set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that the amount of the Financing required to consummate the transactions contemplated by this Agreement will not be made available to Parent on or prior to the Closing Date. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees and amounts that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters.

(e) No Exclusive Arrangements. None of the Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

4.12 Stockholder and Management Arrangements. As of the date hereof, none of the Guarantors, Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal agreements, arrangements or other understandings (whether or not binding and whether or not oral or written) with any stockholder (other than any existing limited partner or other equity financing source of the Guarantors or any of its Affiliates), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of existing equity in connection with the Transactions); (ii) any holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any stockholder, director, officer, employee or other Affiliate of the Company other than the Guarantors (or any existing limited partner or other equity financing source of the Guarantors or any of its Affiliates) has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger (any such Contract, agreement, arrangement or understanding, a “Specified Arrangement”).

4.13 Solvency. As of the Effective Time, assuming (i) the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, and (ii) that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects, at and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature. No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates in connection with the Transactions (or any series of related transactions or any other transactions in close proximity with the Transactions) (a) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates, (b) that could reasonably be expected to render the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates insolvent or (c) that as of the date hereof, is reasonably expected to have a material adverse effect on the long term financial sustainability of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates.

4.14 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

4.15 Parent and Merger Sub Information. The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.16 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Letter, (iii) as required by applicable Law, (iv) to the extent constituting Cybersecurity Measures (following, to the extent practicable, reasonable prior consultation with Parent); provided that such Cybersecurity Measures shall not involve any payments to third parties or similar expenditures outside the ordinary course of business in excess of the amount set forth on Section 5.1(iv) of the Company Disclosure Letter without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (v) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (a) conduct its business in all material respects in the ordinary course of business, and (b) to the extent consistent with its operations in the ordinary course of business, preserve intact in all material respects its current business organization and its relationships with employees, Governmental Authorities, third parties, key customers and key vendors, in each case that are material to the Company and its Subsidiaries, taken as a whole; provided that no action or inaction by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action or inaction would constitute a breach of such relevant provision of Section 5.2.

5.2 Forbearance Covenants. Except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.2 of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) to the extent constituting Cybersecurity Measures (following, to the extent practicable, reasonable prior consultation with Parent), provided that such Cybersecurity Measures shall not involve any payments to third parties or similar expenditures outside the ordinary course of business without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (v) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to (whether directly or indirectly and whether by merger, consolidation, division, conversion, operation of law or otherwise):

(a) amend or repeal the Organizational Documents of the Company or any of its Subsidiaries, or adopt any such new Organizational Documents or provision thereof (other than immaterial changes to the Organizational Documents of any of its Subsidiaries);

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, division, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except (i) as required under the terms of any outstanding 401(k) plan or award agreements under the Company Stock Plans in accordance with their existing terms, (ii) issuances of shares of Company Common Stock in respect of any settlement of Company RSUs, Company Restricted Shares or Company PSUs outstanding on the date hereof or as may be granted after the date hereof as permitted under Section 5.2(c) of the Company Disclosure Letter, (iii) sales or issuances of shares of Company Common Stock pursuant to the Company ESPP in accordance with its terms and Section 2.8(f) of this Agreement or (iv) the issuance of Company Securities pursuant to the terms of the Company Convertible Notes Indentures, as in effect on the date hereof;

(d) except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any Company Common Stock, other than (i) the acquisition by the Company of Company RSUs, Company Restricted Shares or Company PSUs in connection with the forfeiture of such awards, in each case in accordance with their existing terms or as in effect on the date of this Agreement or (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the vesting or settlement of any Company RSUs, Company Restricted Shares or Company PSUs in accordance with their existing terms as in effect on the date of this Agreement;

(e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries, (ii) modify the terms of any shares of its capital stock or other equity or voting interest; or (iii) pledge or encumber any shares of its capital stock or other equity or voting interest;

(f) incur, assume, endorse, guarantee, or otherwise become liable for any Indebtedness, except (i) borrowings in the ordinary course of business under the Company’s credit facilities as in effect on the date hereof (including the Company Credit Agreement) or under facilities that replace, renew, extend, refinance or refund such existing credit facilities (including indebtedness incurred to repay or refinance related fees and expenses); it being understood that Parent will be entitled to consent to any such new facility in accordance with Section 5.2(o) if such existing facility to which it relates constitutes a Material Contract hereunder, (ii) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such indebtedness is in existence on the date of this Agreement or incurred in compliance with this Section 5.2(f), (iii) performance bonds and surety bonds entered into in the ordinary course of business, (iv) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries and (v) any additional indebtedness for borrowed money in an amount not to exceed $10,000,000 in the aggregate at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (i) through (iv);

(g) (i) enter into, adopt, amend or modify in any material respect, or terminate any material Employee Plan; (ii) increase the annual base salary or wages, bonuses or other incentive compensation payable, or to become payable to, any director, officer, employee or individual service provider of the Company or any of its Subsidiaries; (iii) grant any material severance or termination pay to any director, officer or employee, except, in the case of each of clauses (i), (ii) and (iii), (A) with respect to employees whose annual base compensation is less than $225,000, made in the ordinary course of business and consistent with past practice; (B) to the extent required by applicable Law or required under any Employee Plan in effect on the date of this Agreement and set forth on Section 3.18(a) of the Company Disclosure Letter; or (C) in conjunction with new hires, promotions and changes in job position or status of any current employee whose annual base compensation is less (or upon hire would be expected to be less) than $225,000, made in the ordinary course of business and consistent with past practice; (iv) hire or terminate (other than for cause) the employment or services of any employee, director, officer or individual service provider who has (or upon hire would be expected to have) an annual base compensation of $225,000 or above; (v) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Employee Plan; (vi) make any grants under the Company Stock Plans; or (vii) grant to any current or former employee, director, officer or individual service provider of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for any Taxes incurred under Section 409A or Section 4999 of the Code;

(h) enter into any CBA or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of the Company or its Subsidiaries;

(i) effectuate or announce any plant closing, mass layoff, furlough or other event which would trigger the notice requirements of the United States Worker Adjustment and Retraining Notification Act and any similar Law;

(j) settle, release, waive or compromise any pending or threatened Legal Proceeding for an amount in excess of $1,000,000 other than (i) any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries is covered by insurance coverage maintained by the Company or any of its Subsidiaries and (ii) settlements of any Legal Proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company;

(k) materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;

(l) materially adversely change any of the Company’s or its Subsidiaries’ privacy policies or the security or operation of any Company IT Assets, except as required by applicable Law;

(m) (i) make, change, or revoke any material Tax election, adopt, change, or revoke any material Tax accounting method or period, settle or compromise any material Tax claim or assessment; (ii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iii) file an amended Tax Return that could reasonably be expected to materially increase the Taxes payable by the Company or its Subsidiaries; (iv) surrender any right to claim a material refund of Taxes; (v) request or enter into any ruling with a Governmental Authority with respect to Taxes; or (vi) enter into a closing agreement with any Governmental Authority regarding any material amount of Tax;

(n) incur or commit to incur any capital expenditures in excess of $5,500,000 in the aggregate other than amounts consistent with the capital expenditure budget for fiscal year 2024 set forth in Section 5.2(n) of the Company Disclosure Letter;

(o) enter into, modify in any material respect, amend in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms) any Material Contract except, in each case, in the ordinary course of business; provided that any Material Contract (i) described by the definition set forth in Section 1.1(ooo)(ii) shall be exclusively governed by Section 5.2(p) and (ii) described by the definition set forth in Section 1.1(ooo)(xiv) shall be exclusively governed by Section 5.2(f);

(p) acquire any division, assets, properties, businesses or equity securities (or otherwise make any investment) in any Person (including by merger, consolidation or acquisition of stock or assets) for consideration in excess of $10,000,000 in the aggregate, other than (i) in or from any wholly-owned Subsidiary of the Company, or (ii) assets in the ordinary course of business;

(q) sell, assign, transfer, license, allow to lapse, abandon or otherwise dispose of any of the Company’s or its Subsidiaries’ assets, rights or properties (including Company Intellectual Property), other than (i) non-exclusive licenses of Intellectual Property granted in the ordinary course of business or expirations of Company Registered Intellectual Property in accordance with its statutory terms, (ii) sales of assets, rights or properties or dispositions of assets in the ordinary course of business or (iii) sales, assignments, transfers or other dispositions that do not have a purchase price that exceeds $1,500,000 individually or $3,000,000 in the aggregate or (iv) solely between the Company and its wholly-owned Subsidiaries or solely between the Company’s wholly-owned Subsidiaries;

(r) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(s) (A) purchase any real property; (B) enter into any new lease agreement with respect to real property that is not leased by the Company or one of its Subsidiaries as of the date hereof and that provides for annual rental payments by the Company or one of its Subsidiaries exceeding $500,000 individually or $1,000,000 in the aggregate; or (C) with respect to any Real Property Lease in effect on the date hereof, (1) amend or modify the terms thereof in any material respect or (2) extend the term thereof, as in effect on the date hereof, other than extensions on market terms if, and to the extent, the failure to so extend would result in the expiration of the term of such Real Property Lease;

(t) make any loans, advances or capital contributions to, any other Person, except for (i) extensions of credit to customers in the ordinary course of business, (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto, (iii) loans, advances or capital contributions to, any direct or indirect wholly owned Subsidiaries of the Company, (iv) advances to directors and officers in accordance with the indemnification provisions of the Company’s or its Subsidiaries’ respective Organizational Documents and (v) if not otherwise covered by clauses (i), (ii), (iii), or (iv) in amounts less than $250,000 in the aggregate outstanding at any given time;

(u) take any action that would result in a change to the conversion rate of the Company Convertible Notes from the rate set forth in Section 3.7(b), other than any change as a result of the Transactions; or

(v) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall not authorize or permit any of their respective Representatives acting on their behalf to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer with respect to, that constitutes or could reasonably be expected to lead to, an Acquisition Proposal, including by providing any non-public information relating to the Company or any of its Subsidiaries or affording access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to knowingly induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal or offer with respect to, that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) participate or engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Person (and their respective Representatives, including potential financing sources of such Person) with respect to any Acquisition Proposals (or inquiries, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal), in each case, other than informing such Persons of the existence of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal solely in order to clarify (but not to engage in negotiations or provide non-public information) any ambiguous terms and conditions of the Acquisition Proposal that are necessary to determine whether the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal; (iii) otherwise cooperate with or assist or participate in or facilitate the making of any Acquisition Proposal, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to the Company or the Company Board; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) approve, recommend or enter into, or propose to approve, recommend to enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (including any “clean team” or similar arrangement), other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following two sentences of this Section 5.3(a), and subject to the terms of Section 5.3(b), reasonably promptly (and in any event within two Business Days) following the date of this Agreement, (x) the Company shall request the return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person (other than Parent, the Guarantors, the Financing Sources and their respective Representatives and Affiliates) with whom a confidentiality agreement was entered into at any time prior to the date hereof with respect to an Acquisition Proposal, and (y) the Company shall, and shall cause each of its Subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to, (a) cease any discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or proposals or offers that could reasonably be expected to lead to an Acquisition Proposal) by such Person, in each case that exists as of the date of this Agreement and (b) shut off all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to the Transactions. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board unless the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or such Person’s Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case, with respect to an Acquisition Proposal that the Company Board has determined in good faith (A) after consultation with its financial advisors and outside legal counsel, either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) after consultation with its outside legal counsel, that the failure to do so would be reasonably be likely to be inconsistent with its fiduciary duties under applicable Law; provided that, subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such Person.

(c) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:

(i) the Company Board may effect a Company Board Recommendation Change in response to an Intervening Event (within the meaning of clause (A) of the definition of “Company Board Recommendation Change”) if the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least four Business Days in advance (such notice period, including any extension thereto, in accordance with this Section 5.3(c)(i), the “Intervening Event Notice Period”) to the effect that the Company Board intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change; and

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Intervening Event Notice Period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change; provided that, in the event the Intervening Event to which this provision applies thereafter changes in any material respect, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(c)(i) with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice will be three Business Days; and

(3) at the end of the Intervening Event Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement and the Financing Letters, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; or

(ii) if the Company has received an Acquisition Proposal that did not result from a non-de minimis breach of this Section 5.3 and that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) (Superior Proposal) in order to concurrently enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided that the Company Board shall not take any action described in the foregoing clauses (A) and (B) unless:

(1) the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law;

(2) (i) the Company has provided prior written notice to Parent at least four Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(c)(ii)(2), the “Acquisition Proposal Notice Period”) to the effect that the Company Board intends to take the actions described in clauses (A) or (B) of Section 5.3(c)(ii), including the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements (including any Alternative Acquisition Agreements) relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Acquisition Proposal Notice Period, negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination; provided that, in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms (including the form, amount and timing of payment of consideration) or other material terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(c)(ii)(2) with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such new written notice will be three Business Days; and

(3) at the end of the Acquisition Proposal Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement and the Financing Letters, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (i) such Acquisition Proposal continues to constitute a Superior Proposal and (ii) the failure to take such action would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(c) or Section 5.3(f), the Company Board shall not:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) adopt, approve, recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend to the Company Stockholders an Acquisition Proposal; (C) fail to include the Company Board Recommendation in the Proxy Statement; (D) fail to publicly reaffirm the Company Board Recommendation within ten Business Days of the public disclosure of an Acquisition Proposal (other than of the type referred to in the following clause (E)) with any Person other than Parent and Merger Sub (provided that if the Company Stockholder Meeting is scheduled to be held more than three Business Days but less than ten Business Days from the date of such public disclosure, promptly and in any event prior to the date which is one Business Day before the date on which the Company Stockholder Meeting is scheduled to be held), (E) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (provided that if the Company Stockholder Meeting is scheduled to be held more than three Business Days but less than ten Business Days from the date of such public disclosure, prior to the date which is one Business Day before the date on which the Company Stockholder Meeting is scheduled to be held) or (F) resolve, agree or publicly propose to do any of the foregoing (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal, (2) the determination by the Company Board that an Acquisition Proposal constitutes a Superior Proposal; or (3) the delivery by the Company to Parent of any notice contemplated by Section 5.3(c) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within 48 hours) notify Parent if any Acquisition Proposal or any offers or proposals that would reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or such offers or proposals; and (ii) a summary of the material terms and conditions (including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements) of any such Acquisition Proposal and, if applicable, copies of any such Acquisition Proposal or offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal (including any amendments, revisions or other changes thereto) and the status of any related discussions or negotiations.

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (i) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act or (ii) from making factual disclosures to the Company Stockholders solely to the extent required under applicable securities Laws with respect to the Transactions or an Acquisition Proposal (solely with respect to clause (ii), so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a Company Board Recommendation Change; provided that the foregoing shall in no way (A) eliminate or modify the effect that such disclosure would otherwise have under this Agreement or (B) override the Company’s obligations pursuant to Section 5.3(d)), and no such communication or disclosure by the Company or the Company Board in accordance with and to the extent expressly permitted by this Section 5.3(f) shall be deemed a Company Board Recommendation Change.

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1(a), Section 5.3(c) and Section 6.2), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall, on the other hand, use their respective reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the Transactions, including by (A) causing the conditions to the Merger set forth in Article VII to be satisfied and (B) (I) obtaining all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (II) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, none of Parent, Merger Sub, the Company nor any of their respective Subsidiaries will be required to agree (or, in the case of the Company or its Subsidiaries, will agree without Parent’s consent) to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or (ii) the provision of additional security (including a guaranty), in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(c) Limitations. Section 6.1(a) shall not apply to filings under Antitrust Laws or Foreign Investment Laws, which shall be governed by the obligations set forth in Section 6.2 below.

6.2 Antitrust, Foreign Investment and Regulatory Matters.

(a) Filing Under Antitrust Laws and Foreign Investment Laws. Each of Parent and Merger Sub shall (and Parent and Merger Sub shall cause their respective Affiliates or other applicable “ultimate parent entity” or other similar controlling entity to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR

Act within twenty (20) Business Days following the date of this Agreement; and (ii) as promptly as practicable following the date of this agreement, and in any event within twenty (20) Business Days following the date of this Agreement, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required by other applicable Antitrust Laws and Foreign Investment Laws of the jurisdictions listed in Section 7.1(b) of the Company Disclosure Letter in connection with the Merger. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates or other applicable “ultimate parent entity” or other similar controlling entity to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) use reasonable best efforts to take (and cause their Affiliates to take) all action necessary, proper or advisable with respect to Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws or Foreign Investment Laws applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Antitrust Laws or Foreign Investment Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event at least five Business Days prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws or Foreign Investment Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided that Parent shall control strategy, communications, and timing with respect to parties’ efforts to obtain any necessary or advisable clearances, approvals, waivers, actions, non-actions, authorizations, consents, Orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, after considering in good faith all comments and advice of the Company. Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made under the HSR Act and any other Antitrust Laws and Foreign Investment Laws.

(b) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2, if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, and to avoid or eliminate each and every impediment under the HSR Act and any Antitrust Law applicable to the Merger as promptly as practicable and in any event at least five Business Days prior to the Termination Date, each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions with respect to Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act and any other Antitrust Laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent, Merger Sub and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries; and (iv) any other restrictions on the activities of Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries, including the freedom of action of Parent, Merger Sub, and their respective Subsidiaries, if applicable, and of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement (each of (i) to (iv), a “Remedial Action”); in each case, so as to allow the consummation of the Merger as soon as practicable and, in any event, at least five Business Days prior to the Termination Date. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Section 6.2 or any other provision of this Agreement shall (i) require Parent to take or agree to take any Remedial Action with respect to any of Parent’s affiliates, including EQT AB, any investment funds or investment vehicles affiliated with, or managed or advised by, EQT AB or its affiliates or any portfolio company (as such term is commonly understood in the private equity industry) or investment of EQT AB or of any such investment fund or investment vehicle, or interest therein, in each case, other than with respect to the Company or any of its Subsidiaries or (ii) require Parent or Merger Sub or any of Parent’s affiliates to replace any of the Guarantors as the providers of the Equity Financing. Each of Parent, Merger Sub and the Company shall oppose any request for, the entry of, and seek to have vacated or terminated, any Order of any Governmental Authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Governmental Authority. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or Affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority that is not conditioned on the Closing.

(c) CFIUS Approval. Each of Parent and Merger Sub shall (and Parent and Merger Sub shall cause their respective Affiliates, if applicable, and the GIC Investor to), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, (i) as promptly as practicable following the date of this Agreement, and in any event within 20 Business Days following the date of this Agreement, prepare and file, or cause to be filed, a draft CFIUS Notice, (ii) as promptly as practicable after the resolution of all questions and comments received from CFIUS on the draft CFIUS Notice, submit the final CFIUS Notice to CFIUS pursuant to 31 C.F.R. Part 800 Subpart E, (iii) cooperate and use reasonable best efforts to do, or cause to be done, all things necessary to obtain CFIUS Approval, including using reasonable best efforts to provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review, or investigation of the Transactions, within the time periods specified in the applicable regulations or otherwise specified by CFIUS and (iv) ensure that any such information furnished is true, correct and complete in all material respects. Notwithstanding any other provision of this Agreement, if CFIUS notifies the Parties in writing that CFIUS (A) has completed its review or investigation or has determined that it requires no more time to review or investigate and (B) intends to send a report to the President of the United States recommending that the President act to suspend or prohibit the transactions contemplated by this Agreement, none of the Parties shall have any further obligation to seek CFIUS Approval, and any party may in its discretion request withdrawal of the CFIUS Notice without incurring any liability with respect to the other parties to this Agreement. “CFIUS” means the Committee on Foreign Investment in the United States including any of CFIUS’s constituent governmental departments and agencies and any other governmental entity conducting any inquiry or proceeding as part of the national security review provision under Section 721 of the Defense Production Act of 1950, 50 U.S.C. § 4565 (as amended) (“Section 721”). “CFIUS Approval” means that any review or investigation by CFIUS of the Transactions shall have been concluded, and either (a) CFIUS shall have provided written notice that (i) the Transactions do not constitute a “covered transaction” under Section 721, or (ii) all action under the Section 721 is concluded with respect to the transactions contemplated hereby, and there are no unresolved national security concerns, or (b) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby, or the time permitted by law for such action shall have lapsed. “CFIUS Notice” means a notice with respect to the Transactions contemplated by this Agreement submitted to CFIUS by the Parties pursuant to 31 C.F.R. Part 800 Subpart E. Notwithstanding anything in this Agreement to the contrary, nothing herein shall be construed as requiring any of the GIC Investor or any of its affiliates or its or their portfolio companies or investments, EQT AB or any of its affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, EQT AB or its affiliates or any portfolio company or investment of EQT AB or of any such investment fund or investment vehicle, or interest therein, or any other direct or indirect investor in Parent or Merger Sub or the portfolio companies or investments (each an “Investor Party”) to take any action in relation to obtaining the CFIUS Approval that would result in any agreement, action, undertaking, term, condition, liability, obligation, commitment, sanction or other measure that requires (1) the taking of any legal action, or complying with or implementing any measures (for the avoidance of doubt, including any mitigation measures), other than of the type or to the extent previously agreed by such Investor Party with the relevant Governmental Authority in previous applications under similar circumstances, (2) the holding of direct or indirect ownership interests in the Company through proxy holders or in a voting trust, (3) undertaking any sale, divestiture or disposition of such Investor Party’s or any of its respective Affiliates’ (other than Parent, Merger Sub, the Company and Subsidiaries) or their other portfolio companies’ or investments’ businesses, product lines or assets or any interest therein or (4) the provision of any non-public financial information with respect to such Investor Party or any of its respective Affiliates or their other portfolio companies or investments (other than information of the type or to the extent previously provided to CFIUS under substantially similar standards of confidentiality) (any such requirement, commitment, obligation, restriction, requirement, condition or other action in clauses (1) through (4), a “Burdensome Condition”).

(d) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall, subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and provide the other Parties a reasonable amount of time to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other substantive written or oral communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed (on a prompt basis) with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or substantive discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate; provided that materials required to be provided pursuant to this section may be redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements, (C) as necessary to comply with applicable law, and (D) as necessary to address reasonable privilege or confidentiality concerns, including any such concerns of any Guarantors; provided further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 6.2(d) as “Outside Counsel Only” or provide any such information directly to the applicable Governmental Authority. The foregoing obligations in this Section 6.2(d) shall be subject to the Confidentiality Agreement and any attorney-client, work product or other privilege.

(e) Other Actions. Without the prior written consent of the Company, Parent and Merger Sub shall not, and Baring Private Equity Asia Fund VIII L.P. shall not (i) acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise), or (ii) enter into or agree to enter into, any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of, any ownership interest, equity interests, assets or rights in or of any Person that would reasonably be expected to, individually or in the aggregate, (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its Affiliates to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, Orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, or (B) materially increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the Transactions, including the Merger, or (C) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any Laws with respect to the Merger and the other Transactions that would prevent, materially delay or materially impede the consummation of the Merger.

6.3 Proxy Statement.

(a) Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filings. If the Company is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(e) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection with the items covered in clauses (i) and (ii) above.

(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than four Business Days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.

6.4  Company Stockholder Meeting.

(a)  Call of Company Stockholder Meeting. Subject to Section 5.3, following the clearance of the Proxy Statement by the SEC, the Company shall duly call and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval; provided, however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the twentieth Business Day following the mailing of the Proxy Statement.

(b)  Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders if, in the good faith judgment of the Company Board (after consultation with outside legal counsel), the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law or with applicable federal securities Laws); provided, that in the case of the foregoing clause (iv), such postponement or adjournment shall not be for more than ten Business Days; provided, further, that in no event (x) shall the Company Stockholder Meeting be postponed or adjourned beyond the date that is three Business Days prior to the Termination Date or (y) once it is fixed by the Company Board, shall the record date for the Company Stockholder Meeting change (whether or not in connection with any such postponement or adjournment), without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Subject to the provisions of this Agreement, the Company will cause a “broker search” to be conducted in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held reasonably promptly following the effectiveness of the Proxy Statement.

6.5 Financing.

(a) No Amendments to Financing Letters. Prior to the Closing, neither Parent nor Merger Sub shall, without the prior written consent of the Company, agree to, or permit any withdrawal, rescindment, amendment, replacement, supplement or modification to be made to, or any waiver of any provision or remedy pursuant to or consent under, the Financing Letters or the definitive agreements relating to the Financing if such withdrawal, rescindment, amendment, replacement, supplement, modification, consent or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing (or the cash proceeds available therefrom) below the amount required to consummate the transactions contemplated by this Agreement; (ii) impose new or additional conditions precedent to the Financing or otherwise expand, amend or modify any of the existing conditions to the receipt of the Financing; (iii) expand, amend, or modify any other terms to the Financing in a manner that would reasonably be expected to impair, prevent or materially delay the Closing and the funding of the amount of the Financing required to consummate the transactions contemplated by this Agreement; or (iv) adversely impact in any material respect the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto (provided that (subject to compliance with the other provision of this Section 6.5(a)), Parent and Merger Sub may amend the Debt Commitment Letter to add additional lenders, arrangers, bookrunners, managers or agents that have not executed the Debt Commitment Letter as of the date of this Agreement). Parent shall promptly furnish to the Company true and complete copies of any amendment, replacement, supplement, modification, consent or waiver relating to the Financing Letters or any definitive agreements relating to the Financing. Upon any amendment, supplement or modification of the Debt Commitment Letter in accordance with this Section 6.5(a), references to the “Financing Letters” and “Debt Commitment Letter” shall include such documents as permitted to be amended, supplemented or modified under this Section 6.5(a), and references to the “Financing” and “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted to be amended, supplemented or modified under this Section 6.5(a).

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange, consummate and obtain the Financing (or, in the event any portion or all of the Debt Financing becomes unavailable, Alternate Debt Financing) on a timely basis, but in any event no later than the time the Closing is required to occur pursuant to Section 2.3, on the terms and conditions (including, to the extent required, the full exercise of any “market flex” provisions in any Fee Letter) set forth in the Financing Letters, including, using its reasonable best efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions therein; (ii) negotiate, enter into, execute and deliver on the Closing Date definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter and related Fee Letters on a timely basis on the terms and subject only to the conditions (including any “market flex” provisions in the related Fee Letter) set forth in the Debt Commitment Letter and related Fee Letter or on other terms that are not materially less favorable from a conditionality and enforceability perspective (taken as a whole) to Parent than the terms and conditions related to conditionality and enforceability (taken as a whole) set forth in the Debt Commitment Letter (including, to the extent required by the related “market flex” provisions), subject to any amendments, modifications or supplements thereto, or replacements or waivers thereof permitted by Section 6.5(a); (iii) satisfy on a timely basis (or obtain a waiver of) all conditions applicable to Parent or Merger Sub contained in the Debt Commitment Letter and such definitive agreements related thereto and in the Equity Commitment

Letters at or prior to the time the Closing is required to occur pursuant to Section 2.3 to the fullest extent such conditions are within its control; (iv) in the event that all conditions contained in the Financing Letters and any related definitive agreements have been satisfied (except those that, by their nature, are to be satisfied at the Closing) or waived, consummate the Financing at or prior to the Closing; (v) comply in all material respects with its covenants or other obligations applicable to Parent and Merger Sub pursuant to the Financing Letters and the definitive documents relating to the Financing in accordance with the terms and conditions thereof at or prior to the time the Closing is required to occur pursuant to Section 2.3; and (vi) enforce its rights pursuant to the Financing Letters at or prior to the Closing.

(c) Information. Parent shall keep the Company reasonably informed on a current basis and in reasonable detail of the status of its reasonable best efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice in writing (but in any event within three Business Day after the occurrence or discovery thereof) of (i) any material breach or default (or any event or circumstance that, with notice or lapse of time or both, would reasonably be expected to give rise to any material breach or default), cancellation, early termination or repudiation by any party to the Financing Letters or definitive agreements related to the Financing; (ii) the receipt by Parent or Merger Sub of any written notice or written communication from any Financing Source with respect to any actual material breach, default, cancellation, early termination or repudiation (or written notice or written communications from lenders or other sources of Debt Financing to Parent or Merger Sub of any such actual or threatened (in writing) material breach, default, cancellation, early termination or repudiation received by Parent or Merger Sub) by any party to the Financing Letters or any definitive agreements related to the Financing of any provisions of the Financing Letters or such definitive agreements; and (iii) Parent or Merger Sub becoming aware of any fact, circumstance, event or other development that would reasonably be expected to result in Parent not being able to timely obtain all or any portion of the Financing in the amount required to consummate the transactions contemplated by this Agreement on the terms, in the manner or from the sources contemplated by the Financing Letters or any definitive agreements related to the Financing. Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as promptly as reasonably practical after the date that the Company delivers a written request therefor to Parent.

(d) Alternate Debt Financing. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “market flex” provisions in any Fee Letter) contemplated in the Debt Commitment Letter and related Fee Letters, Parent and Merger Sub shall promptly notify the Company in writing and use their respective reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event (and in any event on or prior to the Closing Date), (i) arrange and obtain the Debt Financing or such portion of the Debt Financing from the same or alternative sources (the “Alternate Debt Financing”) in an amount sufficient, when taken with the available portion of the Financing, to (A) consummate the Closing upon the terms contemplated by this Agreement and (B) pay all other amounts payable by Parent in connection with the consummation of the transactions contemplated by this Agreement; provided that, in no event shall Parent be required to, and in no event shall its reasonable best efforts be deemed or construed to require it to, obtain alternative financing that includes terms and conditions, taken as a whole, that are less favorable to Parent than the terms and conditions, taken as a whole, set forth in the Debt Commitment Letter as of the date hereof (taking into account any “market flex” provisions applicable thereto contained in the related Fee Letters) or would require it to pay any fees or agree to pay any interest rate amounts or original issue discount, in either case, materially in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (taking into account any “market flex” provisions applicable thereto contained in the related Fee Letters) or which include any conditions to the consummation of such alternative debt financing that would reasonably be expected to make the funding of such alternative debt financing less likely to occur, than the conditions set forth in the Debt Commitment Letter as of the date hereof; provided, further, that such Alternate Debt Financing shall not, without the prior written consent of the Company contain conditions to funding and conditions to Closing that (1) are more onerous (in a manner adverse to the interests of the Company) than those conditions and terms contained in the Debt Commitment Letter and related Fee Letter or (2) would reasonably be expected to materially delay the Closing or make the Closing materially less likely to occur, and (ii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letter”), which New Debt Commitment Letter will replace the existing Debt Commitment Letter in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letter (and any fee letter in connection therewith (which may be redacted solely with respect to fees and other customarily redacted economic provisions (including customary “market flex” terms))) to the Company. Any reference in this Agreement to (X) the “Financing Letters” or the “Debt Commitment Letter” will be deemed to include the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letter (and any fee letter in connection therewith (which may be redacted solely with respect to fees and other customarily redacted economic provisions (including customary “market flex” terms)) to the extent then in effect, (Y) the “Financing Letters” shall refer to such documents as otherwise amended or modified in accordance with the terms of this Agreement, and (Z) the “Financing” means the financing contemplated by the Financing Letters as amended or modified in accordance with the terms of this Agreement.

(e) No Financing Condition. Parent and Merger Sub each acknowledge and agree that none of the obtaining of the Financing or any Alternate Debt Financing or the Company or any of its Subsidiaries having or maintaining any available cash balances is a condition to the Closing, subject to the applicable conditions set forth in Section 7.1 and Section 7.2.

6.6 Financing Cooperation.

(a) Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its respective reasonable best efforts and shall use its reasonable best efforts to cause its and their respective Representatives and other agents to use their reasonable best efforts, to provide Parent and Merger Sub with all cooperation as is reasonably requested by Parent in connection with the Debt Financing. Without limiting the generality of the foregoing, such reasonable best efforts shall, in any event, include the following:

(i) causing senior management of the Company (and using reasonable best efforts to cause advisors) to participate in a reasonable number of virtual or telephonic meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective lenders, rating agencies and in connection with other syndication activities at times and locations to be mutually agreed;

(ii) providing reasonable and customary assistance to Parent with the preparation of customary rating agency presentations, bank information memoranda (including, to the extent necessary, a version of bank information memorandum that does not include material non-public information) and other similar documents required in connection with the Debt Financing;

(iii) assisting in the preparation of (including by providing information for the completion of any schedules thereto) definitive financing agreements and other customary certificates (including a certificate of the chief financial officer of the Company or person performing similar functions for the Company with respect to solvency matters substantially in the form attached to the Debt Commitment Letter) as may be reasonably requested by Parent, and to the extent required by the Debt Financing, if requested by Parent;

(iv)  using reasonable best efforts to facilitate the pledging of, and perfection of security interests in, collateral, including, taking actions reasonably necessary to permit the Financing Sources to evaluate the Company’s current assets for the purpose of establishing collateral arrangements required to be established as of the Closing under the Debt Commitment Letter, it being understood that such documents will not take effect until the Effective Time;

(v) furnishing Parent with (A) the Required Financing Information and (B) such business and other material information regarding the Company as may be reasonably requested by Parent and that is customarily included in a financing comparable to the Debt Financing; it being understood that Parent shall (and, for the avoidance of doubt, the Company shall not) be responsible for the preparation of any pro forma financial statements for the Debt Financing (although the Company agrees to assist Parent in connection with the preparation by Parent of such pro forma financial statements); provided that, notwithstanding the foregoing, the Company shall not be obligated to deliver any financial information in a form not customarily prepared by the Company;

(vi) assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date (including using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing to execute resolutions or consents of the Company with respect to entering into the definitive documentation for the Debt Financing and otherwise as necessary to authorize consummation of the Debt Financing); it being understood that no such corporate or other action will take effect prior to the Closing;

(vii) at least four Business Days prior to the Closing Date, furnishing Parent and the Financing Sources promptly with all customary documentation and other information with respect to the Company that any Financing Source has reasonably requested at least nine Business Days prior to the Closing Date and that such Financing Source has determined is required by U.S. regulatory authorities pursuant to applicable anti-money laundering Laws, including the PATRIOT Act and the Beneficial Ownership Regulation (as defined in the Debt Commitment Letter), and that are required by paragraph 6 of Exhibit C of the Debt Commitment Letter; and

(viii) providing customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its securities.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or to the extent not indemnified or reimbursed, agree to pay any fees or reimburse any expenses prior to the Effective Time; (ii) enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing (except for the authorization letters contemplated by Section 6.6(a)(viii) and ratings agency engagement letters in connection with the obligations set forth above); (iii) to the extent not indemnified or reimbursed give any indemnities that are effective prior to the Effective Time; or (iv) take any action that the Company determines in good faith would unreasonably interfere with the conduct of the business or the Company and its Subsidiaries, breach any confidentiality obligations (provided that the Company shall use reasonable best efforts to notify Parent that information is being withheld on such basis and shall use reasonable best efforts to disclose any information being withheld, in each case, to the extent such notification or disclosure would not result in a breach of such confidentiality obligation) or create a material risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time (other than as contemplated by Section 6.6(a)(vi) and except for the authorization letters contemplated by Section 6.6(a)(viii) and ratings agency engagement letters in connection with the obligations set forth above). Nothing in this Section 6.6 will require the Company, its Subsidiaries or their respective directors, officers or employees to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document, with respect to any debt financing or adopt resolutions approving the agreements, documents and/or instruments pursuant to which any debt financing is obtained or pledge any collateral with respect to any debt financing that is not contingent on the occurrence of Closing (other than as contemplated by Section 6.6(a)(vi) and except for the authorization letters contemplated by Section 6.6(a)(viii) and ratings agency engagement letters in connection with the obligations set forth above). Nothing in this Section 6.6 shall require any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 6.6 that would reasonably be expected to result in personal liability to such officer or Representative. The Company and its Subsidiaries and Representatives shall not be required to deliver any legal opinions.

(c) Company Indebtedness.

(i) At least three Business Days prior to the Effective Time, with respect to the Company Indebtedness to be repaid at the Effective Time, the Company shall deliver (A) to Parent draft payoff letters in customary form from the lenders (or their applicable representative) with respect to the Company Credit Agreement stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the Company Credit Agreement) thereunder and to effect the termination and/or release of any related liens or other security interests and guarantees in connection with the Company Credit Agreement (subject to the finalization of such amounts prior to the Effective Time) (the “Payoff Letters”) and (B) to the agent or lenders under the Company Credit Agreement, any notices as may be required pursuant to the Company Credit Agreement (including conditional notices of prepayment and redemption).

(ii) At or prior to the Effective Time, Parent shall provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness, including, accrued and unpaid interest, fees and expenses thereon and upon the receipt thereof, concurrently with the Effective Time, the Company shall repay and discharge such Company Indebtedness.

(d) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger.

(e) Confidentiality. All non-public or other confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the provisions of the Confidentiality Agreement applicable to Representatives; or (ii) are subject to other confidentiality undertakings that are substantially similar in their protection of confidential information as the Confidentiality Agreement.

(f) Reimbursement. Promptly upon request by the Company, Parent shall reimburse the Company for any out-of-pocket costs and expenses (including attorneys’ fees and advisor’s fees) incurred by the Company, its Subsidiaries or any of its Representatives in connection with the cooperation or obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6.

(g) Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees and advisor’s fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith, except to the extent arising from (i) historical information regarding the Company and its Subsidiaries furnished in writing by or on behalf of the Company, including financial statements (but not, for the avoidance of doubt, including general economic or industry information) that is materially misleading, or (ii) the willful misconduct, gross negligence, or bad faith of the Company, its Subsidiaries or their respective Representatives, in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(h) No Exclusive Arrangements. From the date hereof until the Closing or until the valid termination of this Agreement in accordance with its terms, in no event will the Guarantors, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include any other Person that agrees after the date hereof to invest in Parent or Merger Sub) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

6.7 Anti-Takeover Laws. The Company and the Company Board shall (a) take all action within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company solely for the purpose of consummating the Transactions or to the extent reasonably necessary for the purpose of planning for integration and transition, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access would result in the disclosure of any trade secrets (including in any source code) of the Company or any of its Subsidiaries to any third Persons; or (d) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, that the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, use its commercially reasonable efforts to allow for any access or disclosure in a manner that does not result in the effects set out in clauses (a) through (d), including by making appropriate substitute arrangements. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform any sampling, monitoring or analysis of soil, groundwater, building materials, air, or other environmental media of the sort generally referred to as a “Phase II environmental investigation”. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee, independent contractor or other service provider of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other Transactions, in each case, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company or other Person designated by the Company.

6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company RSUs, Company Restricted Shares or Company PSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and its Subsidiaries, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to any Indemnified Person except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law, and any of its Subsidiaries in effect on the date of this Agreement shall, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), at the Surviving Corporation’s option, (i) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance or (ii) purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier (the “Tail Policy”). In satisfying its obligations pursuant to the first sentence of this Section 6.10(c), the Surviving Corporation will not be obligated to (A) pay annual premiums for the D&O Insurance purchased pursuant to clause (i) in excess of 300% of the amount paid by the Company for coverage for the calendar year ended December 31, 2023 (such 300% amount, the “Maximum Premium”) or (B) pay an aggregate cost for the Tail Policy in excess of the Maximum Premium. If the annual premiums of such insurance coverage for the six-year period exceed the Maximum Premium or the aggregate cost for such Tail Policy exceeds the Maximum Premium, as applicable, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for an annual premium not exceeding the Maximum Premium or an aggregate cost for such Tail Policy not exceeding the Maximum Premium, as applicable, from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may (and at Parent’s request, the Company will) purchase the Tail Policy so long as the aggregate cost for such Tail Policy does not exceed the Maximum Premium. If the Company elects to purchase such a Tail Policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made to the extent such obligations are not otherwise assumed by operation of Law so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or Other Indemnified Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume and honor all of the Employee Plans in accordance with their terms as in effect immediately prior to the Effective Time.

(c) Employment; Benefits. For a period of 12 months following the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee (i) a base salary or wage rate, as applicable, and target annual cash incentive compensation opportunities (excluding any retention, long-term incentive, change in control or transaction-based compensation) that are, in each case, no less than those in effect for such Continuing Employee immediately before the Effective Time; (ii) severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time and set forth in Section 6.11(c) of the Company Disclosure Letter; and (iii) other benefit or compensation plans, programs, policies, agreements or arrangements of the Surviving Corporation or any of its Subsidiaries (excluding any retention, long-term incentive, change in control or transaction-based compensation, nonqualified deferred compensation, retiree medical or welfare arrangements and defined benefit pension benefits) at levels that are substantially similar in the aggregate to those in effect for Continuing Employees under the Employee Plans as of immediately prior to the Effective Time. Notwithstanding the foregoing, to the extent that any Continuing Employee is covered by a CBA, the terms and conditions of such CBA shall continue to apply.

(d) New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance entitlement or termination pay but excluding equity or equity-based incentive compensation), except (i) to the extent that it would result in duplication of coverage or benefits for the same period of service or (ii) for purposes of any defined benefit pension plan or plan that provides retiree welfare benefits. In addition, and without limiting the generality of the foregoing, Parent will cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents to the extent such conditions were applicable, met or waived under the comparable Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins, if such participation begins in the new year in which the Effective Time occurs, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the accounts of the Continuing Employees pursuant to any New Plan that is a flexible spending account plan to be credited with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will otherwise be subject to the terms of such vacation or paid time off policies as determined by Parent and its Affiliates from time to time.

(e) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) create, modify, amend or terminate any Employee Plan or New Plan or any other benefit or compensation plan, program, agreement or arrangement; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof) or any other Person other than the Parties; or (iv) limit the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to amend, modify, or terminate any benefit or compensation plan, program policy, contract, agreement or arrangement at any time.

6.12 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Notification of Certain Matters. each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any change, event, effect, occurrence or development that (a) has had or would reasonably be expected have, with respect to the Company, a Company Material Adverse Effect or, with respect to Parent, a Parent Material Adverse Effect or (b) is reasonably likely to result in any of the conditions set forth in, with respect to the Company, Section 7.2(a) or Section 7.2(b) or, with respect to Parent, Section 7.3(a) or Section 7.3(b) not being able to be satisfied prior to the Termination Date. No notification given by any party pursuant to this Section 6.13 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. The Company’s or Parent’s failure to comply with this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied.

6.14 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided that the parties shall not be obligated to engage in such consultation with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.14; provided, further, that the restrictions set forth in this Section 6.14 shall not apply to any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto or (ii) in connection with any dispute between the parties regarding this Agreement or the Merger. Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

6.15 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority.

6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.18 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.19 Certain Arrangements. Without the prior consent of the Company Board, prior to receipt of the Company Stockholder Approval, neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall have any formal or informal discussions with respect to, or enter into any Specified Arrangement, or authorize, commit or agree to enter into any Specified Arrangement.

6.20 Convertible Notes; Hedging Transactions.

(a) Convertible Notes. On and prior to the Effective Time, and within the time periods required by the terms of each Company Convertible Notes Indenture, the Company shall deliver any notices (including with respect to holders’ rights to require repurchase or conversion of the Company Convertible Notes), certificates, supplemental indentures and other documents that might be required thereunder, as a result of the Transactions and take all other actions that may be required under the terms of the Company Convertible

Notes, the applicable Company Convertible Notes Indentures or under applicable Law, including as a result of the transactions contemplated by this Agreement to the extent constituting a “Fundamental Change” or “Make-Whole Fundamental Change,” as such terms are defined in the applicable Company Convertible Notes Indentures. The Company shall provide copies of any such notice, certificate, supplemental indenture and other document to Parent prior to delivery thereof to the applicable trustee and holders of the Company Convertible Notes, and shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such documents, which such comments the Company shall consider in good faith.

(b) Hedging Transactions. Prior to the Effective Time, the Company will use commercially reasonable efforts to cooperate with and assist Parent in terminating the Convertible Note Hedge Options and the Warrants at or as promptly as practicable following the Effective Time. Prior to the Effective Time, the Company will, and will cause its Representatives to, cooperate with and assist Parent in connection with discussions, negotiations or agreements with the counterparties to the Convertible Note Hedge Options and the Warrants with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Convertible Note Hedge Options or the Warrants, including with respect to any cash amounts or shares of Company Common Stock that may be receivable, issuable, deliverable or payable by the Company pursuant to the Convertible Note Hedge Options or the Warrants; provided that the Company shall not be required to enter into any agreement the effectiveness of which is not conditioned upon the occurrence of the Effective Time. The Company shall also, as promptly as reasonably practicable, provide Parent and its counsel with copies of any notices or other written communications received from the counterparties to, and in respect of, the Convertible Note Hedge Options or the Warrants, and shall give Parent reasonable opportunity to review and comment on any written response to any such notice or other written communication, and shall give good faith consideration to any such comments timely provided by Parent. If requested by Parent, the Company shall use commercially reasonable efforts to engage a hedging advisor in connection with the actions set forth in the immediately preceding sentence, provided that all fees, costs or other liabilities that may be owing to any such hedging advisor that are not contingent upon the occurrence of the Closing or are payable prior to the Closing, shall be at Parent’s sole cost and expense. The Company shall not (i) enter into any binding agreements in respect of the Convertible Note Hedge Options or the Warrants, (ii) agree to any amendments, modifications or other changes to the terms of the Convertible Note Hedge Options or the Warrants, or (iii) exercise any right it may have to terminate, or to trigger an early settlement of, any of the Convertible Note Hedge Options or Warrants (other than, for the avoidance of doubt, in connection with an early conversion of any Company Convertible Notes), in each case without the prior written consent of Parent. The Company’s obligations pursuant to this Section 6.19(b) shall be subject to the provisions of Section 6.9.

(c) Certain Limitations. Notwithstanding anything to the contrary in the foregoing, the Company and its Subsidiaries shall not be required to (i) agree to any term or take any action in connection with its obligations under this Section 6.19 that is not conditioned upon consummation of the Merger or (ii) unless it has received prior full reimbursement or is otherwise indemnified and held harmless to its reasonable satisfaction by or on behalf of Parent, pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the actions contemplated by this Section 6.19 or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with such actions, in each case prior to, or that is not conditioned upon the occurrence of, the Closing.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust and Foreign Investment Laws. (i) The waiting periods applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated and (ii) the approvals, clearances or expirations of waiting periods set forth in Section 7.1(b) of the Company Disclosure Letter will have occurred or been obtained (as applicable).

(c) No Prohibitive Laws or Injunctions. No Law, injunction or Order by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) the representations and warranties of the Company set forth in the first sentence of Section 3.1 (Organization; Good Standing), Section 3.2 (Corporate Power; Enforceability), Section 3.3 (Company Board Approval;

Fairness Opinion; Anti-Takeover Laws), Section 3.4 (Requisite Stockholder Approval), Section 3.7(d) (Other Rights) and Section 3.25 (Brokers) (A) to the extent not qualified or limited by the word “material,” “materiality” or “Company Material Adverse Effect” as set forth therein, shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specific date); and (B) to the extent qualified or limited by the word “material,” “materiality” or “Company Material Adverse Effect” as set forth therein, shall be true and correct in all respects (giving effect to any limitation or qualification that includes the word “material,” “materiality” or “Company Material Adverse Effect” set forth therein) on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects (giving effect to any limitation or qualification that includes the word “material,” “materiality” or “Company Material Adverse Effect” set forth therein) only as of such specific date), (ii) the representations and warranties of the Company set forth in Section 3.7(a) (Capital Stock), Section 3.7(b) (Stock Reservation and Awards) and Section 3.7(c) (Company Securities) shall be true and correct in all respects, except for any de minimis inaccuracies, on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects, except for any de minimis inaccuracies, only as of such specified date), (iii) the representations and warranties of the Company set forth in Section 3.12(b) (Absence of Certain Changes) shall be true and correct in all respects on the Closing Date as if made on the Closing Date, and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e) CFIUS Approval. The CFIUS Approval will have been obtained without the imposition of a Burdensome Condition.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) Mutual Agreement. At any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) Order. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other final and non-appealable judgment or Order issued by any court or other Governmental Authority of competent jurisdiction or other final and non-appealable legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Merger; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) (Order) shall have used such standard of efforts as may be required pursuant to Section 6.2 to prevent, oppose and remove such restraint, injunction or other prohibition;

(c) Termination Date. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on February 5, 2025 (the “Termination Date”); provided, however, that if as of the Termination Date any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to an order or injunction arising under any Antitrust Law or Foreign Investment Law) or Section 7.1(b) shall not have been satisfied or waived, the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on May 5, 2025, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily due to or primarily caused by the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;

(d) Requisite Stockholder Approval. By either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e) Company Breach. By Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);

(f) Company Board Recommendation Change. By Parent, if at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) Parent or Merger Sub Breach. By the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b);

(h) Superior Proposal. By the Company, at any time prior to receiving the Requisite Stockholder Approval, in accordance with Section 5.3(c)(ii), in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal received after the date of this Agreement, if the Company (x) has complied with Section 5.3(b) and (y) pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) substantially concurrently with such termination; or

(i) Parent Failure to Close. By the Company, (i) if all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (ii) Parent fails to consummate the Transactions by the date that is three Business Days after the first date on which Parent is required to consummate the Closing pursuant to Section 2.3, and (iii) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Closing.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a) (Mutual Agreement)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.6(f), Section 6.6(g), Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement. Notwithstanding the foregoing but subject to Section 8.3(e)(i), no termination of this Agreement will relieve any Party from any liability for, or damage resulting from, any fraud or Willful and Material Breach of this Agreement by such Party prior to termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, any applicable clean team or similar arrangement, the Guarantees or the Financing Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), the Surviving Corporation shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes; and (ii) sales, use, gains, real property transfer and other similar Taxes, in each case, imposed on the Company and its Subsidiaries in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (Termination Date) (provided that at the Termination Date, all of the conditions set forth in Section 7.1 (other than the condition set forth in Section 7.1(a)) and Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (y) Section 8.1(d) (Requisite Stockholder Approval) or (z) Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced or provided to the Company Board or management of the Company an Acquisition Proposal, and not irrevocably (and publicly, in the case of an Acquisition Proposal that has been publicly announced) withdrawn such Acquisition Proposal at least five Business Days prior to the Company Stockholder Meeting or prior to the date of termination in the case of a termination pursuant to Section 8.1(c) (Termination Date) or Section 8.1(e) (Company Breach); and (C) within 12 months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company shall promptly (and in any event within three Business Days) upon the earlier of entry into such definitive agreement or the consummation of such Acquisition Transaction pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f) (Company Board Recommendation Change), then the Company must promptly (and in any event within three Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h) (Superior Proposal), then the Company must prior to or substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Parent Payments. If this Agreement is validly terminated (i) by the Company pursuant to Section 8.1(g) (Parent or Merger Sub Breach) or Section 8.1(i) (Parent Failure to Close) or (ii) by the Company or Parent pursuant to Section 8.1(c) (Termination Date) (at a time at which the Company had the right to terminate this Agreement pursuant to Section 8.1(g) (Parent or Merger Sub Breach) or Section 8.1(i) (Parent Failure to Close)), then Parent shall promptly (and in any event within three Business Days) pay the Company a termination fee of $162,637,888 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Sole Remedy.

(i) The Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Guarantees with respect thereto and receive the Parent Termination Fee and any other amounts from the Guarantors as may be set forth in such Guarantees) and the Company’s right to enforce its rights under the Confidentiality Agreement, the Reimbursement Obligations and the Enforcement Expenses will be the sole and exclusive remedies of the Company Related Parties against (A) Parent, Merger Sub or the Guarantors; (B) the direct or indirect former, current and future holders of any equity, controlling persons, Affiliates (other than Parent, Merger Sub or the Guarantors), Representatives, members, managers, general or limited partners, stockholders, directors, officers, employees, attorneys, agents, heirs, executors, administrators, trustees, representatives, successors and assignees of each of Parent, Merger Sub and the Guarantors or representatives of any of the foregoing (collectively, the “Parent Related Parties”); and (C) the Financing Sources or any of their Representatives, members, managers, general or limited partners, stockholders, directors, officers, employees, attorneys, agents, heirs, executors, administrators, trustees or representatives (collectively with the Financing Sources, the “Financing Source Related Parties”) in respect of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantees) and the transactions contemplated hereby and thereby (including any breach, whether a willful breach, Willful and Material Breach or otherwise), and other than Parent and Merger Sub’s obligation to pay such amounts and the corresponding obligations of the Guarantors under, and pursuant to the terms of and subject to the limitations in, the Guarantees, none of Parent, Merger Sub or any of the Parent Related Parties or the Financing Source Related Parties will have any liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantees) or the transactions contemplated hereby and thereby (except that Parent, Merger Sub or their applicable Affiliate party to the Confidentiality Agreement will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, the Reimbursement Obligations and the Enforcement Expenses, as applicable and subject to the Expense Cap). The Parties acknowledge and agree that, while the Company may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) payment of the Parent Termination Fee in accordance with this Section 8.3(c) or monetary damages of any kind. The Parent Related Parties and the Financing Source Related Parties are intended third party beneficiaries of this Section 8.3(e). In no event shall Parent, Merger Sub or the Guarantors have liability for monetary damages (including monetary damages in lieu of specific performance and damages pursuant to the penultimate sentence of Section 8.2(b)) in the aggregate in excess of the Parent Termination Fee, plus any Reimbursement Obligations and any Enforcement Expenses (subject to the Expense Cap). The Parent Termination Fee, the Reimbursement Obligations and any Enforcement Expenses (subject to the Expense Cap) shall be the maximum aggregate liability (including in the case of fraud or Willful and Material Breach) of Parent and Merger Sub hereunder (and of the Guarantors under the Guarantees). Notwithstanding anything to the contrary herein, other than the obligation of the Parent to pay the Parent Termination Fee plus any Reimbursement Obligations and any Enforcement Expenses (subject to the Expense Cap) in accordance with Section 8.3(c) and the corresponding obligations of the Guarantors under, and pursuant to the terms of and subject to the limitations in, the Guarantees, in no event will any Parent Related Party or any other Person have any liability for monetary damages to the Company, the Company Related Parties or any other Person relating to or arising out of this Agreement or the Transactions.

(ii) Parent’s receipt of the Company Termination Fee, any Enforcement Expenses, to the extent owed pursuant to Section 8.3(b) or Parent’s right to specific performance pursuant to Section 9.8, as applicable, will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates and the Parent Related Parties and the Financing Source Related Parties against the Company, the Subsidiaries of the Company, their respective Affiliates or any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby (including any breach, whether a willful breach, Willful and Material Breach or otherwise (except in the case of Willful and Material Breach by the Company of its obligations in Section 5.3(a))), and other than the Company’s obligation to pay such amounts, none of the Company Related Parties will have any liability or obligation to Parent or Merger Sub or any Parent Related Parties or Financing Source Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and the Enforcement Expenses, as applicable and subject to the Expense Cap or in the case of Willful and Material Breach by the Company of its obligations in Section 5.3(a)). The Parties acknowledge and agree that, while Parent may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Company Termination Fee, in no event shall Parent be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring, and (y) payment of the Company Termination Fee in accordance with Section 8.3(b). The Company Related Parties are intended third party beneficiaries of this Section 8.3(e)(ii). In no event shall the Company or any of its Subsidiaries have liability for monetary damages (including monetary damages in lieu of specific performance and damages pursuant to the penultimate sentence of Section 8.2(b)) in the aggregate in excess of the amount of the Company Termination Fee plus any Enforcement Expenses (subject to the Expense Cap), which shall be the maximum aggregate liability of the Company and its Subsidiaries with respect to any and all claims under or relating to this Agreement and the Transactions, except in the case of Willful and Material Breach by the Company of its obligations in Section 5.3(a). Notwithstanding anything to the contrary herein, other than obligation of the Company to pay the Company Termination Fee in accordance with Section 8.3(b) and any Enforcement Expenses (subject to the Expense Cap), in no event will any Company Related Party or any other Person have any liability for monetary damages to Parent, the Parent Related Parties or any other Person relating to or arising out of this Agreement or the Transactions.

(f) Acknowledgments. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(b), Parent would not have entered into this Agreement and that, without Section 8.3(c), the

Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, and, in order to obtain such payment, the recipient Party commences a Legal Proceeding that results in a judgment against the non-paying Party for the amount set forth in Section 8.3 or any portion thereof, the non-paying Party shall pay to the recipient Party the recipient Party’s reasonable and documented out-of-pocket fees, costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding (collectively, the “Enforcement Expenses”), which Enforcement Expenses (together with the Reimbursement Obligations and any amounts owed pursuant to Section 8.3(a), if applicable) shall not exceed $5 million (the “Expense Cap”). Each of the Parties acknowledges that the Company Termination Fee and the Parent Termination Fee, do not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary contained herein, Section 8.3(e), this last sentence of Section 8.4, the last sentence of Section 9.6, Section 9.10(b), Section 9.11 and Section 9.15 (and any other provision or definition of this Agreement (including the definition of “Financing Sources” and “Financing Source Related Parties” to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) (collectively, the “Financing Sources Protection Provisions”) may not be amended, supplemented, waived or otherwise modified in any manner that is adverse to the Financing Sources without the prior written consent of such Financing Sources (such consent not to be unreasonably withheld, conditioned or delayed).

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub to:

Plano HoldCo, Inc.

c/o EQT Partners Asia Pte. Limited

10 Collyer Quay #10-01

Ocean Financial Centre

Singapore 049315

Attention: Kirti Ram Hariharan

Email: kirti.hariharan@eqtpartners.com

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn:	Elizabeth A. Cooper
William J. Allen
Email:	ecooper@stblaw.com
william.allen@stblaw.com

and to:

Wallbrook Pte. Ltd.

c/o GIC Special Investments Pte. Ltd.

168 Robinson Road

#37-01 Capital Tower

Singapore 068912

Attn:	Akash Kedia

Email: akashkedia@gic.com.sg

and to:

Singapore Investcorp India Pvt Ltd.

803, 3 North Avenue

Bandra Kurla Complex

Mumbai - 400051

Attn:	Akash Kedia

Email: akashkedia@gic.com.sg

and to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn:	Asi Kirmayer

Email: Akirmayer@sidley.com

(b)	if to the Company (prior to the Effective Time) to:

Perficient, Inc.

555 Maryville University Drive, Suite 600

St. Louis, Missouri 63141

Attn:	Paul E. Martin, Chief Financial Officer
Email:	paul.martin@perficient.com

with a copy (which will not constitute notice) to:

Perficient, Inc.

555 Maryville University Drive, Suite 600

St. Louis, Missouri 63141

Attn:	General Counsel
Email:	legal@perficient.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:	Sarkis Jebejian, P.C.
Rachael G. Coffey, P.C.
Email:	sarkis.jebejian@kirkland.com
rachael.coffey@kirkland.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time to any of its Affiliates and the indemnification and other rights hereunder of a party may be assigned to any Financing Sources, solely for collateral security purposes effective as of or after the Closing. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that EQT Partners Asia Pte. Ltd. and the Company have previously executed the Confidentiality Agreement, that shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guarantees and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of Company Common Stock and holders of Vested Equity Awards to receive the Per Share Price and the Vested Equity Award Consideration, respectively, in each case after the Effective Time, (c) if the Closing occurs, for the right of the holders of Unvested Equity Awards to receive the Unvested Equity Award Consideration after the Effective Time in accordance with Section 2.8 and (d) as set forth in or contemplated by Section 8.3(e). Notwithstanding anything to the contrary herein, the Financing Source Related Parties will be express third-party beneficiaries of, and will be entitled to rely on and may enforce, the provisions of Section 8.3(e), the last sentence of Section 8.4, this sentence in Section 9.6, Section 9.10(b), Section 9.11, Section 9.15 and the definition of “Financing Sources” and “Financing Source Related Parties”, in each case, to the extent related to the Financing Sources, the Debt Financing or the Debt Commitment Letter.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties; provided that the parties intend that the remedies and limitations contained in Section 8.3(e), Section 9.8(b) and Section 9.12 be construed as an integral provision of this Agreement and as such, this Agreement cannot be enforced without such sections. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(d)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) monetary damages (including the Parent Termination Fee or any monetary damages in lieu of specific performance).

(b) Specific Performance.

(i) The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof (including the Company’s right to specific performance to cause Parent and Merger Sub to comply with Section 6.5); (C) the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement (subject to Section 8.3(e)) is not intended to and does not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections, other than those based on the limitations of a Party’s right to such relief under this Agreement and the Equity Commitment Letters, to (I) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (II) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that, subject to the limitations set forth in this Agreement, including the last sentence of Section 9.8(a), unless and until any such relief is granted, (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

(ii) Notwithstanding Section 9.8(b)(i), or anything in this Agreement to the contrary, but subject in all respects to this Section 9.8(b)(ii), it is acknowledged and agreed that the Company will be entitled to an injunction, specific performance or other equitable remedies to enforce Parent’s and Merger Sub’s obligations to consummate the Merger and the Guarantors’ obligation to fund the Equity Financing in accordance with and subject to the terms, conditions and limitations set forth in the Equity Commitment Letters if, and only if, (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which could be satisfied if the Closing were to occur), (ii) Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.3, (iii) the Debt Financing has been funded in full in accordance with the terms and conditions thereof or will be funded in full at the Closing in accordance with the terms and conditions thereof (for the avoidance of doubt, if the Debt Financing has not been funded and will not be funded at the Closing for any reason (including any breach of Section 6.5), the Company shall not be entitled to enforce Parent’s and Merger Sub’s obligation to consummate the Transactions and the Guarantors’ obligation to provide the Equity Financing pursuant to this Section 9.8) and (iv) the Company has irrevocably confirmed in writing that (x) all conditions set forth in Section 7.3 have been satisfied (other than those that, by their nature, are to be satisfied at the Closing) or that they would be willing to waive any unsatisfied conditions in Section 7.3 and (y) if specific performance is granted and the Equity Financing and Debt Financing are funded, the Company is ready, willing and able to consummate the Merger and the Closing and take all actions that are required of it by this Agreement to consummate the Merger and the Closing pursuant to the terms of this Agreement.

9.9 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantees, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantees or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantees or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantees or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything to the contrary contained in the foregoing, all disputes against any of the Financing Source Related Parties under or in respect of any Debt Financing or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any dispute arising out of or relating in any way to any Debt Financing), will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within such State (without regard to conflict of law principles that would result in the application of any Law other than the law of the State of New York, except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) and each of the Parties agrees that it will not bring or support any such action against the Financing Source Related Parties in any forum other than any New York state or federal court located in the Borough of Manhattan in the City of New York. The Parties hereto further agree that all of the provisions of Section 9.11 related to waiver of jury trial shall apply to any Legal Proceeding, cause of action, claim, cross-claim or third-party claim referenced in this sentence.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEES, THE FINANCING LETTERS OR THE FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. EACH PARTY ACKNOWLEDGES THAT THE WAIVER OF RIGHTS TO TRIAL BY JURY SET FORTH IN THIS SECTION 9.11 APPLIES TO ANY CLAIM, SUIT, ACTION OR PROCEEDING RELATING TO THE DEBT FINANCING AND OR INVOLVING DEBT FINANCING SOURCE RELATED PARTIES.

9.12 No Recourse.

(a) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than the Guarantors to the extent set forth in the Guarantees or Equity Commitment Letters) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate or certification contemplated by this Agreement and executed by an officer of a Party will be deemed to have been delivered only in such officer’s capacity as an officer of such Party (and not in his or her individual capacity) and will not entitle any Party to assert a claim against such officer in his or her individual capacity.

(b) The Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Parent Related Parties and that none of the Parent Related Parties shall have any liability or obligations (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than in each case, Parent and Merger Sub to the extent provided herein, or the Guarantors pursuant to the Guarantees (to the extent and subject to the terms provided therein). Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), the Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities. Each of Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of Parent, Merger Sub or their Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Company Related Parties and that none of the Company Related Parties shall have any liability or obligations (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise) to Parent, Merger Sub, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of Parent, Merger Sub or their Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, the Company to the extent provided herein. Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), each of Parent and Merger Sub (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.

(c) The Company (on behalf of itself, its Subsidiaries and its Representatives) hereby waives any claims or rights against any Financing Source Related Party relating to or arising out of the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions, whether at law or in equity and whether in tort, contract or otherwise. In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged and agreed that no Financing Source Related Party will have any liability for any claims or damages to the Company, its Subsidiaries or its Representatives in connection with the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions. Notwithstanding the foregoing, nothing in this Section 9.12(c) will in any way limit or modify the rights of Parent under this Agreement or the Debt Commitment Letter or the obligations of any Financing Source Related Party under the Debt Commitment Letter owing to Parent or its respective Affiliates party to the Debt Commitment Letter.

9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on its face; provided that, with respect to Section 3.12(b), only items (if any) disclosed against Section 3.12(b) of the Company Disclosure Letter shall be deemed disclosure with respect to Section 3.12(b).

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.15 Exculpation of Financing Source Related Parties. Notwithstanding anything to the contrary contained herein, (a) the Company (on behalf of itself, its Subsidiaries and its Representatives) hereby waives any claims or rights against any Financing Source relating to or arising out of the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions, whether at law or in equity and whether in tort, contract or otherwise and (b) in furtherance and not in limitation of the foregoing waivers and agreements in clause (a), it is acknowledged and agreed (in furtherance and not in limitation of the foregoing waivers and agreements in clause (a), it is acknowledged and agreed no Party (other than, in the case of Parent as a party to the Debt Commitment Letter, pursuant to the Debt Commitment Letter) shall have any rights or claims against any Financing Source Related Party, nor shall any Financing Source Related Party have any obligation or liability whatsoever to any Party (other than, in the case of Parent as to the Debt Commitment Letter, pursuant to the Debt Commitment Letter), relating to or arising out of or in connection with this Agreement, the Financing (including the Debt Commitment Letter) or the transactions contemplated hereby or thereby or in the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, including in each case, whether arising, in whole or in part, out of comparative, contributory or sole negligence by any Financing Source Related Party; provided that, following consummation of the Merger, the foregoing will not limit the rights of the parties to the Financing under any document related to the Debt Financing. In addition, in no event will any Financing Source Related Party be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature. Each of the Parties hereto agrees that this provision shall be interpreted, and any action relating to this provision shall be governed by, the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PLANO HOLDCO, INC.

By:

/s/ Ezekiel Daniel Arlin
Name: Ezekiel Daniel Arlin
Title: Vice President and Secretary

PLANO BIDCO, INC.

By:

/s/ Ezekiel Daniel Arlin
Name: Ezekiel Daniel Arlin
Title: Vice President and Secretary

PERFICIENT, INC.

/s/ Thomas J. Hogan
Name: Thomas J. Hogan
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PERFICIENT, INC.

FIRST. The name of the Corporation is Perficient, Inc.

SECOND. The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, County of New Castle, Delaware 19801.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) or any successor statute.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share (the “Common Stock”).

FIFTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, acting by majority vote, is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation (the “Bylaws”).

SIXTH. Unless and except to the extent that the Bylaws shall so require, election of directors of the Corporation need not be by written ballot.

SEVENTH. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (i) for any breach of duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived any improper personal benefit, or (v) in the case of an officer, in any action by or in right of the Corporation. If the DGCL is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

EIGHTH. Except as otherwise agreed in writing between a director of the Corporation and the Corporation, or as provided below, to the fullest extent permitted by law, (a) no director of the Corporation (other than any director thereof who is an executive officer of the Corporation) shall have any duty (fiduciary or otherwise) or obligation, if any, to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or any of its subsidiaries or (ii) doing business with any client, customer or vendor of the Corporation or any of its subsidiaries, including, in the cases of clauses (i) or (ii), any such matters as may be Corporate Opportunities (as defined below); and (b) no director of the Corporation shall be deemed to have breached any duty (fiduciary or otherwise), if any, to the Corporation or any of its subsidiaries or stockholders solely by reason of any director of the Corporation (other than any director thereof who is an executive officer of the Corporation) engaging in any such activity or entering into such transactions, including any Corporate Opportunities. “Corporate Opportunity” means any potential transaction, investment or business opportunity or prospective economic or competitive advantage in which the Corporation or any of its subsidiaries could have any expectancy or interest.

Without limiting the foregoing, the Corporation and its subsidiaries shall have no interest or expectation in, nor right to be informed of, any Corporate Opportunity, and in the event that any director of the Corporation (other than any director who is an executive officer of the Corporation) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, such director shall, to the fullest extent permitted by law, have no duty (fiduciary or otherwise) or obligation to communicate or offer such Corporate Opportunity to the Corporation or any of its subsidiaries or to any other director of the Corporation and shall not, to the fullest extent permitted by law, be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary duty as a director of the Corporation or any of its subsidiaries solely by reason of the fact that any director of the Corporation (other than any director who is an executive officer of the Corporation) acquires or seeks such Corporate Opportunity for itself, directs such Corporate Opportunity to another individual, partnership, joint venture, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or government or a department or agency or political subdivision thereof, or otherwise does not communicate information regarding such Corporate Opportunity to the Corporation or its subsidiaries, and the Corporation and its subsidiaries, to the fullest extent permitted by law, waive and renounce any claim that such business opportunity constituted a

Corporate Opportunity that should have been presented to the Corporation or its subsidiaries; provided that if an opportunity is expressly communicated to a director of the Corporation in his or her capacity as a director as an opportunity intended exclusively for the Corporation or its subsidiaries (hereinafter called an “Identified Corporate Opportunity”), such Identified Corporate Opportunity shall belong to the Corporation and its subsidiaries and, unless and until the Corporation notifies the stockholders that neither the Corporation nor any of its subsidiaries intend to pursue such Identified Corporate Opportunity, no director of the Corporation may pursue such Identified Corporate Opportunity. In addition to and notwithstanding the foregoing provisions of this Article EIGHTH, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

NINTH. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL, and the restrictions contained in Section 203 of the DCGL shall not apply to the Corporation.

TENTH. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended and/or restated from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended and/or restated from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

ELEVENTH. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ANNEX B

May 5, 2024

The Board of Directors

Perficient, Inc.

555 Maryville University Drive, Suite 600

Saint Louis, Missouri 63141

Members of the Board of Directors:

We understand that Perficient, Inc. (“Perficient”) proposes to enter into an Agreement and Plan of Merger, (the “Agreement”), by and among Perficient, Plano HoldCo, Inc. (“Parent”) and Plano BidCo, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Perficient (the “Merger”) and each outstanding share of the common stock, par value $.001 per share, of Perficient (“Perficient Common Stock”) (other than any (i) Owned Company Shares, (ii) Dissenting Company Shares and (iii) Company Restricted Shares (each as defined in the Agreement)) (collectively, the “Excluded Shares”) will be automatically cancelled, extinguished and converted into the right to receive $76.00 in cash, without interest thereon (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Perficient Common Stock (other than Excluded Shares) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Perficient;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Perficient furnished to or discussed with us by the management of Perficient, including certain financial forecasts relating to Perficient prepared by the management of Perficient (such forecasts, “Perficient Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of Perficient with members of senior management of Perficient;

(4)	reviewed the trading history for Perficient Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of Perficient with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)

considered the results of our efforts on behalf of Perficient to solicit, at the direction of Perficient, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Perficient;

(8)	reviewed a draft, dated May 5, 2024, of the Agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Perficient that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Perficient Forecasts, we have been advised by Perficient, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Perficient as to the future financial performance of Perficient. We have relied, at the direction of Perficient, upon the assessments of the management of Perficient as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Perficient and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Perficient, nor have we made any physical inspection of the properties or assets of Perficient. We have not evaluated the solvency or fair value of Perficient or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Perficient, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Perficient or the contemplated benefits of the Merger. We also have assumed, at the direction of Perficient, that the final executed version of the Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Perficient Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Perficient or in which Perficient might engage or as to the underlying business decision of Perficient to proceed with or effect the Merger. We are also not expressing any view or opinion with respect to, and we have relied at the direction of Perficient, upon the assessments of representatives of Perficient regarding legal, regulatory, accounting, tax and similar matters relating to Perficient, Parent and the Merger (including the contemplated benefits of the Merger), as to which we understand that Perficient obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to Perficient in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Perficient has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Perficient and certain of its affiliates, EQT AB, an affiliate of Parent, (“EQT”) and certain affiliates and portfolio companies of EQT, and GIC Pte Ltd. (“GIC”), GIC founder the Republic of Singapore (“Singapore”), and certain of their respective affiliates and portfolio companies.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Perficient and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a bookrunner, arranger and/or syndication agent for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Perficient and/or certain of its affiliates, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to Perficient and/or certain of its affiliates, and (iii) having provided or providing certain treasury management products and services to Perficient and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to EQT and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to EQT and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a book-running manager, bookrunner, manager, global coordinator and/or underwriter for various debt and equity offerings of EQT and certain of its affiliates and portfolio companies, (iii) having acted or acting as a bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of EQT and/or certain of its affiliates and portfolio companies (including acquisition financing), (iv) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to EQT and/or certain of its affiliates and portfolio companies, and (v) having provided or providing certain treasury management products and services to EQT and/or certain of its affiliates and portfolio companies. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and/or in the future may maintain, commercial (including vendor and/or customer) relationships with certain affiliates and portfolio companies of EQT.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to GIC, Singapore and certain of their respective affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor and having provided or providing other advisory services to GIC, Singapore and/or certain of their respective affiliates and portfolio companies in connection with certain mergers and acquisition transactions and other matters, (ii) having acted or acting as a book-running manager, bookrunner, manager, placement agent and/or underwriter for various debt and equity offerings of GIC, Singapore and/or certain of their respective affiliates and portfolio companies, (iii) having acted or acting as a book-running manager, bookrunner and/or manager for certain block trades by GIC, (iv) having acted or acting as a dealer for a commercial paper program of certain of the respective affiliates of GIC and Singapore, (v) having acted or acting as an arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of GIC, Singapore and/or certain of their respective affiliates and portfolio companies (including acquisition financing), (vi) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to GIC, Singapore and/or certain of their respective affiliates and portfolio companies, and (vii) having provided or providing certain treasury management products and services to GIC, Singapore and/or certain of their respective affiliates and portfolio companies.

It is understood that this letter is for the benefit and use of the Board of Directors of Perficient (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Perficient Common Stock (other than Excluded Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

ANNEX C

May 5, 2024

Perficient, Inc.

555 Maryville University Drive, Suite 600

Saint Louis, Missouri 63141

Attention: Board of Directors

Members of the Board of Directors:

You have requested, in your capacity as the Board of Directors (the “Board”) of Perficient, Inc. (the “Company”), our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.001 per share (“Company Common Stock”), of the Company, other than as specified below, of the Consideration (as defined below) to be received by such holders in the proposed merger (the “Transaction”) of the Company with a wholly owned subsidiary of Plano HoldCo, Inc. (the “Parent”). We understand that, among other things, pursuant to an Agreement and Plan of Merger (the “Agreement”) to be entered into between Parent, Plano BidCo, Inc. a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub will merge with the Company, the Company will become a wholly owned subsidiary of Parent and each outstanding share of Company Common Stock, other than Owned Company Shares, Dissenting Company Shares and Company Restricted Shares (each as defined in the Agreement), will be automatically cancelled, extinguished and converted into the right to receive $76.00 in cash, without interest thereon (the “Consideration”).

In preparing our opinion, we have:

reviewed a draft, dated May 5, 2024, of the Agreement;

reviewed certain publicly available business and financial information relating to the Company and the industries in which it operates;

compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the Company Common Stock with similar data for such other companies;

compared the proposed financial terms of the Transaction with the publicly available financial terms of certain other business combinations that we deemed relevant;

reviewed certain internal financial analyses and forecasts for the Company (the “Company Projections”) prepared by the management of the Company;

discussed with the management of the Company regarding certain aspects of the Transaction, the business, financial condition and prospects of the Company, the effect of the Transaction on the business, financial condition and prospects of the Company, and certain other matters that we deemed relevant; and

considered such other financial analyses and investigations and such other information that we deemed relevant.

In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Company Projections, we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of the Company. We express no view or opinion with respect to the Company Projections or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Company and Parent in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis and that the Company will have no exposure for indemnification pursuant to the Agreement or such other agreements that would be material to our analysis.

We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, the Company and its representatives. We also have assumed that, in the course of obtaining any regulatory or third party

C-1

consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion and that the final form of the Agreement will not differ from the draft reviewed by us in any respect material to our analyses or opinion. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have further assumed that the final form of the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this opinion.

Our opinion only addresses the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock (other than any Owned Company Shares, Dissenting Company Shares and Company Restricted Shares) in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which Company Common Stock may be traded at any time.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the public announcement of the Transaction. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.

During the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with the Company for which we and such affiliates have received customary compensation. Such relationships have included acting as co-lead arranger, agent and joint bookrunner in connection with the Company’s facility agreement in March 2023. In addition, during such period, we and our affiliates have also provided lending, and debt and equity underwriting services to portfolio companies of Government of Singapore Investment Corporation (“GIC”) for customary compensation. We or our affiliates are also an agent and a lender to one or more of the credit facilities of the Company, and EQT Partners Inc., an affiliate of Parent (“EQT”), and certain of their respective affiliates and portfolio companies. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, the Parent and GIC. In the ordinary course of business, we and our affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, Parent and certain of their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof the Consideration to be paid to the holders of the Company Common Stock (other than the Owned Company Shares, Dissenting Company Shares and Company Restricted Shares) in the proposed Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

C-2

[PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED JUNE 13, 2024]

PERFICIENT

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [ ], 2024 for shares held directly and by 11:59 p.m. Eastern Time on [ ], 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - [ ]
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [ ], 2024 for shares held directly and by 11:59 p.m. Eastern Time on [ ], 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

[ ] KEEP THIS PORTION FOR YOUR RECORDS

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PERFICIENT, INC.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

[PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED JUNE 13, 2024]
PERFICIENT, INC.
555 MARYVILLE UNIVERSITY DRIVE SUITE 600 ST. LOUIS, MO 63141 ATTN: DANIEL ORF
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VIEW MATERIALS & VOTE
VOTE Use the BY Internet INTERNET to transmit - www your .proxyvote voting instructions .com or scan and for the electronic QR Barcode delivery above of directly information and . Vote by 11:59 by 11:59 p.m. Eastern p.m. Eastern Time on Time [ ], 2024 on [ for ], shares 2024 for held shares in a Plan held . Have your obtain proxy your card records in hand and when to create you an access electronic the web voting site instruction and follow form the instructions . to If ELECTRONIC you would like DELIVERY to reduce OF the FUTURE costs incurred PROXY by MATERIALS our company in mailing proxy annual materials, reports you can electronically consent to via receiving e-mail or all the future Internet proxy . To statements, sign up for proxy electronic cards and delivery, prompted, please indicate follow that the you instructions agree to receive above or to access vote using proxy the materials Internet electronically and, when in future years.
VOTE Use any BY PHONE touch-tone - [ ]telephone to transmit your voting instructions. Vote by Time 11:59 on [ p .], m 2024 . Eastern for shares Time on held [ ], 2024 in a Plan for shares . Have held your directly proxy and card by in 11:59 hand p when .m. Eastern you call and then follow the instructions.
VOTE Mark, BY sign MAIL and date your proxy card and return it in the postage-paid envelope Mercedes we have provided Way, Edgewood, or return NY it to 11717 Vote . Processing, c/o Broadridge, 51
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PERFICIENT, INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
1. To approve the adoption of the Agreement and Plan of Merger, dated as of May 5, 2024, by and among Perficient, Inc. (“Perficient”), Plano HoldCo, Inc., and Plano BidCo, Inc. (the “Merger Agreement”).
2. To approve, on an advisory, non-binding basis, the compensation that will or may be paid or may become payable to the named executives officers of Perficient in connection with the consummation of the transactions contemplated by the Merger Agreement.
3. To approve the adjournment of the special meeting of stockholders of Perficient, Inc. (the “Special Meeting”) to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

[PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED JUNE 13, 2024]
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.
PERFICIENT, INC. Special Meeting of Stockholders
[ ], 2024 [ ] local time
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Thomas J. Hogan and Paul E. Martin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Perficient, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held on [ ], 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
Continued and to be signed on reverse side